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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section[nb]14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary proxy statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-(e)(2))
☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12
PLX Technology, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock (PLX Technology, Inc.) Common Stock and Preferred Stock and Options to Purchase Common Stock (NetChip Technology, Inc.)
	(2)	Aggregate number of securities to which transactions applies: 3,473,562* (PLX Technology, Inc.) 21,174,731 (NetChip Technology, Inc.)
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $0.0333**

	(4)	Proposed maximum aggregate value of transaction. $705,824.36
	(5)	Total fee paid: $89.43
*Subject to change based on certain provisions in the Agreement and Plan of Reorganization dated March 8, 2004, among PLX Technology, Inc., NC Acquisition Sub, Inc., NetChip Technology, Inc. and Wei-Ti Liu attached hereto as Annex A.
**Calculated in accordance with Exchange Act Rule 0-11(a)(4), based on one-third of the book value of NetChip's stock ($0.10) as of December 31, 2003.
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PLX TECHNOLOGY, INC.

Notice of Annual Meeting of Stockholders
To Be Held on                 , 2004

To the Stockholders of PLX Technology, Inc.:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of PLX Technology, Inc., will be held at our headquarters located at 870 Maude Avenue, Sunnyvale, California, at 9 a.m., Pacific Daylight Time, on                        , 2004, for the following purposes:

        1.     ELECTION OF DIRECTORS. To elect five members of our board of directors to serve until the 2005 annual meeting of stockholders or until their successors are elected and qualified.

        2.     AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. To amend our amended and restated certificate of incorporation to increase the number of shares of our common stock which we are authorized to issue from 30,000,000 shares to 50,000,000 shares.

        3.     APPROVAL OF ISSUANCE OF COMMON STOCK IN THE NETCHIP TECHNOLOGY, INC. ACQUISITION. To approve the issuance of shares of our common stock to be paid to the holders of the outstanding stock of NetChip Technology, Inc. and the holders of the outstanding options to purchase stock of NetChip Technology, Inc. pursuant to the terms of an Agreement and Plan of Reorganization dated March 8, 2004, by and among PLX Technology, Inc., NC Acquisition Sub, Inc., a Delaware corporation which is a wholly-owned subsidiary of PLX, NetChip Technology, Inc. and Wei-Ti Liu, as shareholders' agent.

        PLX cannot complete the NetChip acquisition unless you approve Proposals 2 and 3.

        4.     APPROVAL OF AN AMENDMENT TO THE PLX TECHNOLOGY, INC. 1999 STOCK INCENTIVE PLAN. To approve an amendment to our 1999 Stock Incentive Plan to increase the number of shares of our common stock reserved for issuance thereunder from 4,300,000 shares to 5,000,000 shares.

        5.     RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

        6.     OTHER BUSINESS. To transact such other business as may properly come before the annual meeting of stockholders and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement which is attached to this notice.

        The board of directors has fixed the close of business on March 25, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the 2004 annual meeting of stockholders and any adjournment or postponement thereof. This Proxy Statement and accompanying proxy is being sent to stockholders entitled to vote on or about                        , 2004.

By Order of the Board of Directors,
Michael J. Salameh President and Director

Sunnyvale, California
                        , 2004

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. STOCKHOLDERS OF RECORD CAN VOTE THEIR SHARES BY USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

i

Stock Performance Graph	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
PROPOSAL NO. 1: ELECTION OF DIRECTORS	23
PROPOSAL NO. 2: AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	24
Purpose and Effect of the Amendment	25
Potential Anti-Takeover Effect	26
PROPOSAL NO. 3: APPROVAL OF THE ISSUANCE OF COMMON STOCK IN THE NETCHIP TECHNOLOGY, INC. ACQUISITION	27
General	27
NASDAQ Stockholder Approval Requirement	27
Parties to the Merger	27
MATERIAL TERMS OF THE MERGER	28
Background of the Merger	28
Reasons for the Merger	29
Description of Agreement and Plan of Reorganization	30
Related Agreements	36
Certain Related Parties and Related-Party Transactions	37
Appraisal Rights	38
Accounting Treatment	38
Material United States Federal Income Tax Consequences of the Merger	39
Regulatory Approval	41
Completion of Merger	41
Rights of Stockholders	41
SELECTED FINANCIAL DATA	42
Selected Financial Data For PLX	42
Selected Financial Data For NetChip	43
HISTORICAL AND PRO FORMA PER SHARE DATA	44
SUPPLEMENTARY FINANCIAL INFORMATION FOR NETCHIP	45
INFORMATION ABOUT NETCHIP	45
Business	45
Market Price and Stock Dividends	46
Equity Compensation Plans	47
Management Discussion and Analysis	47
Changes in and Disagreements with Accountants	50

ii

Quantitative/Qualitative Disclosures About Market Risk	50
PROPOSAL NO. 4: APPROVAL OF AN AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN	51
General Description	51
Reason for the Amendment	51
Amendment to Increase Shares Reserved	51
Administration	52
Amendment and Termination	52
Other Terms	52
Certain Federal Tax Consequences	53
Amended Plan Benefits	55
PROPOSAL NO. 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	55
CODE OF ETHICS	55
STOCKHOLDER PROPOSALS	56
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting	56
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Material	56
FORM 10-K ANNUAL REPORT	56
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	56
OTHER MATTERS	58
Section 16(a) Beneficial Ownership Reporting Compliance	58
Other Matters	58
Annex A—Merger Agreement	A-1
Annex B—Audit Committee Charter	B-1
Annex C—NetChip Technology, Inc. Financial Statements—Years ended December 31, 2003 and 2002	C-1
Annex D—NetChip Technology, Inc. Financial Statements—Years ended December 31, 2002 and 2001	D-1
Annex E—Unaudited Pro Forma Combined Financial Statements	E-1
Annex F—PLX Technology, Inc. 1999 Stock Incentive Plan	F-1

iii

870 Maude Avenue
Sunnyvale, California 94085

PROXY STATEMENT

SUMMARY OF THE ACQUISITION

        This summary highlights selected information from this document relating to the acquisition of NetChip Technology, Inc., or NetChip, by us through the merger of NC Acquisition Sub, Inc., our wholly-owned subsidiary, into NetChip and may not contain all the information that is important to you. For a more complete understanding of the acquisition and for a more complete description of the legal terms of the acquisition, you should read this entire document carefully, as well as any additional documents we refer you to, including the Agreement and Plan of Reorganization that we have attached as Annex A.

Information About the Companies

PLX Technology, Inc.
870 Maude Avenue
Sunnyvale, CA 94085
(408) 774-9060

  •
  We develop and supply interconnect semiconductor devices that accelerate and manage the transfer of data in networking and telecommunications, enterprise storage, servers, personal computers, imaging and industrial equipment. The interconnect chips we sell today are based on the Peripheral Component Interconnect (PCI) standard. We are developing new interconnect chips for the emerging PCI Express architecture. We offer a complete solution consisting of three related types of products: semiconductor devices, software development kits and hardware design kits. Our semiconductor devices simplify the development of data transfer circuits in high-performance embedded systems and computers. Our software development kits and hardware design kits promote sales of our semiconductor devices by lowering customers' development costs and by accelerating their ability to bring new products to market.

  •
  You can find more information about PLX on page 27 of this document under the caption "Proposal No. 3: Approval of the Issuance of Common Stock in the NetChip Technology, Inc. Acquisition—Parties to the Merger—PLX Technology, Inc."

NetChip Technology, Inc.
335 Pioneer Way
Mountain View, California 94041
(650) 526-1490

  •
  NetChip is a supplier of chips based on Universal Serial Bus 2.0 (USB 2.0), a high-speed, mixed-signal interconnect standard, the USB 1.1 Standard, as well as the Peripheral Component Interconnect (PCI) standard. NetChip's products are used in a range of business and consumer applications.

  •
  NetChip currently produces a family of USB-to-PCI bridges, USB-to-general-interface bridges and has PCI Express bridges in development. NetChip is a supplier of chips supporting USB 2.0, the high-speed version of the standard. NetChip's USB 2.0 bridges are among the highest-performing and lowest-power USB 2.0 solutions, and are used in a variety of high-performance peripherals including wireless LAN adapters, printers and personal video recorders. NetChip sells to more than 100 customers worldwide, including Fuji-Xerox, Globespan Virata, Hitachi, Samsung and Xerox.

  •
  You can find more information about NetChip on page 27 of this document under the caption "Proposal No. 3: Approval of the Issuance of Common Stock in the NetChip Technology, Inc. Acquisition—Parties to the Merger—NetChip Technology, Inc."

Summary of the Merger

        The Agreement and Plan of Reorganization provides that our new subsidiary, NC Acquisition Sub, Inc., will merge into NetChip Technology, Inc. with NetChip surviving as a wholly-owned subsidiary corporation of PLX. As a result of the merger, we will exchange approximately $20 million of our shares of common stock, or approximately 2.04 million shares, subject to adjustment as set forth below, for all of NetChip's outstanding shares of capital stock and options to purchase shares of NetChip common stock.

  •
  On March 8, 2004, NetChip had 2,463,955 shares of common stock and 16,181,664 shares of preferred stock outstanding. If the merger were completed on March 8, 2004, subject to adjustment as set forth below, we would exchange approximately 1.9 million shares of our common stock for all outstanding shares of NetChip capital stock, which would then be canceled. Any change in the number of shares of NetChip stock outstanding prior to the merger will result in an appropriate adjustment in the number of shares of our common stock to be issued in the merger. The procedure for the exchange of our stock for NetChip stock is explained in greater detail on page 31 of this document under the caption, "Material Terms of the Merger—Description of Agreement and Plan of Reorganization—Consideration Payable to the NetChip Shareholders and Optionholders."

  •
  All of these options to purchase shares of NetChip common stock will be converted upon completion of the merger into options to purchase, based on the common stock exchange ratio used in the merger for the issuance of our common stock for NetChip common stock, shares of our common stock, subject to the terms of the NetChip Technology, Inc. 1996 Flexible Stock Incentive Plan. On March 8, 2004, there were options to purchase 1,418,000 shares of NetChip common stock outstanding. If the merger were completed on March 8, 2004, these options would be converted into options to purchase approximately 137,804 shares of PLX common stock, using the same common stock exchange ratio as in the merger. The procedure for the assumption of the options is more fully explained on page 31 of this document under the caption, "Material Terms of the Merger—Description of Agreement and Plan of Reorganization—Consideration Payable to the NetChip Shareholders and Optionholders."

  •
  All outstanding warrants to purchase shares of NetChip stock, if not exercised will be terminated immediately prior to the merger. On March 8, 2004, there were warrants to purchase 1,111,112 shares of NetChip Series D Preferred Stock outstanding. For further description of the treatment of the NetChip warrants, please refer to the section entitled, "Material Terms of the Merger—Description of Agreement and Plan of Reorganization—Treatment of NetChip Stock Options and Warrants," on page 32 of this document.

  •
  The $20 million consideration to be paid to the holders of NetChip capital stock and the holders of the options to purchase shares of NetChip common stock is subject to adjustment pursuant to the terms of the Agreement and Plan or Reorganization as follows: the merger consideration shall be (i) increased, dollar for dollar, by the amount by which the NetChip net assets calculated on the closing of the merger is greater than $1,870,699 and (ii) decreased, dollar for dollar, by the amount by which $1,870,699 is greater than the NetChip net assets calculated on the closing date of the merger. For further description of this purchase price adjustment, please see "Material Terms of the Merger—Description of Agreement and Plan of Reorganization—Consideration Payable to the NetChip Shareholders and Option Holders—Merger Consideration Adjustment," on page 31 of this document.

  •
  In addition to the purchase price noted above, under the Agreement and Plan of Reorganization, we are also obligated to pay a one-time earn-out payment payable pro rata to the NetChip shareholders depending upon the satisfaction of the financial performance criteria described in the Agreement and Plan of Reorganization. The earn-out payment shall be payable in our common stock and in no event shall the earn-out payment exceed $10,000,000 or approximately 1.4 million shares of our common stock. For further description on the earn-out payment, please refer to the section entitled, "Material Terms of the Merger—Description of Agreement and Plan of Reorganization—Additional Contingent Consideration Payable to the NetChip Shareholders," on page 32 of this document.

  •
  Because certain of our directors, have greater than a 5% equity interest in NetChip and the shares of our common stock to be issued in connection with the merger would result in a greater than 5% increase in our outstanding common stock and voting power, under the listing rules of The Nasdaq Stock Market, we are required to seek your approval for the issuance of our common stock. Please read the section entitled, "Proposal No. 3: Approval of the Issuance of Common Stock in the NetChip Technology, Inc. Acquisition—NASDAQ Stockholder Approval Requirement" on page 27 of this document.

  •
  Under Delaware law, you do not have appraisal rights in connection with this transaction, as explained more fully on page 38 of this document under the caption, "Material Terms of the Merger—Appraisal Rights."

  •
  Your rights as a stockholder of PLX will not change following the merger. In addition, NetChip's shareholders, who will become new stockholders of PLX, will have the same rights as you do. For further description of you rights as a stockholder, please refer to the section entitled, "Material Terms of the Merger—Rights of Stockholders" on page 41 of this document.

Federal Tax Treatment

  •
  The merger and exchange of stock is intended to be a tax-free reorganization for PLX, NC Acquisition Sub, Inc. and NetChip under the Internal Revenue Code, as explained more fully on page 39 of this document under the caption, "Material Terms of the Merger—Material United States Federal Income Tax Consequences of the Merger."

Accounting Treatment

  •
  The merger will be accounted for by us as a purchase of a business. This means that, for accounting and financial reporting purposes, the assets and liabilities of NetChip will be recorded at their fair value, and any excess of PLX's purchase price over the fair value of NetChip's tangible net assets will be recorded as intangible assets, including goodwill. For further information, see "Material Terms of the Merger—Accounting Treatment" on page 38 of this document.

Conditions to the Merger

        The completion of the merger depends upon the satisfaction of a number of conditions set forth in the Agreement and Plan of Reorganization, including, but not limited to, the following:

  •
  Approval by our stockholders of Proposal No. 2, authorizing an amendment to our Certificate of Incorporation increasing the number of shares of authorized common stock to 50,000,000 shares;

  •
  Approval by our stockholders of Proposal No. 3, approving the issuance of our shares of common stock in the merger;

  •
  Approval of the Agreement and Plan of Reorganization and the merger by the shareholders of NetChip, and

  •
  Absence of an injunction or prohibition against the merger issued by a court or government agency.

        For further information, see "Material Terms of the Merger—Description of Agreement and Plan of Reorganization—Conditions to the Acquisition" on page 32 of this document.

Possible Termination of Transaction

        Either we or NetChip may call off the merger under certain circumstances described in the Agreement and Plan of Reorganization, including, but not limited to, if:

  •
  We both consent;

  •
  The other party breaches in a material manner any of the obligations or agreements that it has made under the Agreement and Plan of Reorganization and such breach is not cured within 15 days of receipt by the other party of written notice of such breach;

  •
  There is a valid injunction or prohibition against the merger issued by a court or government agency;

  •
  The merger is not completed on or before September 1, 2004;

  •
  NetChip's shareholders do not approve the Agreement and Plan of Reorganization and the merger; and

  •
  NetChip's board of directors recommends, endorses, accepts, agrees to or solicits an alternative transaction involving a merger or business combination involving 10% or greater of NetChip's equity or assets.

        For further information, see "Material Terms of the Merger—Description of Agreement and Plan of Reorganization—Termination of the Transaction" on page 33 of this document.

Completion of Merger

        The merger will become effective when we file an Agreement of Merger with the California Secretary of State, which will occur as soon as practicable following the satisfaction or waiver of all of the conditions to the merger. For further information, see "Material Terms of the Merger—Completion of Merger" on page 41 of this document.

Reasons for the Merger

        Due to the potential conflicts of interests of certain of our directors in the acquisition of NetChip as discussed below under the heading "Related Parties and Related-Party Transactions," we created an independent committee of the board of directors comprised of two outside directors who have no affiliation with NetChip. The independent committee of our board of directors believes that the merger could result in a number of benefits to us and our stockholders. Our reasons for entering into the merger and a number of factors considered by the independent committee of our board in determining whether to enter into the transaction are described below.

  •
  Strategic nature of transaction.    The independent committee of our board considered the strategic advantages that would result from the combined company, stemming in part from complementary products, customers, technology and expertise that might result in greater growth of the combined company than the two companies might achieve operating independently. In addition, the independent committee of our board considered the broader product offerings that would result from the combined company, including a wide selection of advanced interconnect chips and design support for PCI and USB, which are two of the leading high-speed standards for PCs, servers, consumer electronics, communications, storage, and embedded-control equipment. Furthermore, NetChip's PCI Express™ technology solutions currently in development can expand PLX's PCI Express product offering to address a broader market.

  •
  Synergies of the combination.    The independent committee of our board considered that the merger may improve the growth prospects of the combined company. PLX may be able to take advantage of NetChip's customer relationships and sales and support channel to gain additional business for high-performance and low-power products. The merger may also result in our access to new customers and market segments. Furthermore, we will gain NetChip's development and marketing team that may expand the technical capability and market reach of the combined company.

  •
  Financial benefits of transaction.    In addition to the strategic benefits of the transaction discussed above, the independent committee of our board considered the improved profitability that might result from the combined company.

        For further information, see "Material Terms of the Merger—Reasons for the Merger" on page 29 of this document.

Related Parties and Related-Party Transactions

        Two of our directors, Timothy Draper and D. James Guzy, Sr. and their affiliates, taken as a whole, own or hold options to purchase approximately 14% of NetChip. Accordingly, in the aggregate, such directors and affiliates will receive ownership of or hold options to purchase approximately 232,638 shares of our common stock. Under the terms of the merger, Mr. Draper and Mr. Guzy and their affiliates would benefit economically from the merger by increasing their respective beneficial ownership of shares of our common stock and receiving the enhanced liquidity associated with such common stock, as opposed to NetChip shares, for which there is currently no public market. Moreover, one of our directors, Mr. Guzy, is also a director of NetChip and may be deemed to have a conflict of interest with respect to his fiduciary duties to each entity that he serves as a result of the necessity of simultaneously acting in our interests and on our behalf, on the one hand, and NetChip, on the other hand.

        To minimize potential conflicts of interest, on January 5, 2004, we created an independent committee of the board of directors, which committee is comprised of John Hart and Robert H. Smith, the two outside directors who have no affiliation with NetChip. This independent committee reviewed merger proposals and negotiations by our management and approved the letter of intent and subsequent definitive merger agreement.

        For further information, see "Material Terms of the Merger—Certain Related Parties and Related-Party Transactions" on page 37 of this document.

A WARNING ABOUT FORWARD-LOOKING INFORMATION

        We have made forward-looking statements in this document, and in certain documents that we refer to in this document, that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of our management and on information currently available to our management. Forward-looking statements include the information concerning possible or assumed future results of our operations set forth under "Unaudited Pro Forma Combined Financial Statements," included in Annex E of this document, and statements preceded by, followed by or that include the words "will," "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions, including statements regarding the annual meeting of the stockholders, the anticipated effects of the acquisition, the intention that the acquisition be a tax-free reorganization and statements under the heading "Reasons for the Merger." In particular, we have made statements in this document regarding the anticipated effect of the acquisition and our anticipated performance in future periods. Such statements are subject to risks relating, among other things, to the following:

  •
  Our revenues and earnings following the merger may be lower than expected, and/or operating costs and/or customer or key employee losses and business disruption following the acquisition may be greater than expected;

  •
  We may experience greater than expected costs or difficulties relating to the integration of our business with that of NetChip;

  •
  We may encounter difficulties in managing our growth which could adversely affect our results of operations;

  •
  Increased competitive pressures, both domestically and internationally, including pressures that result from the issuance of patents or other intellectual property to our competitors, may affect the sales of our services and impede our ability to maintain our market share and pricing goals;

  •
  Changes in United States, global or regional economic conditions may affect the sale of our services and increase our costs associated with providing such services;

  •
  Changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies, may adversely affect our business or ability to compete; and

  •
  Other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission filings.

        Our management believes that these forward-looking statements are reasonable. You should not, however, place undue reliance on such forward-looking statements, which are based on current expectations.

        Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and stockholder values following completion of the acquisition may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. All forward-looking statements and risk factors included in this document are made as of the filing date hereof, based on information available to us as of the filing date hereof, and we assume no obligation to update any forward-looking statement or risk factor.

GENERAL INFORMATION

        This proxy statement is furnished to you in connection with the solicitation by the board of directors of PLX Technology, Inc. of proxies in the accompanying form for use in voting at the 2004 annual meeting of stockholders to be held on                , 2004 at our headquarters located at 870 Maude Avenue, Sunnyvale, California, at 9 a.m., Pacific Daylight Time, and any adjournment or postponement thereof. The shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the annual meeting.

Revocability of Proxies

        You may revoke any proxy given pursuant to this solicitation by (i) delivering to us (to the attention of Rafael Torres, our secretary) a written revocation or a duly executed proxy bearing a later date, (ii) submitting new voting instructions via the Internet, (iii) calling the specifically designated telephone number and changing the vote, or (iv) attending the annual meeting and voting in person. Attendance at the annual meeting in and of itself does not revoke a prior proxy.

Solicitation of Proxies

        We will begin sending this proxy statement and the accompanying proxy to stockholders entitled to vote on or about                , 2004. We will conduct the solicitation of proxies by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of our common stock. We may conduct further solicitation personally, by telephone or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting us with such solicitation. In addition, we may retain the services of a proxy solicitation firm to solicit proxies, and, if retained, will bear all cost thereof which will be approximately $7,000.

        The close of business on March 25, 2004 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the annual meeting. As of the close of business on the record date, we had approximately 23,922,727 shares of common stock outstanding and entitled to vote at the annual meeting. Each outstanding share of common stock on the record date is entitled to one vote on all matters.

Vote Required

        To establish a quorum at the annual meeting, a majority of the shares of our common stock outstanding on the record date must be present either in person or by proxy. We will count an abstaining vote and a broker "non-vote" as present for purposes of determining whether a quorum of shares is present at the meeting. A broker "non-vote" occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name") but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner.

Election of Directors.

        The five candidates receiving the greatest number of affirmative votes are elected, provided a quorum is present and voting. If you do not vote for a particular candidate or you abstain from voting for a particular candidate on your proxy card, your abstention will have no effect on the election of directors.

Amendment of Amended and Restated Certificate of Incorporation.

        The proposal to amend our amended and restated certificate of incorporation will be approved if a majority of the shares of PLX common stock outstanding on March 25, 2004, vote in favor of this proposal. If you abstain from voting, or do not give instructions to your broker on how to vote, it has the same effect as if you voted "against" this proposal.

Issuance of Common Stock in the NetChip Technology, Inc. Acquisition.

        The proposal to approve the issuance of our common stock in the acquisition must receive the affirmative vote of a majority of the shares of PLX common stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. In addition, if you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you. This will have no effect on the proposal, however, because those shares for which brokers are not able to vote will not be considered voting at the annual meeting and for purposes of approving this proposal.

Approval of an Amendment to the PLX Technology, Inc. 1999 Stock Incentive Plan.

        The proposal to approve the amendment to our 1999 Stock Incentive Plan must receive the affirmative vote of a majority of the shares of PLX common stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. In addition, if you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you. This will have no effect on the proposal, however, because those shares for which brokers are not able to vote will not be considered voting at the annual meeting and for purposes of approving the amendment to the 1999 Stock Incentive Plan.

Ratification and Approval of the Appointment of Independent Auditors.

        Stockholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required. However, we are submitting the selection of Ernst & Young LLP to you for ratification as a matter of good corporate practice. If you fail to ratify the selection by a majority vote of the present and voting shares, we will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, we may, in our discretion, direct the appointment of different independent auditors at any time during the year if we determine that such a change would be in the best interests of PLX and its stockholders.

Voting Procedures

        Shares of Common Stock cannot be voted until either a signed proxy card is returned, voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Any stockholder may change their vote prior to the annual meeting by revoking their proxy or by (i) submitting a proxy bearing a later date, (ii) submitting new voting instructions via the Internet, or (iii) calling the specifically designated telephone number and changing their vote.

        The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. We believe the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

        An automated system administered by our transfer agent will tabulate votes cast by proxy at the annual meeting and one of our officers will tabulate votes cast in person at the annual meeting.

Householding of Annual Meeting Materials

        Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement and annual report may have been sent to multiple stockholders in a stockholder's household. We will promptly deliver a separate copy of either document to any stockholder who contacts our investor relations department at (408) 774-9060 or at 870 Maude Avenue, Sunnyvale, California 94085 requesting such copies. If you are receiving multiple copies of the proxy statement and annual report at your household and would like to receive a single copy of the proxy statement and annual report in the future, you should contact your broker, other nominee record holder, or our investor relations department to request mailing of a single copy of the proxy statement and annual report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 25, 2004 for (i) each person who we know beneficially owns more than 5% of our common stock, (ii) each of our directors, (iii) each of our officers appearing in the Summary Compensation Table below and (iv) all of our directors and executive officers as a group.

	Shares Beneficially Owned(1)
Directors, Executive Officers and 5% Stockholders
	Number	Percent(2)
D. James Guzy(3)	2,177,470	9.0%
Neil Gagnon(4) 1370 Avenue of the America, Suite 2002 New York, New York 10019	1,840,800	7.7%
RS Investment Management(5) 388 Market Street, Suite 200 San Francisco, CA 94111	1,663,203	7.0%
Timothy Draper(6)	1,188,791	4.9%
Michael J. Salameh(7)	1,002,329	2.3%
Michael A. Hopwood(8)	329,207	*
Lawrence Chisvin(9)	222,360	*
Jack Regula(10)	201,310	*
C. Mark Lipford(11)	118,018	*
John H. Hart(12)	35,000	*
Robert H. Smith(13)	15,000	*
All executive officers and directors as a group (12 persons)(14)	5,731,839	17.6%

*
Less than 1% of the outstanding common stock

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 25, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2)
Percentage beneficially owned is based on 23,922,727 shares of common stock outstanding as of March 25, 2004.

(3)
Includes 2,157,470 shares held by Arbor Company of which Mr. Guzy is President. Also includes 20,000 shares subject to options exercisable within 60 days of March 25, 2004.

(4)
Based upon a Schedule 13G filed February 13, 2004 which reports sole voting power over 622,047 shares, shared voting power over 368,809 shares, sole dispositive power over 606,812 shares, and shared dispositive power over 1,233,988 shares.

(5)
Based upon a Schedule 13G filed with the Securities Exchange Commission on February 18, 2004.

(6)
Includes 16,563 shares held by Draper Associates, Inc. and 64,779 shares held by Draper Associates, L.P. of which Draper Associates, Inc. is the General Partner. Mr. Draper is the President of Draper Associates, Inc. Also includes 85,326 shares held by JABE LLC of which Mr. Draper is a member and 342,840 shares held in trust for Mr. Draper's minor children.

  Additionally, this number includes 409,283 shares held by the Timothy Draper Living Trust and 250,000 shares held by the Draper Foundation. Includes 20,000 shares subject to options exercisable within 60 days of March 25, 2004.

(7)
Includes 460,196 shares subject to options exercisable within 60 days of March 25, 2004 and 8,400 shares held by Mr. Salameh's minor children.

(8)
Includes 204,207 shares subject to options exercisable within 60 days of March 25, 2004.

(9)
Includes 216,810 shares subject to options exercisable within 60 days of March 25, 2004.

(10)
Includes 201,310 shares subject to options exercisable within 60 days of March 25, 2004.

(11)
Includes 118,018 shares subject to options exercisable within 60 days of March 25, 2004.

(12)
Includes 35,000 shares subject to options exercisable within 60 days of March 25, 2004.

(13)
Includes 15,000 shares subject to options exercisable within 60 days of March 25, 2004.

(14)
Includes 1,520,117 shares subject to options exercisable within 60 days of March 25, 2004.

Executive Officers and Directors

        There are no family relationships among any of our directors or executive officers. We name and provide biographical summaries as to each person nominated for election as a director under the heading "Proposal No. 1—Election of Directors" on page 23 of this document. Our executive officers, their ages and their positions with us as of December 31, 2003, are as set forth in the following table:

Name	Age	Position
Michael J. Salameh	49	President and Director
Rafael Torres	35	Vice President, Finance, Chief Financial Officer and Secretary
Lawrence Chisvin	49	Vice President, Marketing
Michael A. Hopwood	41	Vice President, Worldwide Sales
Hector A. Berardi	39	Vice President, Operations
Jack Regula	55	Vice President, Chief Technology Officer
C. Mark Lipford	51	Vice President, Engineering
Alex Wong	41	Vice President, Business Development

        Michael J. Salameh co-founded PLX and has served as our President and as a member of the board of directors since our inception in May 1986. From 1980 through 1986, Mr. Salameh was employed in various marketing management positions with Hewlett-Packard Company. Mr. Salameh received a B.S. in engineering and applied science from Yale University and an M.B.A. from Harvard Business School.

        Rafael Torres has served as our Vice President, Finance, Chief Financial Officer and Secretary since November 2000. From May 1999 to November 2000, Mr. Torres served as our Corporate Controller. From September 1998 to May 1999, Mr. Torres was employed by OnCommand Corporation, an on demand video company, as accounting manager. From June 1997 to September 1998, Mr. Torres was employed by Silicon Valley Group, a semiconductor equipment company, as manager of financial reporting and analysis. From September 1994 to June 1997, Mr. Torres was employed with PriceWaterhouse LLP, a public accounting firm, as senior auditor. Mr. Torres received a B.S. in accounting from Santa Clara University. Mr. Torres is a Certified Public Accountant.

        Lawrence Chisvin has served as our Vice President, Marketing since May 2000. From September 1998 through May 2000, Mr. Chisvin was employed by Neomagic, a semiconductor company, as director of marketing. From May 1996 through September 1998, Mr. Chisvin was employed by LSI Logic, a semiconductor company, as director of marketing. Prior to LSI Logic, Mr. Chisvin was employed in a variety of marketing and engineering positions at S3, Philips, Western Digital, and Digital Equipment Corporation. Mr. Chisvin received a B.S. in electrical engineering from Northeastern University and an M.S. in electrical engineering from Worcester Polytechnic Institute.

        Michael A. Hopwood has served as our Vice President, Worldwide Sales since 1995. From 1995 to October 2003, Mr. Hopwood also served as our Vice President of Business Development. From 1989 to 1995, he held a variety of other sales management positions with us. From 1984 until 1989, Mr. Hopwood held various sales positions at Intel Corporation, a semiconductor manufacturer. Mr. Hopwood received a B.S. in physics engineering from Pacific Lutheran University.

        Hector A. Berardi has served as our Vice President, Operations since August 2002. From April 1999 to July 2002, Mr. Berardi served as the vice president of operations at Ubicom Inc., a developer of wireless network processors and software platforms. From June 1998 to April 1999, Mr. Berardi was a design and program manager for the advanced RISC core development group at ST Microelectronics, a semiconductor company. From July 1987 to May 1998, Mr. Berardi worked at National Semiconductor Corporation, a semiconductor company, where his last position was senior product engineering manager for microcontroller technologies. Mr. Berardi received an M.B.A. and a B.S. in electrical engineering from Santa Clara University.

        Jack Regula has served as our Vice President, Chief Technology Officer since October 2001. From May 2000 to October 2001, Mr. Regula served as our Chief Scientist. Mr. Regula founded Sebring Systems, Inc., a semiconductor company, in 1996 and was the chairman and chief technology officer of Sebring Systems, Inc. from 1996 until its acquisition by us in May 2000. Prior to Sebring Systems, Inc., Mr. Regula was employed in a variety of engineering management positions at Sunscoop Corporation, Force Computers, and Ironics, Inc. Mr. Regula received a B.S. in electrical engineering and an M.S. in electrical engineering, both from Rensselaer Polytechnic Institute.

        C. Mark Lipford has served as our Vice President, Engineering since February 2002. From February 2001 to September 2001, Mr. Lipford served as the Vice President of Engineering at IKOS Systems, Inc., a provider of hardware assisted design verification products. From April 1989 to February 2001, Mr. Lipford worked at Hewlett-Packard Company, where his last position was R&D Lab Manager of Hewlett-Packard's VeriFone division. Mr. Lipford received a B.S. in electrical engineering at Virginia Polytechnic Institute.

        Alex Wong has served as our Vice President, Business Development since October 2003. From May 2003 to October 2003, Mr. Wong served as our Vice President. From September 1991 to May 2003, Mr. Wong served as President at HiNT Corporation, a fabless semiconductor company providing PCI-to-PCI bridge products, until its acquisition by us in May 2003. Prior to HiNT Corporation, Mr. Wong was the lead chipset developer for Silicon Integrated Systems, a semiconductor company. Mr. Wong received a B.S. in Computer Engineering from the University of Manitoba in Canada.

Committees and Meetings of the Board of Directors

        During the fiscal year ended December 31, 2003, the board met eight times. The board of directors has three committees: the compensation committee, the nominating committee and the audit committee. During the fiscal year ended December 31, 2003, each director attended at least 75% of all the meetings of the board and its committees on which he served after becoming a member of the board. We encourage, but do not require, our board members to attend the annual stockholders meeting. Our directors did not attend the 2003 annual meeting of stockholders. The board has determined that a majority of our board members, D. James Guzy, Timothy Draper, John H Hart and Robert H. Smith, are "independent" as required by the Nasdaq listing standards.

Compensation Committee

        The compensation committee, which held one meeting in the fiscal year ended December 31, 2003, consists of Mr. Guzy, Mr. Hart and Mr. Sohn until his resignation in October 2003, with Mr. Hart serving as its chairman. The compensation committee reviews and approves the compensation and benefits for our executive officers, administers our 1998 Stock Incentive Plan, 1999 Stock Incentive Plan, and 1999 Non-Employee Director Stock Incentive Plan and performs such other duties as may from time to time be determined by the board. All members of the compensation committee are independent directors as required by the Nasdaq listing standards.

Compensation Committee Interlock and Insider Participation

        The Chairman of our board of directors, D. James Guzy, who serves on our compensation committee, also serves on the board of directors of Intel Corporation, one of our customers. For the years ended December 31, 2003, 2002, and 2001, net revenues from sales made directly to Intel Corporation, which were transacted at arm's length prices, were approximately, $73,000, $31,000 and $3,000, respectively. In addition to these amounts, we also make sales to Intel Corporation indirectly through third party distributors.

Nominating Committee

        The nominating committee, which held one meeting in the fiscal year ended December 31, 2003, consists of Mr. Hart and Mr. Sohn until his resignation in October 2003 with Mr. Hart serving as its chairman. In March 2004, Mr. Smith was appointed to the nominating committee to replace Mr. Sohn. The nominating committee assists the board of directors in selecting nominees for election to the board of directors and monitors the composition of the board. The nominating committee will consider and make recommendations to the board of directors regarding any stockholder recommendations for candidates to serve on the board of directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of stockholder proposals. The nominating committee will review periodically whether a more formal policy should be adopted. Stockholders wishing to recommend candidates for consideration by the nominating committee may do so by writing to our Secretary at 870 Maude Avenue, Sunnyvale, California 94085 providing the candidate's name, biographical data and qualifications, a document indicating the candidate's willingness to act if elected, and evidence of the nominating stockholder's ownership of our stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the nominating committee. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. We do not pay any third party to identify or assist in identifying or evaluation potential nominees.

        The nominating committee operated under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at our website on www.plxtech.com.

        In reviewing potential candidates for the board, the nominating committee considers the individual's experience in the semiconductor industry, the general business or other experience of the candidate, our needs for an additional or replacement director, the personality of the candidate, the candidate's interest in our business, as well as numerous other subjective criteria. Of greatest importance is the individual's integrity, willingness to get involved and ability to add to our experience and knowledge in areas that are most beneficial to us. The board intends to continue to evaluate candidates for election to the board on the basis of the foregoing criteria.

        The nominating committee further reviews current trends and practices in corporate governance and recommends to the board of directors the adoption of programs pertinent to us.

        All members of the nominating committee are independent directors as required by the Nasdaq listing standards.

Audit Committee

        The audit committee, which held nine meetings in the fiscal year ended December 31, 2003, consists of Mr. Smith, Mr. Draper and Mr. Guzy, with Mr. Smith serving as its chairman. The audit committee is responsible for assisting the full board of directors in fulfilling its oversight responsibilities relative to our financial statements, financial reporting practices, systems of internal accounting and financial controls, the internal audit function, annual independent audits of our financial statements, and such legal and ethics programs as may be established from time to time by the board. The audit committee is empowered to investigate any matter brought to its attention with full access to all of our books, records, facilities, and personnel and may retain external consultants at its sole discretion. In addition, the audit committee reviews and pre-approves the engagement of our independent auditors to perform audit services and the related fees. The audit committee is composed solely of non-employee directors, as such term is defined by the Securities Exchange Commission, and the board has determined that all members of the audit committee are "independent" as required by the Nasdaq listing standards. The board has further determined that Robert H. Smith satisfies the "audit committee financial expert" and independent criteria established by the Securities Exchange Commission.

        In March 2004, the board of directors has adopted and approved a revised charter for the audit committee, a copy of which is attached to the proxy statement as Annex B.

Audit Committee Report

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

        The audit committee consists of Robert H. Smith, D. James Guzy and Timothy Draper. Each of the members of the audit committee is independent as required by Nasdaq listing standards.

        The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by us to any governmental body or the public, our systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the board of directors have established, and our auditing, accounting and financial reporting processes generally. The audit committee annually appoints a firm of independent auditors to audit our financial statements and meets with our personnel to review the scope and the results of the annual audit, the amount of audit fees, our internal accounting controls, our financial statements contained in our annual report to our stockholders and other related matters. A more detailed description of the functions of the audit committee can be found in our audit committee charter, a copy of which is attached to this proxy statement as Annex B.

        The audit committee has reviewed and discussed with management the financial statements for fiscal year ended December 31, 2003 audited by Ernst &Young LLP, our independent accountants. The audit committee has discussed with Ernst & Young LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), and has discussed with Ernst & Young LLP its independence. Based upon such review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

        The audit committee and the board of directors also have recommended the selection of Ernst & Young LLP as its independent accountants for the fiscal year ending December 31, 2004.

MEMBERS OF THE AUDIT COMMITTEE
Robert H. Smith, Chairman D. James Guzy Timothy Draper

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2003 and December 31, 2002 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2003	Fiscal 2002
Audit Fees(1)	$340,890	$279,300
Audit-Related Fees(2)	21,220	—
Tax Fee(3)	6,600	110,739

Total	$368,710	$390,039

(1)
Audit Fees include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, consents issued in connection with our Form S-3 and S-8 filings, assistance and review with the documents we filed with the SEC and accounting consultation services associated with the audit.

(2)
Audit-Related Fees consist of fees billed for services in connection with acquisitions, assistance provided regarding understanding the requirements of the Sarbanes-Oxley Act of 2002 and an annual subscription to Ernst & Young's accounting research tool.

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisor and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

        In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004, the audit committee has considered whether services other than audit and audit-related services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The audit committee pre-approves all audit services provided by the independent auditors. In March 2004, the audit committee adopted a policy for the pre-approval of audit services provided by the independent auditors. Under the policy, independent auditors cannot be retained for non-audit services and pre-approval is generally detailed as to the particular service or category of services and is subject to a specific budget. In addition, the audit committee may also pre-approve particular services on a case-by-case basis.

Communication between Stockholders and Directors

        Our board of directors currently does not have a formal process for stockholders to send communications to the board of directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The board of directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the board. However, stockholders wishing to formally communicate with the board of directors may send communications directly to D. James Guzy, Chairman of the Board, c/o PLX Technology, Inc., 870 Maude Avenue, Sunnyvale, California 94085.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation of Directors

        Our non-employee directors are paid a retainer of $3,000 per quarter, the chairman of the board will receive an additional $3,000 per quarter, the chairman of the audit committee will receive an additional $3,000 per quarter, and all other committee chairs will receive an additional $1,000 per quarter.

        Our 1999 Non-Employee Director Plan provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. Under this plan, each non-employee director will receive a nonqualified stock option grant of 15,000 shares of our common stock upon his or her initial election to the board of directors. On the date of each annual stockholders' meeting, each incumbent non-employee director who has served on the board for at least eleven months will automatically be granted a nonqualified stock option to purchase 5,000 shares of our common stock. All options automatically granted to non-employee directors have an exercise price equal to 100% of the fair market value on the date of grant and are fully vested and immediately exercisable. On May 21, 2003, Mr. Draper, Mr. Guzy, Mr. Hart and Mr. Sohn each received a nonqualified stock option grant under our 1999 Director Plan for 5,000 shares of our common stock at an exercise price of $3.28 per share.

Executive Compensation and Other Information

Summary Compensation Table

        The following table sets forth certain information concerning compensation of our chief executive officer and four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the fiscal year ended December 31, 2003 who together are referred to as our "Named Officers":

Long-Term Compensation
Annual Compensation
Name and Principal Position					Securities Underlying Options(#)
	Year	Salary($)	Bonus($)
Michael J. Salameh, President and Director	2003 2002 2001	$200,000 183,333 200,000		— — —	— — 100,000
C. Mark Lipford,(1) Vice President, Engineering	2003 2002	$200,000 160,076	$	— 25,000	57,000 185,000
Jack Regula, Chief Technology Officer	2003 2002 2001	$186,000 186,000 186,000		— — —	27,000 30,000 25,000
Lawrence Chisvin, Vice President, Marketing	2003 2002 2001	$180,000 168,000 168,000		— — —	50,000 55,000 60,000
Michael A. Hopwood, Vice President, Worldwide Sales	2003 2002 2001	$160,000 160,000 160,000		$21,536 — —	48,000 30,000 40,000

(1)
Mr. Lipford commenced his employment on February 25, 2002.

Option Grants in Last Fiscal Year

        The following table provides certain information with respect to stock options granted to our Named Executive Officers during the fiscal year ended December 31, 2003. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise Price Per Share($/Sh)(3)	Expiration Date(4)
					5%	10%
Michael J. Salameh	—	—	—	—	—	—
C. Mark Lipford	57,000(1)	6.2%	$3.22	02/03/2013	$115,427	$292,515
Jack Regula	27,000(1)	2.9%	3.22	02/03/2013	54,676	138,560
Lawrence Chisvin	50,000(1)	5.4%	3.22	02/03/2013	101,252	256,593
Michael A. Hopwood	48,000(1)	5.2%	3.22	02/03/2013	97,202	246,329

(1)
This option is subject to a vesting schedule whereby twenty-five percent (25%) of the option shares vest upon the one year anniversary of the date of grant and the remaining shares vest equally over the next thirty-six (36) months thereafter, such that the option shares are one hundred percent (100%) vested on the fourth anniversary of the date of grant. The option has a ten year term from the date of grant.

(2)
For the fiscal year ended December 31, 2003, we granted options to employees to purchase an aggregate of 922,500 shares.

(3)
The exercise price per share of options granted represented the fair market value of the underlying shares of our common stock at the date the options were granted.

(4)
Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

        The following table sets forth certain information with respect to stock options exercised by our Named Executive Officers during our fiscal year ended December 31, 2003, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 2003, and the value of "in-the-money" stock options, which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2003.

			Number of Securities Underlying Unexercised Options at December 31, 2003(#)
					Value of Unexercised in-the-money Options at December 31, 2003($)(2)
	Number of Shares Acquired on Exercise(#)
		Value Realized ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Salameh	—	—	449,781	39,583	$631,875	$35,625
C. Mark Lipford	—	—	80,936	161,064	—	320,910
Jack Regula	13,000	$24,163	140,163	62,812	322,512	160,207
Lawrence Chisvin	—	—	174,917	125,083	39,688	301,813
Michael A. Hopwood	—	—	52,292	60,708	125,063	283,427

(1)
The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market value of the shares subject to such options on the exercise date.

(2)
Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 2003 ($8.85 per share), the last trading day of the year, and the exercise price of our Named Executive Officers' respective options.

Report of the Compensation Committee of the Board of Directors

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

        The compensation committee of the board was formed in July 1990 and consists of D. James Guzy, John H. Hart and Young K. Sohn until his resignation in October 2003. Decisions concerning the compensation of our executive officers are made by the compensation committee and reviewed by the full board (excluding any interested director).

Executive Officer Compensation Programs

        The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

        The executive compensation policies of the compensation committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of stockholder value. The compensation committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

        Base Salaries.    Salaries for our executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the compensation committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which we compete for executive talent, and our financial performance generally. The weight given each such factor by the compensation committee may vary from individual to individual.

        Incentive Bonuses.    The compensation committee believes that a cash incentive bonus plan can serve to motivate our executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are determined by formulae based on our financial performance. The formulae are based upon recommendations by management and a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to our success and our financial performance generally.

        Stock Option Grants.    Stock options may be granted to executive officers and other employees under the 1998 and 1999 Stock Incentive Plan. Because of the direct relationship between the value of an option and the stock price, the compensation committee believes that options motivate executive officers to manage us in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on our long-term performance which we believe results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to our executive officers are prior performance, level of responsibility, other compensation and the executive officer's ability to influence our long-term growth and profitability. However, the 1998 and 1999 Stock Incentive Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

        Other Compensation Plans.    We have adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. We also provide a 401(k) deferred compensation plan. Benefits under these general plans are indirectly tied to our performance.

        Deductibility of Compensation.    It is our policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Under Section 162(m), the federal income tax deductibility of compensation paid to our President and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), we may deduct compensation in excess of $1 million if it qualifies as "performance-based compensation," as defined in Section 162(m).

        In the recent past, compensation paid to our President and to each of its four other most highly compensated executive officers has been deductible by us even though certain compensation may not have qualified as "performance-based compensation." However, it is possible that non-qualifying compensation paid to our executive officers may exceed $1 million in a taxable year and therefore limit the deductibility by us of a portion of such compensation.

        We do not expect base salary cash compensation paid to each of our executive officers subject to Section 162(m) to exceed $1 million for fiscal 2004, and therefore expect all such cash compensation to be deductible.

Chief Executive Officer Compensation

        Our chief executive officer is Mr. Salameh, our President. The compensation of the President is reviewed annually on the same basis as discussed above for all executive officers. Mr. Salameh's base salary for the fiscal year ended December 31, 2003 was $200,000. Mr. Salameh's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Salameh's base salary was below the approximate median of the base salary range for presidents/chief executive officers of comparable companies. For the fiscal year ended December 31, 2003, no bonus was paid to our President.

MEMBERS OF THE COMPENSATION COMMITTEE
John H. Hart, Chairman D. James Guzy

Equity Compensation Plans

        The following table sets forth information about shares of our common stock that may be issued under our equity compensation plans, all of which, except for the Sebring Systems, Inc. 1997 Stock Option/Stock Issuance Plan and the HiNT Corporation 2000 Stock Plan, assumed upon our acquisition of Sebring Systems, Inc. and HiNT Corporation, have been approved by our stockholders. Information in the table is as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders(1)	3,868,745	$11.14	1,389,528
Equity compensation plans not approved by security holders(2)	367,669	$1.90	—
Total/Weighted Ave/Total	4,236,414	$10.34	1,389,528

(1)
Represents shares of our common stock issuable upon exercise of options outstanding under the following equity compensation plans: 1998 Stock Incentive Plan, 1999 Stock Incentive Plan and 1999 Non-Employee Director Option Program, which shares to be issued under the 1999 Non-Employee Director Option Program will come from shares of our common stock reserved for issuance under the 1999 Stock Incentive Plan.

(2)
As of December 31, 2003, options and rights to purchase an aggregate of 99,749 shares of our common stock at a weighted average exercise price of $2.84 were outstanding under the Sebring Systems, Inc. 1997 Stock Option/Stock Issuance Plan, which options and rights were assumed in connection with our acquisition of Sebring Systems, Inc. and options and rights to purchase an aggregate of 267,920 shares of our common stock at a weighted average exercise price of $1.55 were outstanding under the HiNT Corporation 2000 Stock Plan, which options and rights were assumed in connection with our acquisition of HiNT Corporation. No further option grants will be made under the assumed equity compensation plans.

Stock Performance Graph

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following graph shall not be deemed to be incorporated by reference into any such filings.

        The following graph compares the percentage change in the cumulative total stockholder return on our common stock from April 6, 1999, the date of our initial public offering, through the end of our fiscal year ended December 31, 2003, with the percentage change in the cumulative total return for the Philadelphia Semiconductor Index and Russell 2000 Index. The comparison assumes an investment of $100 on April 6, 1999 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The stock performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PLX TECHNOLOGY, INC., THE RUSSELL 2000 INDEX
AND THE PHILADELPHIA SEMICONDUCTOR INDEX

*
$100 invested on 4/6/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	4/99	12/99	12/00	12/01	12/02	12/03
PLX TECHNOLOGY, INC.	100.00	210.42	92.37	140.11	43.44	98.33
RUSSELL 2000	100.00	127.11	123.27	126.34	100.46	147.93
PHILADELPHIA SEMICONDUCTOR	100.00	172.36	112.51	100.97	53.13	98.32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Chairman of our board of directors, D. James Guzy, also serves on the board of directors of Intel Corporation, which is one of our customers. For the years ended December 31, 2003, 2002, and 2001, net revenues from sales made directly to Intel Corporation, which were transacted at arm's length prices, were approximately, $73,000, $31,000 and $3,000, respectively. In addition to these amounts, we also make sales to Intel Corporation indirectly through third party distributors.

        On June 18, 1997, Jack Regula, our Vice President, Chief Technology Officer, entered into a seven-year promissory note in the original amount of $50,000 in connection with the purchase of certain shares of common stock from Sebring Systems, Inc. The note is secured by the purchased shares pursuant to a stock pledge agreement entered into on the same date. The note bears interest at 6% per annum. In connection with the sale of Sebring Systems, Inc. to us, the collateral was replaced with 27,155 shares of our common stock that Mr. Regula received as consideration for the sale of the pledged shares. The largest amount outstanding on the loan during fiscal 2003 was $69,599. As of March 31, 2004, $70,349 was outstanding on the loan.

        For a discussion of related parties in connection with the acquisition of NetChip Technology, Inc., see the discussion under the heading "Material Terms of the Merger—Certain Related Parties and Related-Party Transactions" on page 37 of this document.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        As set by the board of directors pursuant to our bylaws, the authorized number of directors is currently set at five. Young K. Sohn resigned as a director on October 7, 2003, leaving one vacancy on the board. Subsequent to Mr. Sohn's resignation, the board amended the bylaws to set the authorized number of directors at five.

        The nominating committee of the board of directors has recommended, and the board of directors has nominated, the five nominees listed below for election as directors at the annual meeting, each to serve until the 2005 annual meeting of stockholders, until each director's successor is elected or appointed and qualified, or until the earlier resignation or removal of the director. All of the nominees are currently directors of PLX, and each of the nominees named below has consented, if elected as a director of PLX, to serve until his term expires. In the event that any nominee of PLX is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director, if elected. Each of the five nominees for director who receives the greatest number of votes will be elected.

        Set forth below are the names, ages and certain biographical information relating to the director nominees as of March 31, 2004.

Name of Nominee	Age	Position with Company	Director Since
Michael J. Salameh	49	President and Director	1986
D. James Guzy(1)(2)	68	Chairman of the Board	1986
Timothy Draper(1)	45	Director	1986
John H. Hart(2)(3)	58	Director	1999
Robert H. Smith(1)(3)	67	Director	2002

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Nominating Committee

        Michael J. Salameh co-founded PLX and has served as President and as a member of our board of directors since our inception in May 1986. From 1980 through 1986, Mr. Salameh was employed in various marketing management positions with Hewlett-Packard Company. Mr. Salameh received a B.S. in engineering and applied science from Yale University and an M.B.A. from Harvard Business School.

        D. James Guzy has served as chairman of the board since 1986. Since 1969, Mr. Guzy has been chairman of the Arbor Company, a limited partnership involved in the electronics and computer industry. Mr. Guzy is also a director of Cirrus Logic, Inc., Intel Corporation, Micro Component Technology, Inc., Novellus Systems, Inc., LogicVision, Tessera Technologies, Inc., Davis Selected Group of Mutual Funds and Alliance Capital Management Technology Fund, and a member of the board of directors of several private technology companies. Mr. Guzy received a B.S. from the University of Minnesota and an M.S. from Stanford University.

        Timothy Draper has been our director since 1986. Mr. Draper has been a managing director of Draper Fisher Jurvetson, an investment company since 1992. Mr. Draper managed Draper Associates LP from 1986 to 1992. Mr. Draper received a B.S. in electrical engineering from Stanford University and an M.B.A. from Harvard Business School.

        John H. Hart has been our director since April 1999. Mr. Hart serves on the board of directors of Coherent Inc. and several private companies. In September 2000, he retired as senior vice president and chief technical officer of 3Com Corporation. From the time Mr. Hart joined 3Com Corporation in September 1990 until July 1996, he was vice president and chief technical officer. Prior to joining 3Com Corporation, Mr. Hart worked for Vitalink Communications Corporation for seven years, where his most recent position was vice president of network products. Mr. Hart received a B.S. in mathematics from the University of Georgia.

        Robert H. Smith joined the board of directors in November 2002. From May 1995 to August 2002, Mr. Smith worked at Novellus Systems, Inc., a semiconductor equipment manufacturer, where his last position was executive vice president of administration in the office of the chief executive officer and board member. From June 1994 to September 1994, Mr. Smith held the position of chairman of the board of directors for Micro Component Technology, Inc., a semiconductor test-equipment manufacturer. From 1986 through 1990, Mr. Smith served as the president of Maxwell Graphics, Inc., a printing company. From 1982 through 1986, Mr. Smith held chief financial officer positions with Maxwell Communications of North America Corp. and R. R. Donnelley and Sons, both printing companies. Mr. Smith previously held executive positions with Honeywell, Inc., Memorex Corp. and Control Data Corp. Mr. Smith is currently a member of the board of directors for Cirrus Logic, Inc. and Virage Logic Corporation, both semiconductor companies, and Epicor Software Corporation, a software company.

THE BOARD RECOMMENDS A VOTE
FOR THE ELECTION OF THE NOMINEES NAMED ABOVE

PROPOSAL NO. 2: AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        In March 2004, the board of directors unanimously approved an amendment to our amended and restated certificate of incorporation to increase the aggregate number of shares of common stock which we are authorized to issue from 30,000,000 shares to 50,000,000 shares. This amendment must be approved before the NetChip Technology, Inc. acquisition can be completed. No increase in the number of authorized shares of our preferred stock, currently 5,000,000 shares, is proposed or anticipated.

        If approved by you, the amendment will become effective upon the filing of a certificate of amendment of amended and restated certificate of incorporation with the Delaware Secretary of State. The amendment would change Article IV of our amended and restated certificate of incorporation to read in its entirety as follows:

"ARTICLE IV

          The Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which the Corporation has authority to issue is 55,000,000 consisting of 50,000,000 shares of Common Stock, with a par value of $0.001 and 5,000,000 shares of Preferred Stock, with a par value of $0.001."

Purpose and Effect of the Amendment

        As of March 31, 2004, we had approximately 24 million shares of common stock outstanding, and approximately 5.6 million shares reserved for future issuance upon exercise of outstanding options under our stock incentive plans as well as shares reserved for future issuance upon exercise of options currently available for grant. In connection with our acquisition of HiNT Corporation, we are obligated under the terms of the merger agreement to issue up to 400,000 additional shares of its common stock provided that certain product revenue milestones, with respect to products developed by HiNT Corporation, are met by June 30, 2004. Based upon the foregoing number of outstanding and reserved shares of common stock, we currently have no shares remaining available for other purposes.

        If you approve the proposed amendment to our amended and restated certificate of incorporation, we will have 50 million total authorized shares of common stock and 5 million authorized shares of preferred stock. If the acquisition of NetChip is completed, then we would have approximately 26 million shares of common stock outstanding and an additional 5.7 million shares of common stock reserved for issuance pursuant to our stock incentive plans and employee stock purchase plan (assuming that you approve the amendment to the 1996 Stock Incentive Plan). In addition to the 400,000 shares of common stock reserved for issuance in connection with our acquisition of HiNT Corporation, if the acquisition of NetChip is completed, we would be obligated under the terms of the merger agreement to issue up to approximately 1.4 million additional shares of our common stock if certain conditions are met. See the section entitled "Terms of the Merger Agreement—Description of Agreement and Plan of Reorganization—Additional Contingent Consideration Payable to the NetChip Shareholders" on page 32 of this document.

        Our board of directors believes that it is in our best interests to increase the number of authorized but unissued shares of common stock in order to provide us with a sufficient number of authorized shares to complete the acquisition of NetChip and the flexibility in the future to issue common stock for a variety of corporate purposes our board of directors may deem advisable without further action by our stockholders, unless required by law, regulation or stock exchange rules. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition of other companies, the use of additional shares for various equity compensation and other employee benefit plans of acquired companies, the declaration of future stock distributions, and other bona fide purposes.

        Our board of directors believes that the proposed increase in authorized common stock will make sufficient shares available for use pursuant to the purposes described herein. Other than as specified above and as permitted or required under our employee benefit plans and under outstanding options, and other securities convertible into common stock, our management has no present arrangements, agreements, understandings or plans for the use of the additional shares proposed to be authorized. No additional action or authorization by our stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or quotation system on which our common stock is then listed or quoted. We reserve the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by our board of directors.

        When issued, the additional shares authorized by this proposed amendment will have the same rights and privileges as the shares of common stock currently authorized and outstanding. Holders of our common stock have no preemptive rights, and therefore no stockholders have any preferential right to purchase any of the additional shares of our common stock when such shares are issued.

        Under the provisions of the Delaware General Corporation Law, we generally may issue authorized but unissued shares of common stock without stockholder approval. A substantial number of authorized but unissued shares of our common stock not reserved for a specific purpose allows us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening another stockholder meeting. The issuance of additional shares of our common stock may, depending on the circumstances under which such shares are issued, dilute voting rights, net income, and/or net book value per share of our common stock. However, we would receive valuable consideration for any such shares issued, so the economic effect of a dilution to you should be substantially eliminated. If you approve the proposed amendment to our amended and restated certificate of incorporation, we do not currently intend to seek stockholder approval prior to any issuance of additional shares of our common stock unless otherwise required by the law or the rules of any securities exchange or any inter-dealer quotation system on which the shares may be listed or quoted at the time.

Potential Anti-Takeover Effect

        The proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal. The increased number of authorized shares of common stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of PLX. The private placement of shares of our common stock into "friendly" hands, for example, could dilute the voting strength of a party seeking control of PLX. Furthermore, many companies have issued warrants or other rights to acquire additional shares of common stock to the holders of their common stock to discourage or defeat unsolicited share accumulation programs and acquisition proposals, which programs or proposals may be viewed by the board of directors as not in the best interest of PLX and its stockholders. Although we have no present intent to use the additional authorized shares of common stock for such purposes, if this proposal is adopted, more capital stock of PLX would be available for such purposes than is currently available.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR APPROVAL OF PROPOSAL 2 TO AMEND THE COMPANY'S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

PROPOSAL NO. 3: APPROVAL OF THE ISSUANCE OF COMMON STOCK IN THE
NETCHIP TECHNOLOGY, INC. ACQUISITION

General

        We have approved an Agreement and Plan of Reorganization which provides that our new subsidiary, NC Acquisition Sub, will merge with and into NetChip Technology, Inc. NetChip Technology, Inc., as the surviving corporation in the merger, will become a wholly-owned subsidiary of PLX. As a result of the merger, the shareholders of NetChip will have the right to receive shares of our common stock as described herein. We seek your approval to issue shares of common stock in the merger. The summary information provided below is sufficient for you to make an informed voting decision, however, we encourage you to carefully read the entire Agreement and Plan of Reorganization, which we have included as Annex A to this proxy statement.

NASDAQ Stockholder Approval Requirement

        Our common stock is quoted on the NASDAQ National Stock Market. NASD Rule 4350(i)(1)(C) requires stockholder approval of the issuance of common stock in connection with the merger because certain of our directors, who are also significant stockholders, have greater than a 5% equity interest in NetChip, and the shares of our common stock issued in connection with the merger will result in a greater than 5% increase in outstanding common stock and voting power.

Parties to the Merger

PLX Technology, Inc.

        Founded in 1986, PLX is a leading supplier of high-speed, I/O interconnect silicon for the communications, storage, server, and embedded control industries. PLX's interconnect chip product offering includes I/O Accelerators based on the PCI and Hyper-Transport interconnect standards and PCI to PCI bridges. PLX is developing switches and bridges based on the emerging PCI Express architecture. PLX also provides development tool support through its Software Development Kits, Rapid Development Kits and third party tool support through the PLX Partner Program. Combined with its silicon, PLX's complete tool offering enables hardware designers and software developers to maximize system input/output, lower development costs, minimize system design risk and achieve faster time to market. PLX's principal executive offices are located at 870 Maude Avenue, Sunnyvale, California 94085.

NC Acquisition Sub, Inc.

        NC Acquisition Sub, Inc. is a wholly-owned subsidiary of PLX and was incorporated on March 4, 2004 in the State of California. NC Acquisition Sub, Inc. has not engaged in any operations and exists solely to facilitate this transaction. Therefore, although NC Acquisition Sub, Inc. will be a party to the merger, when we discuss the merger in this document, we generally refer only to PLX.

NetChip Technology, Inc.

        NetChip is a supplier of chips based on Universal Serial Bus 2.0 (USB 2.0), a high-speed, mixed-signal interconnect standard, USB 1.1 Standard, as well as the Peripheral Component Interconnect (PCI) standard. NetChip's products are used in a range of business and consumer applications.

        NetChip currently produces a family of USB-to-PCI bridges, USB-to-general-interface bridges and has PCI Express bridges in development. NetChip is a supplier of chips supporting USB 2.0, the high-speed version of the standard. NetChip's USB 2.0 bridges are among the highest-performing and lowest-power USB 2.0 solutions, and are used in a variety of high-performance peripherals including wireless LAN adapters, printers and personal video recorders. NetChip sells to more than 100 customers worldwide, including Fuji-Xerox, Globespan Virata, Hitachi, Samsung and Xerox.

MATERIAL TERMS OF THE MERGER

Background of the Merger

        The terms, conditions and other provisions of the Agreement and Plan of Reorganization are the result of arms-length negotiations conducted among representatives of PLX's management team and NetChip. The following is a summary of the meetings, negotiations and discussions between the parties that preceded entering into the merger agreement.

General.

        The following is a description of the existing and historical business relationship between PLX and NetChip, and a description of the material aspects of the proposed merger and related transactions, including the Agreement and Plan of Reorganization and certain other agreements entered into in connection therewith. While we believe that the following description covers the material terms of the merger and the related transactions, the description may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to herein for a more complete understanding of the merger and the related transactions.

Negotiation Background.

        Both PLX and NetChip are in the business of developing and supplying semiconductor devices that accelerate and manage the transfer of data in micro-processor-based systems. PLX's current market focus is networking and telecommunications, enterprise storage, servers and embedded control equipment. NetChip's business is concentrated in PC peripherals, imaging and consumer electronics. PLX offers a complete solution consisting of three related types of products: semiconductor devices based on the PCI interconnect standard, software development kits and hardware design kits. NetChip is a supplier of chips based on Universal Serial Bus (USB 2.0), a high-speed, mixed-signal interconnect standard, the USB 1.1 standard, as well as Peripheral Component Interconnect (PCI) standard and also provides associated software and hardware development tools. Both companies are developing chips for the emerging PCI Express interconnect standard.

        PLX is a leading supplier of interconnect silicon and seeks to broaden its product offerings and improve financial performance through internal development and strategic acquisitions. After discussions in the Fall of 2003, Mr. Salameh, PLX's President, Mr. Wong, a Vice President of PLX, and Mr. Liu, NetChip's President, determined that a detailed investigation of a business combination was merited based on the financial condition of NetChip and the synergy of the two companies' product offerings and plans.

        On November 19, 2003 Mr. Wong presented a report on the subject of acquiring NetChip to PLX's executive staff. Following this meeting and throughout December, Mr. Wong and other members of the PLX executive staff reviewed key aspects of NetChip's business including current and planned products, competition, customers, engineering and operational systems and capabilities and historical and projected financial statements. In December, all members of PLX's executive staff, met with Mr. Liu in several meetings to perform the evaluation. In parallel with this evaluation, Mr. Torres, PLX's Chief Financial Officer and Mr. Wong conducted a series of negotiations with Mr. Liu regarding financial terms of a merger.

        In a January 5, 2004 board meeting, PLX created an independent board committee consisting of Mr. Hart and Mr. Smith, the two outside directors who had no affiliation with NetChip, to review and deliberate the merits of a possible acquisition of NetChip and to vote on terms and agreements. Also on January 5, 2004, this independent committee met with Mr. Salameh, Mr. Wong and Mr. Torres. Mr. Salameh, Mr. Wong and Mr. Torres presented an overview of NetChip's business, the merits and synergies of an acquisition, a non-binding letter of intent outlining key financial terms, estimates of the financial impact of an acquisition and risk factors. Mr. Smith and Mr. Hart approved the terms of the letter of intent.

        On January 9, 2004, the non-binding letter of intent was signed by both Mr. Salameh and Mr. Liu.

        Between January 12 and March 5, 2004, PLX performed due diligence. On February 26, 2004, PLX and NetChip signed an updated non-binding letter of intent to reflect NetChip's current balance sheet. From late February through March 4, 2004, PLX drafted and negotiated the definitive Agreement and Plan of Reorganization with NetChip.

        In a March 5, 2004, Mr. Salameh presented an overview of the proposed NetChip acquisition to the PLX board of directors. Following the meeting, Mr. Salameh, Mr. Torres and Mr. Wong met with Mr. Smith and Mr. Hart, to review and discuss the merger. After such review and discussion, the independent committee voted to authorize PLX to negotiate and execute the definitive Agreement and Plan of Reorganization, provided it complied with the key terms of the letter of intent. Between March 5 and March 8, 2004, Mr. Salameh, Mr. Wong and Mr. Torres continued negotiating the definitive Agreement and Plan of Reorganization with Mr. Liu, and PLX and NetChip signed and announced the agreement on March 8, 2004.

        On March 9, 2004, PLX filed the definitive Agreement and Plan of Reorganization with the SEC.

Reasons for the Merger

PLX Technology, Inc.

        In adopting the Agreement and Plan of Reorganization, the independent committee of our board of directors considered a number of factors, including the factors discussed in the following paragraphs. In view of the number and wide variety of factors considered in connection with its evaluation of the merger, the independent committee of our board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The independent committee of our board of directors viewed its position and recommendations as being based on all of the information and factors presented to and considered by it. In addition, individual directors may have given different weight to different information and factors. In reaching its decision, the independent committee of our board of directors consulted with PLX management with respect to strategic and operational matters.

        Among the reasons supporting our board of directors' recommendation were the following:

  •
  Strategic nature of transaction.    The independent committee of our board considered the strategic advantages that would result from the combined company, stemming in part from complementary products, customers, technology and expertise that might result in greater growth of the combined company than the two companies might achieve operating independently. In addition, the independent committee of our board considered the broader product offerings that would result from the combined company, including a wide selection of advanced interconnect chips and design support for PCI and USB, which are two of the leading high-speed standards for PCs, servers, consumer electronics, communications, storage, and embedded-control equipment. Furthermore, NetChip's PCI Express™ technology solutions currently in development can expand PLX's PCI Express product offering to address a broader market.

  •
  Synergies of the combination.    The independent committee of our board considered that the merger may improve the growth prospects of the combined company. PLX may be able to take advantage of its customer relationships and sales and support channel to gain additional business for high-performance and low-power USB 2.0 products. The merger may also result in our access to new customers and market segments. Furthermore, we will gain NetChip's development and marketing team that may expand the technical capability and market reach of the combined company.

  •
  Financial benefits of transaction.    In addition to the strategic benefits of the transaction discussed above, the independent committee of our board considered the improved profitability that might result from the combined company.

        In considering the merger, the independent committee of our board has also considered a variety of potential negative factors regarding the merger, including (a) the addition of NetChip will result in additional strain on our managerial and financial resources, as well as our limited financial and management controls, reporting systems and procedures and (b) the merger with NetChip will only be successful if we are able to integrate its operations with NetChip. This integration process could substantially divert management's attention from the day-to-day operations of the combined company.

        The independent committee of our board did not assign relative weights to the factors discussed above or determine that any factor was of particular importance; instead, it considered the totality of the information presented to it. After taking into consideration all of the factors set forth above, our independent committee of the board unanimously determined that the merger was in the best interests of PLX and its stockholders and that PLX should proceed with the merger at this time.

Description of Agreement and Plan of Reorganization

        The Agreement and Plan of Reorganization provides that, after approval by our stockholders and the NetChip shareholders and the satisfaction or waiver of the other conditions to the transaction, NC Acquisition Sub, Inc. will merge with and into NetChip. At the time of the merger, the articles of incorporation and bylaws of NetChip will be amended to read as the articles of incorporation and bylaws of NC Acquisition Sub, Inc. immediately prior to the merger becoming effective. As a result of the merger, NetChip will become a wholly-owned subsidiary of us. The directors and officers of NetChip will resign upon the merger becoming effective. The directors and officers of NC Acquisition Sub, Inc. immediately prior to the merger becoming effective will become the directors and officers of NetChip upon the merger becoming effective, and continue in such capacities until they resign or until their respective successors are duly elected and qualified.

Consideration Payable to the NetChip Shareholders and Option Holders

  PLX common stock to be exchanged for NetChip capital stock.

        The aggregate amount of our common stock to be issued to the NetChip shareholders (subject to shares of our common stock to be held in escrow as described below) and to be reserved for issuance upon exercise of the options to purchase shares of our common stock which will be issued in exchange for options to purchase shares of NetChip common stock in the merger (referred herein as the "merger stock") is approximately $20 million of our shares or approximately 2.04 million shares of our common stock based upon the agreed-upon value per share of $9.78. This $20 million amount may be adjusted, as discussed below under the heading "Merger Consideration Adjustment." In addition, one year after the closing of the merger, the NetChip shareholders may receive up to $10 million of our shares, or a maximum of approximately 1.4 million shares of our common stock, if certain gross profit margin milestones are achieved. See the discussion under the heading "Additional Contingent Consideration Payable to the NetChip Shareholders" below. For a discussion on the treatment of NetChip stock options and warrants, see the discussion under the heading "Treatment of NetChip Stock Options and Warrants" below.

  Exchange Ratios.

        The distribution of the merger stock shall be as follows: (i) each share of NetChip Series E Preferred Stock outstanding will be converted into the right to receive 0.0204 shares of our common stock; (ii) each share of NetChip Series D Preferred Stock outstanding will be converted into the right to receive 0.0920 shares of our common stock; (iii) each share of NetChip Series C Preferred Stock outstanding will be converted into the right to receive 0.2249 shares of our common stock; (iv) each share of NetChip Series B Preferred Stock outstanding will be converted into the right to receive 0.0920 shares of our common stock; (v) each share of NetChip Series A Preferred Stock outstanding will be converted into the right to receive 0.0511 shares of our common stock; and (vi) each share of NetChip common stock will be converted into the right to receive that number of shares of our common stock equal to the quotient obtained by dividing (A) the remainder of the merger stock after payment to the NetChip preferred shareholders in subsections (i) through (v) above, by (B) the aggregate number of shares of NetChip common stock outstanding immediately prior to the effective time of the merger, assuming exercise or conversion of all of the NetChip stock options outstanding immediately prior to the effective time of the merger.

  No Fractional Shares.

        No certificates representing fractional shares of our common stock will be issued upon the surrender for exchange of certificates evidencing shares of NetChip capital stock, and such fractional share interest will not entitle the owner thereof to vote or to any other rights of a shareholder of PLX. In lieu thereof, we will pay each NetChip shareholder receiving the right to receive such fractional shares of our common stock an amount in cash calculated as provided in the Agreement and Plan of Reorganization.

  Merger Consideration Adjustment.

        Pursuant to the terms of the Agreement and Plan of Reorganization, the $20 million merger consideration is subject to adjustment to reflect the difference between $1,870,699 and NetChip's net assets (as defined in the Agreement and Plan of Reorganization) as of date of the closing of the merger. The merger consideration shall be (i) increased, dollar for dollar, by the amount by which the net assets calculated on the closing date of the merger is greater than $1,870,699 and (ii) decreased, dollar for dollar, by the amount by which $1,870,699 is greater than the net assets calculated on the closing date of the merger.

Treatment of NetChip Stock Options and Warrants.

        We have agreed to assume all of NetChip's outstanding stock options that have been issued under the NetChip Technology, Inc. 1996 Flexible Stock Incentive Plan. As of March 8, 2004, the execution date of the Agreement and Plan of Reorganization, NetChip had outstanding options to purchase 1,418,000 shares of common stock. When we complete the merger, all of the outstanding options which have not otherwise been exercised or canceled at the closing of the merger will be converted into options to purchase shares of our common stock under the terms of the NetChip's stock incentive plan and based on the NetChip common stock exchange ratio as described above. The exercise price per share of our common stock for the assumed options will be equal to (i) the exercise price per share of NetChip common stock subject to such NetChip stock option in effect immediately prior to the effective time of the merger, divided by (ii) the NetChip common stock exchange ratio as described above.

        All outstanding warrants to purchase NetChip capital stock which have not been exercised will be terminated pursuant to the terms of such warrants immediately prior to the effective time of the merger.

Additional Contingent Consideration Payable to the NetChip Shareholders

        The consideration payable to the NetChip shareholders shall include a one-time earn-out payment payable pro rata to the NetChip shareholders depending upon the satisfaction of the financial performance criteria described in the Agreement and Plan of Reorganization. The earn-out payment will be based upon the gross profit margin of the NetChip products sold for the twelve month period following the date of the closing of the merger. The earn-out payment shall be payable in our common stock valued as the average of the closing prices of our common stock as quoted on The Nasdaq Stock Market for the ten trading days immediately prior to the one year anniversary of the closing date of the merger. In no event shall the earn-out payment exceed $10,000,000 or approximately 1.4 million shares of our common stock.

Conditions to the Acquisition

        The completion of the merger depends upon the satisfaction of a number of conditions, as set forth below.

        The obligation of us and NetChip to consummate the merger is subject to the satisfaction or waiver, on or before the intended closing date, of many conditions, including the following:

  •
  Approval by our stockholders of Proposal No. 2, authorizing an amendment to our certificate of incorporation increasing the number of shares of authorized common stock to 50,000,000 shares;

  •
  Approval by our stockholders of Proposal No. 3, approving the issuance of our shares of common stock in the merger;

  •
  Approval of the transactions contemplated by the Agreement and Plan of Reorganization and the merger by the shareholders of NetChip, and

  •
  Absence of an injunction or prohibition against the merger issued by a court or government agency.

        Our obligation to consummate the merger is also subject to the fulfillment of other conditions, including the following:

  •
  NetChip will have performed and complied in all material respects with all covenants, obligations and conditions of the Agreement and Plan of Reorganization;

  •
  We will have received, among others, the following documents: an opinion letter from counsel to NetChip on the legal ramifications of various aspects of the merger; certification by NetChip as to compliance with covenants, performance of obligations and satisfaction of conditions of the Agreement and Plan of Reorganization; an opinion letter from our counsel on the tax ramifications of the merger;

  •
  All material consents, waivers, terminations, approvals, authorizations, orders and filings required to be obtained or made have been delivered to us;

  •
  No material adverse changes in NetChip's business will have occurred;

  •
  Absence of an injunction or prohibition against our operation of NetChip following the merger issued by a court or government agency or a proceeding seeking such an injunction or prohibition; and

  •
  The holders of no more than 5% of the outstanding shares of NetChip capital stock will have demanded, or will be eligible to demand, dissenters rights.

        The obligation of NetChip to consummate the merger is also subject to the fulfillment of certain other conditions, including the following:

  •
  We will have performed and complied in all material respects with all covenants, obligations and conditions of the Agreement and Plan of Reorganization;

  •
  NetChip will have received, among others, the following documents: an opinion letter from counsel to us and NC Acquisition Sub, Inc. on the legal ramifications of various aspects of the merger; and our certification as to compliance with covenants, performance of obligations and satisfaction of conditions;

  •
  We will have executed and delivered the registration rights agreement; and

  •
  No material adverse changes in our business will have occurred.

Termination of the Transaction

        Either NetChip or us may call off the merger under certain circumstances, including if:

  •
  We both consent;

  •
  There is a permanent injunction or other order against the merger issued by a court or government agency which has become final and nonappealable;

  •
  NetChip's shareholders do not approve the Agreement and Plan of Reorganization and the merger; or

  •
  The merger is not completed on or before September 1, 2004.

        We may call off the merger under certain circumstances, including if:

  •
  The NetChip board of directors modifies or withdraws its unanimous recommendation of the merger;

  •
  The NetChip board of directors recommends, endorses, accepts, agrees to, or solicits an alternative transaction involving a merger or business combination involving 10% or greater of NetChip's equity or assets other than the transactions contemplated under the Agreement and Plan of Reorganization;

  •
  NetChip breaches in a material manner any of the obligations or agreements that it has made under the Agreement and Plan of Reorganization and such breach is not cured within 15 days of receipt by us of written notice of such breach; or

  •
  NetChip fails to call and hold the special meeting of its shareholders to consider and vote on the merger and the Agreement and Plan of Reorganization;

        NetChip may call off the merger under certain circumstances, including if:

  •
  We breach in a material manner any of the obligations or agreements that it has made under the Agreement and Plan of Reorganization and such breach is not cured within 15 days of receipt by NetChip of written notice of such breach; or

  •
  Our board of directors modifies or withdraws its unanimous recommendation of Proposals 2 and 3;

        In the event the Agreement and Plan of Reorganization is terminated, each party will pay its own expenses incurred in connection with the merger, except in certain circumstances.

Indemnification; Escrow

        Pursuant to the Agreement and Plan of Reorganization, shares of our common stock representing an aggregate of $2 million, or approximately 204,500 shares of our common stock based upon the agreed value per share of $9.78, to be issued in connection with the merger will be placed in escrow for a period of one year. The shares will be contributed to the escrow fund by the NetChip shareholders on a pro rata basis according to their ownership interests in NetChip capital stock immediately prior to the merger. The purpose of the escrow is to provide the means for us to recover any amounts owed to us pursuant to NetChip's agreement to indemnify us. A separate escrow agreement among us, an independent escrow agent and an agent appointed to represent the interests of the NetChip shareholders will provide the mechanism by which obligations owed as a result of the indemnification will be recovered. Any shares still held in the escrow fund at the end of one year and not required to be held to resolve any claims pending at that time will be released to the NetChip shareholders on the same pro rata basis as they were contributed to the escrow fund.

        The NetChip shareholders have agreed to indemnify and hold us harmless against any damages that we incur by reason of the breach or alleged breach by NetChip of any representation, warranty, covenant or agreement of NetChip contained in the Agreement and Plan of Reorganization or in any document or certificate delivered by NetChip pursuant to the Agreement and Plan of Reorganization up to the aggregate value of the escrow fund. This indemnification will be our sole and exclusive security for the indemnity obligation of NetChip's shareholders for any breach by NetChip.

Covenants; Conduct of Business Prior to Completion of the Merger

        During the period from the date of the Agreement and Plan of Reorganization until the earlier of the time the merger either is consummated or the Agreement and Plan of Reorganization is terminated, unless we agree otherwise, NetChip will not take any action, except in the ordinary course of business, and will use all reasonable efforts to preserve its business organization substantially intact, keep available the services of its present officers and key employees, preserve its present relationships with customers, suppliers and other persons with which it has business dealings and will not, directly or indirectly, do, or propose to do, any of the following without our prior written consent:

  •
  amend or otherwise change its articles of incorporation, bylaws or other charter documents;

  •
  declare or pay any dividends on or make any distributions on its outstanding capital stock;

  •
  split, combine or reclassify any of its capital stock or repurchase or otherwise acquire any shares of its capital stock except in accordance with agreements providing for such repurchase or acquisition;

  •
  accelerate, amend or change the period of exercisability of options or restricted stock granted under the NetChip stock option plan, or authorize cash payments in exchange for any options granted under the plan;

  •
  enter into any material contract or commitment, or violate, modify or waive any terms of its existing material contracts;

  •
  issue shares of NetChip capital stock, options, warrants, convertible securities or other rights to acquire shares of NetChip capital stock or any of its affiliates (except with respect to the exercise of currently outstanding options and warrants or the issuance of stock or options to new employees consistent with past practices);

  •
  transfer any rights to its intellectual property;

  •
  enter into or amend any contracts granting an exclusive marketing or other right for any of its products or technology;

  •
  sell or encumber any of its assets except in the ordinary course of business, or take any action that would result in any damage to any of its material assets;

  •
  incur any indebtedness or guarantee any indebtedness, except ordinary trade payables incurred in the ordinary course of business;

  •
  enter into any operating leases;

  •
  authorize any payments of obligations, capital expenditures, capital additions or capital improvements which are individually in excess of $5,000 or, in the aggregate, in excess of $10,000;

  •
  materially reduce the amount of coverage of any existing insurance policies;

  •
  terminate or waive any right of substantial value;

  •
  increase the compensation to its executive officers, directors or other employees, or grant any bonuses, benefits, severance or termination pay to any director, officer or employee, except in the ordinary course of business and in amounts consistent with past practices;

  •
  adopt or amend its employee benefit plans or stock option plan;

  •
  hire any new director level or officer level employee;

  •
  commence any legal proceeds other than for routine collection of bills or for breach of the Agreement and Plan of Reorganization;

  •
  take any action to change its accounting policies or procedures with respect to its taxes;

  •
  make any material tax election inconsistent with past practices, settle or compromise any material tax liability, or agree to an extension or waiver of a statute of limitations applicable to any tax claim or assessment;

  •
  undertake any revaluation of NetChip's assets, other than in the ordinary course of business; or

  •
  take, or agree to take, any of the actions described above or any action that would make any of its representations or warranties contained in the Agreement and Plan of Reorganization, untrue, incorrect, or prevent it from performing any covenants or obligations in the Agreement and Plan of Reorganization.

Amendment and Waiver of the Agreement and Plan of Reorganization

        The Agreement and Plan of Reorganization may not be amended or modified, nor may any conditions or obligations be waived, except in a written document signed by each of the parties.

Related Agreements

Noncompetition and Employment Agreements

        In connection with the merger and concurrently with the execution of Agreement and Plan of Reorganization, Wei-Ti Liu, the President, a member of NetChip's board of directors and a NetChip shareholder and optionholder and us executed a noncompetition agreement providing that for the two year period following the date the merger closes, Mr. Liu may not engage in business competitive with our business. Mr. Liu is also prohibited from attempting to induce or solicit our employees to leave their employment and from interfering with customer relationships.

        In addition, selected NetChip employees that hold NetChip stock or options to purchase NetChip stock and will be employed by us (or the surviving corporation) following the closing of the merger executed employment and noncompetition agreements. Each agreement provides that from the date the merger closes until two years after the employee's termination of employment with us (including employment with the surviving corporation), each employee may not engage in a business competitive with our business and is prohibited from attempting to induce or solicit our employees to leave their employment or interfering with customer relationships.

Affiliate Voting Agreements

        In connection with the merger and concurrently with the execution of the Agreement and Plan of Reorganization, we also entered into voting agreements with the significant shareholders of NetChip. These voting agreements obligate these significant shareholders to vote their shares of NetChip capital stock in favor of the merger and prohibits them from selling or transferring their NetChip capital stock until the earlier of the closing of the merger or the termination of the Agreement and Plan of Reorganization. In addition, the voting agreements grant our officers an irrevocable proxy to vote the NetChip shares held by these shareholders in favor of the merger proposal and to sign documents indicating approval. NetChip shareholders holding sufficient voting power to approve the merger proposal have signed voting agreements.

Holder Representation and Lock-up Agreements

        In connection with the merger and as a condition for us to consummate the merger, shareholders holding not less than 90% of NetChip's outstanding capital stock and options shall have executed holder representation and lock-up agreements. Under the holder representation and lock-up agreements, the signatories may not, without our prior written consent, sell or transfer any interest in NetChip capital stock, stock options, the shares subject to the stock options, or in any of our other securities subsequently acquired except as follows: 35% of signatories' shares of NetChip capital stock and options, shall be released from the transfer restriction upon the closing of the merger and an additional 7.222% of such shares of NetChip capital stock and options shall be released from the transfer restriction on each successive thirtieth (30th) calendar day anniversary of the date of the closing of the merger.

Registration Rights Agreement

        In connection with the merger, we will enter into a registration rights agreement with the NetChip shareholders and optionholders pursuant to which we agree to file a shelf registration statement on Form S-3 within 30 days after the date of closing and to cause such registration statement to be declared effective by the Securities and Exchange Commission within 90 days after the date of the closing to enable the NetChip shareholders or optionholders to sell into the public market of our common stock issued as merger consideration or issuable upon the exercise of NetChip options that we assume in connection with the merger. The registration statement on Form S-3 shall only cover the NetChip shareholders and optionholders who have executed a holder representation and lock-up agreement.

Escrow Agreement

        In connection with the merger and as a condition for each party to consummate the merger, we, Wei-Ti Liu, as the NetChip shareholders' agent and U.S. Bank N.A., as escrow agent, shall have executed an escrow agreement which provides for the mechanism by which obligations owed to us as a result of the indemnification provisions of the Agreement and Plan of Reorganization will be recovered for the one year escrow period following the closing of the merger.

Certain Related Parties and Related-Party Transactions

        Certain of our directors and their affiliates, taken as a whole, own or hold options to purchase approximately 14% of NetChip. Accordingly, in the aggregate, such directors and affiliates will receive ownership of or hold options to purchase approximately 232,638 shares of our common stock.

        Under the terms of the merger, these directors and their affiliates would benefit economically from the merger by increasing their respective beneficial ownership of shares of our common stock and receiving the enhanced liquidity associated with such common stock, as opposed to NetChip shares, for which there is currently no public market.

        As of March 25, 2004, the following table shows the beneficial ownership by our directors of shares of NetChip and the resultant total holdings of our common stock after the merger:

	NetChip Beneficial Ownership(1)					Shares of PLX Currently Beneficially Owned(1)			Total Shares to be Beneficially Owned(9)
				Shares of PLX Common Stock to be Received
	Number		Percent(4)			Number		Percent	Number	Percent(9)
Timothy Draper	2,165,315	(2)	12.0%	195,132	(5)	1,188,791	(7)	4.8%	1,383,923	5.4%
D. James Guzy Sr.	385,871	(3)	1.7%	37,506	(6)	2,177,470	(8)	9.0%	2,214,976	8.5%

	2,551,186		13.7%	232,638		3,366,261		13.8%	3,598,899	13.9%

(1)
In computing the number of shares owned by Mr. Draper and Mr. Guzy, shares of common stock subject to options held by that person that are currently exercisable within 60 days of March 25, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2)
The number of shares of NetChip stock currently owned by Mr. Draper include (a) 199,760 shares held by Draper Associates, L.P.; (b) 1,803,334 shares held by the Timothy Draper Living Trust; (c) 108,888 shares held by Mr. Draper's sister, Polly Draper and (d) 53,333 shares held by Mr. Draper's sister, Rebecca Draper.

(3)
The number of shares of NetChip currently beneficially owned by Mr. Guzy include (a) 310,871 shares held by Arbor Company; and (b) 75,000 shares subject to options exercisable within 60 days of March 25, 2004.

(4)
Based on 18,046,253 shares outstanding, assuming the net exercise of all outstanding warrants to purchase NetChip stock.

(5)
Of the approximately 195,132 shares of PLX common stock which Mr. Draper will receive in the acquisition of NetChip, (a) 19,416 shares will be held by Draper Associates, L.P., (b) 159,950 shares will be held by the Timothy Draper Living Trust, (c) 10,583 shares will be held by Mr. Draper's sister, Polly Draper, and (d) 5,183 shares will be held by Mr. Draper's sister, Rebecca Draper.

(6)
Of the approximately 37,506 of PLX common stock which Mr. Guzy will receive in the acquisition of NetChip, (a) 30,216 shares will be held by Arbor Company; and (b) 7,290 shares will be held by Mr. Guzy.

(7)
The number of shares of PLX currently beneficially owned by Mr. Draper include (a) 16,563 shares held by Draper Associates, Inc.; (b) 64,779 shares held by Draper Associates, L.P. of which Draper Associates, Inc. is the General Partner and of which Mr. Draper is the President; (c) 85,326 shares held by JABE LLC of which Mr. Draper is a member; (d) 342,840 shares held in trust for Mr. Draper's minor children; (e) 409,283 shares held by the Timothy Draper Living Trust; (f) 250,000 shares held by the Draper Foundation; and (g) 20,000 shares subject to options exercisable within 60 days of March 25, 2004.

(8)
The number of shares of PLX currently beneficially owned by Mr. Guzy include (a) 2,157,470 shares held by Arbor Company of which Mr. Guzy is President; and (b) 20,000 shares subject to options exercisable within 60 days of March 25, 2004.

(9)
Based on 25,829,913 shares of common stock outstanding as of March 25, 2004, assuming completion of the NetChip acquisition.

        One of our directors, Mr. Guzy, is also a director of NetChip and may be deemed to have a conflict of interest with respect to his fiduciary duties to each entity that he serves as a result of the necessity of simultaneously acting in our interests and on our behalf, on the one hand, and NetChip, on the other hand. To minimize potential conflicts of interest, on January 5, 2004, we created an independent board of directors committee comprised of John Hart and Robert H. Smith, the two outside directors who have no affiliation with NetChip. This independent committee reviewed merger proposals and negotiations by our management and approved the letter of intent and subsequent definitive merger agreement.

Appraisal Rights

        If you choose to vote against the proposal to issue shares of our common stock in the merger, Delaware General Corporation Law does not afford you any appraisal rights, as defined under Delaware law, because your shares are ineligible for such treatment pursuant to Section 262 of the Delaware General Corporation Law.

Accounting Treatment

        This merger will be accounted for by us as a purchase of a business. Under this method of accounting, the assets and liabilities of NetChip will be recorded at their fair value, and any excess of our purchase price over the fair value of NetChip's tangible net assets will be recorded as intangible assets, including goodwill. The revenues and expenses of NetChip will be included in our consolidated financial statements from the date the merger is completed.

Material United States Federal Income Tax Consequences of the Merger

        The following discussion of United States federal income tax matters is included for information purposes only. This discussion is not intended as a technical analysis or listing of all the tax consequences that may be relevant to a NetChip shareholder. Your individual circumstances may affect the tax consequences of the proposed transaction to you. For example, special rules may apply to shareholders who are dealers in securities, foreign persons or entities, banks, insurance companies, mutual funds, retirement plans, tax-exempt entities, shareholders who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions, shareholders who hold their shares as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, or other special taxpayers. This discussion is limited to U.S. persons who hold their NetChip stock as a "capital asset" within the meaning of Section 1221 of the Internal Revenue Code.

        This discussion does not address the tax consequences of the merger under foreign, state or local laws or the tax consequences of transactions effectuated prior to, concurrently with or after the merger (whether or not such transactions are in connection with the merger), including without limitation, the exercise of options, warrants or similar rights to purchase stock, or the exchange, assumption or substitution of options or similar rights to purchase NetChip stock for rights to purchase PLX common stock.

        The discussion is based on the current provisions of the Internal Revenue Code and currently applicable United States Treasury regulations promulgated under the Internal Revenue Code, judicial authority, and current published administrative positions of the Internal Revenue Service ("IRS") contained in revenue rulings and procedures and other published guidance, all of which are subject to change either prospectively or retroactively without notice. Any such changes could adversely affect the accuracy of the statements and conclusions set forth herein.

        This summary is provided for general informational purposes only and does not constitute legal or tax advice. The tax consequences associated with the merger are complex and in some instances uncertain. NetChip shareholders are therefore strongly urged and expected to consult their own tax advisors as to the specific federal, state, local and foreign tax consequences of the merger to them.

        The merger is intended to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code. Provided that the merger so qualifies, it will generally result in the following tax consequences to the NetChip shareholders:

        In general, except with respect to cash received in lieu of fractional shares as discussed further below, NetChip shareholders will not recognize gain or loss for federal income tax purposes as a result of the merger. NetChip shareholders will, however, be required to recognize imputed interest income with respect to shares of PLX common stock delivered pursuant to the earnout provisions of the Agreement and Plan of Reorganization.

        The aggregate adjusted tax basis of the shares of PLX common stock received by each NetChip shareholder in the merger (including any PLX common stock initially held in escrow and any earnout shares) will be the same as the aggregate tax basis of the NetChip stock surrendered, less the amount of such basis (if any) allocable to a fractional share of PLX common stock. A NetChip shareholder will initially allocate his, her or its basis in the NetChip shares to the shares PLX common stock assuming that the full amount of earnout shares will be received by the NetChip shareholders. At such time as any earnout payment is received or the earnout period expires, the NetChip shareholder will recalculate the basis by (i) subtracting from the shareholder's basis in NetChip stock the basis allocated to any shares of PLX common stock disposed of in the interim, and (ii) allocating the remaining basis ratably to the shares of PLX common stock owned by the shareholder after receipt of any earnout payment. If the shareholder holds no shares of PLX common stock at the time the earnout payment period expires, and receives no earnout payment, the unrecovered basis in NetChip shares will be a capital loss.

        A NetChip shareholder's holding period for the PLX common stock he, she or it receives in the merger will include the period during which the shareholder held the NetChip stock surrendered, except that any shares of PLX common stock taxable as interest income will have a holding period commencing on the date received.

        Any cash received by a NetChip shareholder in lieu of a fractional share of PLX common stock will be treated as though the NetChip shareholder had received such fractional share and then PLX redeemed it in exchange for such cash. A NetChip shareholder generally should recognize capital gain or loss equal to the excess of the amount of cash received for such fractional share over the portion of the adjusted tax basis in such shareholder's NetChip stock allocable to the fractional share of PLX common stock. Such capital gain or loss will be long-term capital gain or loss if the NetChip shareholder held his, her or its NetChip stock for more than a year as of the effective time.

        Under the Agreement and Plan of Reorganization, some of the shares of PLX common stock issuable to each NetChip shareholder in the merger will be placed in escrow. A former NetChip shareholder should recognize no gain or loss on the receipt of PLX common stock from the escrow. NetChip shareholders may be required to recognize gain or loss with respect to any escrow shares which the escrow agent delivers, on behalf of NetChip shareholders, to PLX in accordance with the terms of the Agreement and Plan of Reorganization. The tax treatment of escrowed shares is in some respects uncertain, and former NetChip shareholders should consult their own tax advisors concerning the tax consequences to them of the escrow arrangement.

        A NetChip shareholder who exercises dissenters' rights with respect to shares of NetChip stock and receives payment for such shares in cash should in general recognize gain or loss for federal income tax purposes equal to the difference between the holder's tax basis in such shares and the amount of cash received, exclusive of interest, if any. Such gain or loss should in general be capital gain or loss and be long-term capital gain or loss if such shares of NetChip stock have been held for more than one year at the effective time. Special rules may apply to a dissenting shareholder that actually or constructively (pursuant to Section 318 of the Internal Revenue Code) owns either shares of NetChip stock as to which dissenters' rights are not being exercised, or shares of PLX common stock.

        Neither PLX nor NetChip has requested or will request a ruling from the IRS with regard to the status of the merger as a "reorganization" under the Internal Revenue Code or the tax consequences of the merger. NetChip has not made it a condition to its obligation to consummate the merger that it receive a legal opinion from its counsel that the merger will qualify as a reorganization. PLX has made it a condition to its obligation to consummate the merger that it receive an opinion from its counsel that the merger will qualify as a reorganization, but any opinion so obtained by PLX will not be for the benefit of the NetChip shareholders; moreover, PLX has the right to waive the receipt of such a legal opinion. Any opinion that may be obtained by PLX will not be binding on the IRS, and there can be no assurance that the IRS will not take a contrary position.

        As the law governing the tax consequences of the merger is complex and in some instances uncertain, NetChip shareholders are strongly urged and expected to consult their individual tax advisors with respect to the tax consequences of the merger applicable to them in light of their particular circumstances.

  Federal Backup Withholding

        A NetChip shareholder may be subject, under some circumstances, to backup withholding at a rate of 28% with respect to the amount of cash, if any, received in lieu of a fractional share of PLX common stock, unless the shareholder either properly completes and signs the substitute Form W-9 included as part of the letter of transmittal to be sent to the NetChip shareholder following the closing of the merger, or otherwise establishes to the satisfaction of PLX that such NetChip shareholder is exempt from backup withholding. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the shareholder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

        The preceding discussion of certain United States federal income tax matters is for information only. The foregoing conclusions regarding the United States federal income tax consequences of the merger neither bind the IRS nor preclude it from adopting a contrary position. NetChip shareholders are strongly urged and expected to consult their own tax advisors as to the specific tax consequences to them of the merger, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.

Regulatory Approval

        We are not aware of any regulatory approvals required to be obtained in connection with the consummation of the NetChip merger.

Completion of Merger

        The merger will become effective when we file an Agreement of Merger with the California Secretary of State, which will occur as soon as practicable following the satisfaction or waiver of all of the conditions to the merger.

Rights of Stockholders

        Your rights as a stockholder of PLX will not change following the merger. In addition, NetChip's shareholders, who will become new stockholders of PLX, will have the same rights as you do.

SELECTED FINANCIAL DATA

Selected Financial Data For PLX

        The selected consolidated statement of operations data for each of the three fiscal years ended December 31, 2003, 2002 and 2001 and selected consolidated balance sheet data as of December 31, 2003 and 2002 are derived from the audited consolidated financial statements included in our Annual Report on Form 10-K which is incorporated herein by reference. The selected consolidated statement of operations data for the fiscal year ended December 31, 2000 and 1999 and selected consolidated balance sheet data as of December 31, 2001, 2000 and 1999 are derived from audited financial statements not included herein.

        The unaudited selected consolidated pro forma financial data of PLX and NetChip is derived from the unaudited pro forma condensed combined financial statements of PLX and NetChip and should be read in conjunction with such pro forma statements and notes thereto which are included elsewhere in this proxy statement. For pro forma purposes, PLX's historical consolidated statement of operations data for the year ended December 31, 2003 has been combined with NetChip's historical statement of operations data for the year ended December 31, 2003 as if the acquisition has occurred as of the beginning of the period presented. The unaudited pro forma combined balance sheet data combines PLX's and NetChip's historical balance sheet data as of December 31, 2003, giving effect to the NetChip acquisition as if it had occurred as of December 31, 2003.

        The consolidated pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the NetChip acquisition had been in effect during the periods presented, nor is it necessarily indicative of future operating results or financial position. In particular, the actual adjustments to the valuation of NetChip's assets and liabilities in connection with the acquisition may vary significantly from the preliminary estimates reflected in the pro forma financial information.

        The following selected consolidated financial data should be read in conjunction with our Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K incorporated herein by reference.

	Years Ended December 31,
						ProForma 2003(3)
	2003(1)	2002	2001	2000(2)	1999
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Net revenues	$38,038	$34,810	$44,128	$65,351	$40,699	$47,656
Gross margin	27,171	23,958	28,521	45,983	27,831	31,111
Operating income (loss)	(2,797)	(3,264)	(9,147)	(3,108)	9,994	(3,535)
Net income (loss)	(2,259)	(2,320)	(6,537)	(7,042)	7,231	(3,020)
Basic earnings (loss) per share	(0.10)	(0.10)	(0.28)	(0.31)	0.43	(0.12)
Shares used to compute basic earnings (loss) per share	22,755	22,785	23,258	22,560	17,007	24,662
Diluted earnings (loss) per share	(0.10)	(0.10)	(0.28)	(0.31)	0.33	(0.12)
Shares used to compute diluted earnings (loss) per share	22,755	22,785	23,258	22,560	21,849	24,662

	December 31,
						ProForma 2003(3)
	2003	2002	2001	2000	1999
	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and investments	$23,056	$21,680	$18,720	$19,961	$39,909	$24,049
Working capital	23,846	23,601	21,859	22,862	32,827	25,359
Total assets	81,803	71,975	75,229	113,479	52,055	104,214
Long-term debt	—	—	—	28,500	—	—
Total stockholders' equity	$76,021	$67,964	$70,553	$73,198	$46,402	$95,894

(1)
Results of operations for 2003 include a $0.9 million charge for in-process research and development.

(2)
Results of operations for 2000 include a $14.3 million charge for in-process research and development.

(3)
For an explanation of the calculation of pro forma amounts, see Notes to Unaudited Pro Forma Combined Financial Statements.

Selected Financial Data For NetChip

        The following selected financial data should be read in conjunction with the NetChip Financial Statements for the fiscal years ended December 31, 2003, 2002 and 2001 and Notes thereto attached to this proxy statement as Annex C and Annex D. The statement of operations data for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 and the balance sheet data as of December 31, 2003, 2002, 2001, 2000 and 1999 are derived from the NetChip Financial Statements which have been audited by Ernst & Young LLP, independent auditors and are qualified by reference to such Financial Statements and the notes thereto. When you read this financial data, you should also read the NetChip Financial Statements and related notes included in this proxy statement. The historical results are not necessarily indicative of future results. NetChip has paid no cash dividends on its common or preferred stock.

	Year Ended December 31,
	2003	2002	2001	2000	1999
	(In thousands, except per share data)
NetChip Statement of Operations Data:
Net revenues	$9,618	$1,948	$2,128	$4,744	$2,584
Gross margin	3,940	1,102	887	2,516	1,391
Operating income (loss)	916	(1,257)	(1,907)	(46)	(1,158)
Net income (loss)	893	(1,264)	(1,893)	(11)	(1,134)
Basic earnings (loss) per share	$0.05	$(0.11)	$(0.21)	$0.00	$(0.14)
Shares used to compute basic earnings (loss) per share	17,723	11,677	9,221	8,756	8,308
Diluted earnings (loss) per share	$0.05	$(0.11)	$(0.21)	$0.00	$(0.14)
Shares used to compute diluted earnings (loss) per share	18,460	11,677	9,221	8,756	8,308
	December 31,
	2003	2002	2001	2000	1999
	(In thousands)
NetChip Balance Sheet Data:
Cash and cash equivalents	$993	$789	$626	$1,045	$128
Working capital	1,863	907	663	1,463	207
Total assets	4,173	1,348	1,290	2,475	644
Total stockholders' equity	$1,985	$1,075	$927	$1,823	$290

HISTORICAL AND PRO FORMA PER SHARE DATA

Comparative Per Share Data

        The following table shows (1) the historical net income (loss) and book value per share of PLX common stock and the historical net income (loss) and book value per share of NetChip common stock in comparison with the unaudited pro forma net income (loss) and book value per share after giving effect to the proposed transaction and (2) the equivalent unaudited pro forma net income (loss) and book value per share attributable to the 1,907,186 shares of PLX common stock to be issued in connection with the acquisition of NetChip, computed based on an exchange ratio of 0.1059 which numbers were calculated using the following assumptions: (a) the conversion of the NetChip Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock into NetChip common stock immediately prior to the merger; (b) the net exercise of all outstanding warrants to purchase NetChip capital stock; and (c) using outstanding NetChip capital stock as of March 8, 2004.

        The following information should be read in conjunction with (1) the separate historical consolidated financial statements and related notes of PLX incorporated by reference in this document and (2) the separate historical financial statements and related notes of NetChip included in this document. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have resulted if the transaction had been completed as of the assumed dates or of the results that will be achieved in the future.

        Neither PLX nor NetChip has paid any cash dividends during the period presented.

	For the Year Ended December 31, 2003
	Historical		Pro Forma
	PLX	NetChip	PLX(2)	NetChip(3)
Basic net income (loss) per share	$(0.10)	$0.05	$(0.12)	$(0.01)
Diluted net income (loss) per share	$(0.10)	$0.05	$(0.12)	$(0.01)
Book value per share(1)	$3.01	$0.10	$3.51	$0.37

(1)
The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock and equivalents outstanding at the end of each period. The pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock and equivalents outstanding at the end of each period.

(2)
The pro forma net income (loss) per PLX share is computed by combining the net income (loss) for PLX and NetChip and any pro forma adjustments and dividing the sum by the pro forma number of shares of common stock and equivalents outstanding during the period. The pro forma shares are computed based upon the exchange issuance of 1,907,186 shares of PLX common stock in connection with the acquisition of NetChip. The pro forma shares are computed based upon the exchange ratio of 0.1059.

(3)
The amounts for equivalent pro forma combined per NetChip share are calculated by multiplying the amounts for pro forma combined per PLX share by the exchange ratio of 0.1059.

SUPPLEMENTARY FINANCIAL INFORMATION FOR NETCHIP

	Quarter Ended
	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002	March 31, 2002
	(in thousands, except per share data)
Total revenues	$5,791	$1,754	$1,263	$810	$789	$356	$390	$413
Gross profit	2,255	694	594	397	495	161	216	230
Net income (loss)	1,071	44	17	(239)	(126)	(339)	(434)	(365)
Net income (loss) per share:
Basic	$0.06	$0.00	$0.00	$(0.01)	$(0.01)	$(0.03)	$(0.04)	$(0.04)
Diluted	$0.06	$0.00	$0.00	$(0.01)	$(0.01)	$(0.03)	$(0.04)	$(0.04)

INFORMATION ABOUT NETCHIP

Business

Overview

        NetChip, a privately held fabless semiconductor company incorporated in 1996 with primary operations in Mountain View, California, is a supplier of chips based on Universal Serial Bus 2.0 (USB 2.0), a high-speed, mixed-signal interconnect standard, as well as the Peripheral Component Interconnect (PCI) standard. NetChip's products are used in a range of business and consumer applications, including printers, wireless LAN adapters, personal video recorders, and digital camcorders. NetChip sells to more than 100 customers worldwide, including Fuji-Xerox, Globespan Virata, Hitachi, Samsung and Xerox.

Industry background

        Since the early 1980's, the personal computer industry developed a range of standard and proprietary cable interfaces to connect personal computers (PCs) to peripheral devices such as keyboards, printers, scanners and external storage devices and to allow PCs to communicate with appliances such as cameras, personal digital assistants (PDAs) and personal audio players. The interfaces included standards such as serial port, parallel port, SCSI (small computer serial interface), IEE 1394 (also known as Firewire) and proprietary interconnects such as keyboard, mouse and other interfaces that were specific to a particular PC, peripheral or device manufacturer.

        In the mid 1990's the PC industry realized that the proliferation, low performance and complexity of the interfaces had become costly and burdensome to PC users as well as the providers of the PCs, peripherals, appliances and software. PC users often had to buy and install custom hardware to allow their PC to connect to new peripherals and appliances. Device and software installation was often a lengthy and error prone process beyond the capability of many PC users. PC, peripheral and appliance makers were required to increase the cost, size and power consumption of their products to include multiple interface options in their equipment and to provide extensive installation and trouble-shooting support.

        In response, the PC industry formed a consortium, now called the USB Implementer's Forum, in the mid 1990's to create a new universal standard interface to connect PCs to peripherals and appliances. The new standard, called Universal Serial Bus (USB) was designed to provide a single high performance interface to connect a wide range of peripherals and appliances to PCs. In addition to a hardware specification that defines common cable, connectors and signal protocol, USB has a software specification that enables simple installation and configuration and broader flexibility in device functionality.

        Today, USB has become a dominant external connection between PCs and mobile computers and peripherals and appliances. In 2003, approximately 500 million USB enabled devices (peripherals and appliances) were shipped. In 2002, a new higher speed version of the standard, called USB 2.0 was deployed. It transfers data at speeds of up to 480 Megabits per second, 40 times higher than the original 1.1 version of the specification. USB 2.0's high bandwidth is helping to enable a new class of peripheral and appliance applications including 802.11g wireless LAN, high speed printers and high capacity audio and video devices such as MP3 players, personal video recorders and digital camcorders. Furthermore, USB is becoming a popular interconnect for equipment beyond the personal computer including consumer, communication and industrial electronics.

NetChip Products and Technology

        NetChip develops innovative interconnect chips for the USB market. NetChip currently produces a family of USB-to-PCI bridges, USB-to-general-interface bridges and has PCI Express bridges in development. NetChip was a pioneering developer of both USB 1.1 and 2.0 devices. NetChip was one of the first to demonstrate and certify a Hi-Speed USB 2.0 device controller, one of the first to introduce a PCI to USB 2.0 device bridge, and one of the first to achieve 40MB/sec sustained USB transfers. NetChip's USB 2.0 bridges are among the highest-performing and lowest-power USB 2.0 solutions, and are used in a variety of high-performance peripherals including wireless LAN adapters, printers and personal video recorders.

        NetChip has approximately 20 employees, most of whom are engaged in product development and located in Mountain View, California. NetChip is also developing products for the emerging PCI Express standard which is an upgrade path for many USB and PCI applications.

Market Price and Stock Dividends

        As of March 8, 2004, there were 73 shareholders of record of NetChip common stock. There is no established public trading market for NetChip common stock, therefore a market price for NetChip common stock cannot be determined. As of December 31, 2003, the book value of a share of common stock of NetChip was approximately $0.11. For discussion of the effect of the acquisition on certain related parties, see "Material Terms of the Merger—Certain Related Parties and Related Party Transactions," on page 37 of this document.

Equity Compensation Plans

        The following table sets forth information about shares of our common stock that may be issued under NetChip's 1996 Stock Option Plan, which has been approved by NetChip stockholders. Information in the table is as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by NetChip security holders(1)	1,806,333	$0.13	417,628
Equity compensation plans not approved by NetChip security holders	—	—	—

Total/Weighted Ave/Total	1,806,333	$0.13	417,628

(1)
Represents shares of NetChip's common stock issuable upon exercise of options outstanding under the 1996 Stock Option Plan.

Management Discussion and Analysis

        The following commentary should be read in conjunction with the financial statements and related notes contained in Annex C and Annex D hereto. The discussion contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. These statements are only predictions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors.

Overview

        NetChip is a supplier of chips based on Universal Serial Bus 2.0 (USB 2.0), a high-speed, mixed-signal interconnect standard, as well as the Peripheral Component Interconnect (PCI) standard. NetChip's products are used in a range of business and consumer applications.

        NetChip currently produces a family of USB-to-PCI bridges, USB-to-general-interface bridges and has PCI Express bridges in development. NetChip is a supplier of chips supporting USB 2.0, the high-speed version of the standard. NetChip's USB 2.0 bridges are among the highest-performing and lowest-power USB 2.0 solutions, and are used in a variety of high-performance peripherals including wireless LAN adapters, printers and personal video recorders. NetChip sells to more than 100 customers worldwide, including Fuji-Xerox, Globespan Virata, Hitachi, Samsung and Xerox.

Results of Operations

        The following table summarizes historical results of operations as a percentage of net revenues for the periods shown.

	Years Ended December 31,
	2003	2002	2001
Revenues	100.0%	100.0%	100.0%
Cost of revenues	59.0	43.4	58.3

Gross margin	41.0	56.6	41.7
Operating expenses:
Research and development	18.9	72.1	80.7
Selling, general and administrative	12.5	49.0	50.6

Total operating expenses	31.4	121.1	131.3

Operating income (loss)	9.6	(64.5)	(89.6)
Other expenses, net	(0.1)	(0.4)	(0.6)

Income (loss) before income taxes	9.5	(64.9)	(89.0)
Provision for income taxes	(0.2)	—	—

Net income (loss)	9.3	(64.9)	(89.0)

Revenues

        Revenues consist of product revenues generated principally by sales of NetChip's semiconductor devices. Net revenues for the fiscal year ended December 31, 2003 were $9.6 million, an increase of 393.7% from $1.9 million for the fiscal year ended December 31, 2002. The increase was primarily due to higher unit shipments.

        Revenues for the fiscal year ended December 31, 2002 were $1.9 million, a decrease of 8.5% from $2.1 million for the fiscal year ended December 31, 2001. The decrease was primarily due to lower unit shipments.

Gross Margin

        Gross margin represents revenues less the cost of revenues. Cost of revenues includes the cost of purchasing semiconductor devices from NetChip's independent foundries, additional assembly and testing costs, and NetChip's operating costs associated with the procurement, storage and shipment of products.

        The decrease in gross margin as a percentage of revenues to 41.0% for the fiscal year ended December 31, 2003 from 56.6% for the same period in 2002 was primarily related to shifts in NetChip's product and customer mix.

        The increase in gross margin as a percentage of revenues to 56.6% for the fiscal year ended December 31, 2002 from 41.7% for the same period in 2001 was primarily related to shifts in NetChip's product and customer mix.

Research and Development Expenses

        Research and development (R&D) expenses consist primarily of salaries and related costs of employees engaged in research, design, and development activities.

        R&D as a percent of net revenues decreased from 18.9% for the fiscal year ended December 31, 2003, as compared to 72.1% for the same period in 2002. The decrease was due primarily to the increase in revenues. In absolute dollars, R&D expenses increased to $1.8 million for the fiscal year ended December 31, 2003 from $1.4 million for the same period in 2002. The increase was primarily due to higher headcount and an increase in engineering tools expense associated with the development of new products and enhancement of existing products.

        The decrease in R&D as a percent of net revenues to 72.1% for the fiscal year ended December 31, 2002, as compared to 80.7% for the same period in 2001 was due primarily to decreased R&D spending coupled with a decrease in revenues from 2001 to 2002. In absolute dollars, R&D expenses decreased to $1.4 million for the fiscal year ended December 31, 2002 from $1.7 million for the same period in 2001. The decrease in R&D was primarily due to a decrease in engineering tools expense.

Selling, General and Administrative Expenses

        Selling, general and administrative (SG&A) expenses consist primarily of employee related expenses, professional fees, trade show and other promotional expenses, as well as sales commissions to manufacturer's representatives.

        The decrease in SG&A as a percent of net revenues to 12.5% for the fiscal year ended December 31, 2003, as compared to 49.0% for the same period in 2002 was due primarily to the increase in revenues. In absolute dollars, SG&A expenses increased by $0.3 million or 26.3% to $1.2 million for the fiscal year ended December 31, 2003 from $1.0 million for the same period in 2002. The increase was primarily due to increased sales commissions from higher product revenues and an increase in discretionary spending.

        The decrease in SG&A as a percent of net revenues to 49.0% for the fiscal year ended December 31, 2002, as compared to 50.6% for the same period in 2001 was due primarily to a decrease in discretionary spending. In absolute dollars, SG&A expenses decreased by $0.1 million or 11.3% to $1.0 million for the fiscal year ended December 31, 2002 from $1.1 million for the same period in 2001. The decrease was primarily due to a decrease in discretionary spending.

Provision for Income Taxes

        Income tax expense as a percentage of net income (loss) was 0% for the years ended December 31, 2003, 2002 and 2001. The provision for income taxes for 2003 differs from the amount computed by applying the statutory federal income tax rate to income before income taxes primarily due to benefited Net Operating Losses.

Liquidity and Capital Resources

        Cash and cash equivalents were $1.0 million at December 31, 2003, an increase of $0.2 million from $0.8 million at December 31, 2002. The increase was primarily due to net income of $0.9 million adjusted for non-cash expenses of $0.1 million, as well as increases in accounts payable and accrued expenses of $1.2 million and $0.7 million, respectively. Such increases were partially offset by a $2.2 million increase in accounts receivable and a $0.5 million increase in inventories.

        Under the terms of NetChip's articles of incorporation, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock may be converted at any time into one share of common stock, subject to certain conversion adjustments as defined in the articles of incorporation. The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock will be converted automatically into common stock upon an initial public offering with the public offering price of not less than $2.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and an aggregate value of not less than $5 million.

        The shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock are not redeemable.

        NetChip shareholders that hold at least 250,000 shares of preferred stock or common stock issuable upon conversion of such preferred stock or the exercise of warrants (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) have preemptive rights to purchase new issuances of securities by NetChip except under certain limited circumstances.

        NetChip believes that its existing resources, together with cash generated from its operations will be sufficient to meet our capital requirements for at least the next twelve months. NetChip's future capital requirements will depend on many factors, including the inventory levels it maintains, the level of investment it makes in new technologies and improvements to existing technologies and the levels of monthly expenses required to launch new products. To the extent that existing resources and future earnings are insufficient to fund our future activities, NetChip may need to raise additional funds through equity financings. Additional funds may not be available or, if available, NetChip may not be able to obtain them on terms favorable to it or its stockholders. The acquisition of NetChip by us, if consummated, would impact the matters described above significantly.

Changes in and Disagreements with Accountants

        None.

Quantitative/Qualitative Disclosures About Market Risk

        NetChip's operations are not subject to risks of material foreign currency fluctuations, nor does it use derivative financial instruments in its investment practices. NetChip invests in instruments that meet high credit quality standards, as specified in its investment policy guidelines. No material losses are expected with respect to the investment portfolio or exposure to market risks associated with interest rates.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR APPROVAL OF PROPOSAL 3 TO ISSUE COMMON STOCK IN THE
NETCHIP TECHNOLOGY, INC. SHARE ACQUISITION

PROPOSAL NO. 4: APPROVAL OF AN AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN

        You are being asked to approve an amendment to our 1999 Stock Incentive Plan, or the 1999 Plan. The proposed amendment to the 1999 Plan will increase the number of shares reserved for issuance under the 1999 Plan from 4,300,000 shares to 5,000,000 shares.

        The amendment to the 1999 Plan will enable us to grant awards as needed to attract employees and other service providers. The 1999 Plan is intended to enhance our ability to provide key individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase stockholder value by further aligning the interests of key individuals with the interests of our stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The board of directors believes that our long term success is dependent upon our ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to us.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
OF THE AMENDMENT TO THE 1999 PLAN

        The following summary of the 1999 Plan, including the proposed amendment, is subject in its entirety to the specific language of the 1999 Plan, a copy of which is attached hereto as Annex F.

General Description

        The 1999 Plan was approved by our board of directors in January 1999 and by our stockholders in March 1999. There are currently 4,300,000 shares reserved for issuance under the 1999 Plan. In March 2004, the board of directors approved an amendment to the 1999 Plan, conditioned upon and not to take effect until approved by our stockholders, to increase the number of shares reserved for issuance under the 1999 Plan from 4,300,000 shares to 5,000,000 shares.

        The purposes of the 1999 Plan are to give our employees and others who perform substantial services for us an incentive, through ownership of our common stock, to continue in our service, and to help us compete effectively with other enterprises for the services of qualified individuals. As of December 31, 2003, options to purchase a total of 1,806,333 shares held by 34 optionees were outstanding as of such date at a weighted average exercise price of $0.13 per share, and 417,628 shares remained available for future grant under 1999 Plan. As of that same date, the number of employees, directors and consultants eligible to receive grants under the 1999 Plan was approximately 24 persons.

Reason for the Amendment

        The proposed amendment increases the maximum number of shares available for grant under the 1999 Plan. We believe this increase will enhance our ability to attract, retain and motivate the services of key executive officers and employees which is essential to our long-term growth and success.

        The 1999 Plan provides for the grant of (i) shares, (ii) options, stock appreciation rights or similar rights with an exercise or conversion privilege at a fixed or variable price related to our common stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of our common stock. Such awards include, without limitation, options, stock appreciation rights, sales or bonuses of restricted stock, dividend equivalent rights, performance units or performance shares.

Amendment to Increase Shares Reserved

        The current number of shares reserved for issuance under the 1999 Plan is 4,300,000. The proposed amendment to the 1999 Plan provides that the number of shares reserved for issuance will be increased by 700,000 shares to a total reserve of 5,000,000 shares.

Administration

        The 1999 Plan is administered, with respect to grants to directors, officers, consultants, and employees, by the administrator of the 1999 Plan, defined as the board or a committee designated by the board. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. With respect to awards subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, the committee will be comprised solely of two or more "outside directors" as defined under Code Section 162(m) and applicable tax regulations. For grants of awards to individuals not subject to Rule 16b-3 and Code Section 162(m), the board of directors may authorize one or more officers to grant such awards.

Amendment and Termination

        The board may at any time amend, suspend or terminate the 1999 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, we will obtain stockholder approval of any amendment to the 1999 Plan in such a manner and to such a degree as required. The 1999 Plan will terminate in January 2009 unless previously terminated by the board of directors.

Other Terms

        Stock options granted under the 1999 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or ISOs, or nonqualified stock options, or NSOs. ISOs may be granted only to our employees or employees of any of our parent or subsidiary corporations. Awards other than ISOs may be granted to employees, directors and consultants. Under the 1999 Plan, awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the administrator may determine from time to time.

        The 1999 Plan authorizes the administrator to select the employees, directors and consultants of PLX to whom awards may be granted and to determine the terms and conditions of any award; however, the term of an ISO may not be for more than 10 years (or 5 years in the case of ISOs granted to any grantee who owns stock representing more than 10% of our combined voting power or the voting power of any of our parents or subsidiaries). The aggregate fair market value of the common stock with respect to any ISOs that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000. The 1999 Plan authorizes the administrator to grant awards at an exercise or purchase price determined by the administrator, however, the awards with an exercise or purchase price may not be granted with an exercise or purchase price less than 100% of fair market value on the date of grant. The maximum number of shares of our common stock with respect to which options and stock appreciation rights may be granted to any of our employees in any fiscal year shall be 1,000,000 shares. The exercise price is payable in cash with such documentation as the administrator and the broker, if applicable, shall require to effect an exercise of an award and delivery to PLX of the sale proceeds required to pay the exercise price, or with shares of common stock.

        The 1999 Plan provides that any reduction of the exercise price of any ISO or NSO awarded under the 1999 Plan, which would be treated as a repricing for accounting purposes under the Financial Accounting Standards Board Interpretation No. 44, shall be subject to stockholder approval.

        The awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in our favor as specified in the agreements to be issued under the 1999 Plan. The administrator has the authority to accelerate the vesting schedule of awards so that they become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a corporate transaction, a change in control or a subsidiary disposition, each as defined in the 1999 Plan. Effective upon the consummation of the corporate transaction, all outstanding awards under the 1999 Plan will terminate unless assumed by the successor company or its parent. In the event of a change in control or a subsidiary disposition, each award shall remain exercisable until the expiration or sooner termination of the award term. Unless the award is assumed by the related entity or its parent, in the event of a related entity disposition, there shall be a deemed termination of employment of each employee who is at the time engaged primarily in service to the related entity (involved in such related entity disposition) and each award of such employee shall be exercisable in accordance with the terms of the award agreement evidencing such award. The 1999 Plan also permits the administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the award prior to full vesting of the award.

        The 1999 Plan provides that ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised only during the lifetime of the grantee by the grantee. However, the 1999 Plan permits the designation of beneficiaries by holders of ISOs. Other awards are transferable to the extent provided in the award agreement.

        Under the 1999 Plan, the administrator may establish one or more programs under the 1999 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The administrator also may establish under the 1999 Plan separate programs for the grant of particular forms of awards to one or more classes of grantees.

Certain Federal Tax Consequences

        Non-Qualified Stock Options.    The grant of a NSO under the 1999 Plan will not result in any federal income tax consequences to the participant or to us. Upon exercise of a NSO, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

        Incentive Stock Options.    The grant of an ISO under the 1999 Plan will not result in any federal income tax consequences to the participant or to us. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. The Internal Revenue Service has issued proposed regulations that would subject participants to withholding at the time participants exercise an ISO for Social Security and Medicare taxes (but not income tax) based upon the excess of the fair market value of the shares on the date of exercise over the exercise price. These proposed regulations, if adopted, would be effective only for the exercise of an ISO that occurs two years after the regulations are issued in final form. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

        If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. We are entitled, in the year of the disqualifying disposition, to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount.

        The "spread" under an ISO—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to ISOs, the participant must sell the shares within the same calendar year in which the ISOs are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

        Restricted Stock.    The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.

        Recipients of restricted stock may make an election under Section 83(b) of the Code ("Section 83(b) election") to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) election must be made within thirty days from the time the restricted stock is issued.

        Stock Appreciation Rights, Performance Shares and Performance Units.    Recipients of stock appreciation rights, or SARs, performance shares and performance units generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of an SAR, performance share or performance unit. Participants will recognize gain upon the disposition of any shares received on exercise of an SAR, performance share or performance unit equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

        We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount.

        Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

        The foregoing is only a summary of the federal income tax consequences of 1999 Plan transactions, and is based upon federal income tax laws in effect on the date of this proxy statement. Reference should be made to the applicable provisions of the Code. This summary does not purport to be complete, and does not discuss the tax consequences of a grantee's death or the tax laws of any municipality, state or foreign country to which the grantee may be subject.

Amended Plan Benefits

        As of the date of this proxy statement, no executive officer, director and no associate of any executive office or director, has been granted any options subject to stockholder approval of the proposed amendment. The benefits to be received pursuant to the 1999 Plan amendments by our executive officers, directors and employees are not determinable at this time.

PROPOSAL NO. 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Ernst & Young LLP has served as our independent auditors since our inception and has been appointed by the board to continue as our independent auditors for our fiscal year ending December 31, 2004. Although we are not required to seek stockholder approval of our selection of independent auditors, the board believes it to be sound corporate governance to do so. If the appointment is not ratified, the board will investigate the reasons for stockholder rejection and will reconsider its selection of independent auditors.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT AUDITORS FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2004

CODE OF ETHICS

        The board of directors has adopted a code of ethics applicable to all directors, officers, and employees as required by applicable securities laws, rules of the Securities and Exchange Commission, and the Nasdaq listing standards. We will post on our website any amendments to, or waivers from, any provision of our Code of Ethics. A copy of our code of ethics is posted on our Internet website at www.plxtech.com.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

        For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice in writing to the Secretary of PLX. To be timely for the 2005 annual meeting of stockholders, a stockholder's notice must be delivered to or mailed and received by the Secretary of PLX at our principal executive offices between February 1, 2005 and March 4, 2005. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of PLX which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Material

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at our 2005 annual meeting of stockholders must be received by us no later than December 17, 2004 in order to be considered for inclusion in our proxy materials for that meeting.

FORM 10-K ANNUAL REPORT

        UPON WRITTEN REQUEST TO OUR CORPORATE SECRETARY, PLX TECHNOLOGY, INC., 870 MAUDE AVENUE, SUNNYVALE, CALIFORNIA 94085, WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information in person at the following location of the SEC:

Public Reference Room
450 Fifth Street, N.W. Suite 1024
Washington, D.C. 20549

        You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Suite 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like PLX, that file electronically with the SEC. The address of that site is http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy, and later information that we file with the SEC will automatically update and supersede this information.

        We incorporate by reference the following filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003; and

  Our Current Report on Form 8-K filed on March 8, 2004.

        All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this document to the date of the annual meeting of the stockholders shall be deemed to be incorporated by reference into this document.

        We will provide without charge to each person to whom a copy of this proxy is delivered, upon the written request of such person, a copy of any or all of the documents incorporated by reference. You may obtain a copy of these documents from us without charge by writing or telephoning us at:

PLX Technology, Inc.
870 Maude Avenue
Sunnyvale, California 94085
Telephone Number (408) 774-9060
Attention: Michael J. Salameh, President

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock. Reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2003, all reporting persons complied with all applicable filing requirements, except for one Form 4 filing reporting the grant of options to D. James Guzy, one Form 4 filing reporting the grant of options to Timothy Draper and one Form 4 filing reporting the grant of options to John Hart, all of which were inadvertently filed late.

Other Matters

        The board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,
Michael J. Salameh President and Director

                        , 2004
Sunnyvale, California

DETACH HERE	ZPLX22

P R O X Y	PLX TECHNOLOGY, INC. 870 Maude Avenue Sunnyvale, CA 94085 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON , 2004
Michael J. Salameh and Rafael Torres, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of PLX Technology, Inc. (the "Company"), to be held on , 2004 at the Company's headquarters, 870 Maude Avenue, Sunnyvale, California, and any adjournment or postponement thereof.

Election of five directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: (01) MICHAEL J. SALAMEH, (02) D. JAMES GUZY, (03) ROBERT H. SMITH, (04) TIMOTHY DRAPER, AND (05) JOHN H. HART.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

PLX TECHNOLOGY, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
Log on to the Internet and go to http://www.eproxyvote.com/plxt	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZPLX21 0000
☒	Please mark votes as in this example.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors, and FOR proposals 2, 3, 4 and 5.
The Board of Directors recommends a vote FOR the Election of Directors and FOR proposals 2, 3, 4 and 5.

						FOR	AGAINST	ABSTAIN
1.	Election of Directors.(see reverse)			2.	AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. To amend the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock which the Company is authorized to issue from 30,000,000 shares to 50,000,000 shares.	☐	☐	☐
		FOR	WITHHELD
		☐	☐
	☐	For all nominee(s) except as written above		3.
					APPROVAL OF ISSUANCE OF COMMON STOCK IN THE NETCHIP TECHNOLOGY, INC. ACQUISITION. To approve the issuance of shares of the Company's Common Stock to be paid to the holders of the outstanding stock of NetChip Technology, Inc. pursuant to the terms of an Agreement and Plan of Reorganization dated March 8, 2004, by and among the Company, NC Acquisition Sub, Inc., a Delaware corporation which is a wholly-owned subsidiary of the Company, NetChip Technology, Inc. and Wei-Ti Liu, as shareholders' agent.	☐	☐	☐
4.
					APPROVAL OF AN AMENDMENT TO THE PLX TECHNOLOGY, INC. 1999 STOCK INCENTIVE PLAN. To approve an amendment to the Company's 1999 Stock Incentive Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 4,300,000 shares to 5,000,000 shares.	☐	☐	☐
				5.	To ratify and approve the appointment of Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 2004.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
Signature:	Date:	Signature:	Date:

ANNEX A

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

PLX TECHNOLOGY, INC.

NC ACQUISITION SUB, INC.

NETCHIP TECHNOLOGY, INC.

AND

WEI-TI LIU, AS SHAREHOLDERS' AGENT

March 8, 2004

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304

ARTICLE 1 THE MERGER		A-6
1.1	The Merger	A-6
1.2	Closing; Effective Time	A-6
1.3	Effect of the Merger	A-7
1.4	Articles of Incorporation; Bylaws	A-7
1.5	Directors and Officers	A-7
1.6	Effect on Capital Stock	A-7
1.7	Purchase Consideration Adjustment	A-10
1.8	Earn-Out	A-12
1.9	Surrender of Certificates	A-14
1.10	Tax and Accounting Consequences	A-16
1.11	Withholding Rights	A-16
1.12	Company Shareholder Loans	A-16
1.13	Private Placement; Legends	A-16
1.14	Taking of Necessary Action; Further Action	A-17
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF COMPANY		A-17
2.1	Organization, Standing and Power	A-17
2.2	Capital Structure	A-18
2.3	Authority	A-19
2.4	Financial Statements	A-20
2.5	Absence of Certain Changes	A-20
2.6	Absence of Undisclosed Liabilities	A-22
2.7	Proceedings; Orders	A-22
2.8	Restrictions on Business Activities	A-22
2.9	Governmental Authorization	A-22
2.10	Title to Personal Property	A-23
2.11	Intellectual Property	A-23
2.12	Environmental Matters	A-25
2.13	Taxes	A-25
2.14	Employee Benefit Plans	A-27
2.15	Certain Agreements Affected by the Merger	A-29
2.16	Employee Matters	A-29
2.17	Interested Party Transactions	A-31
2.18	Insurance	A-31

2.19	Compliance With Laws	A-31
2.20	Minute Books	A-31
2.21	Brokers' and Finders' Fees	A-31
2.22	Voting Agreements; Irrevocable Proxies	A-31
2.23	Vote Required	A-31
2.24	Board Approval	A-31
2.25	Inventory	A-32
2.26	Accounts Receivable	A-32
2.27	Customers and Suppliers	A-32
2.28	Material Contracts	A-32
2.29	No Breach of Material Contracts	A-33
2.30	Material Third Party Consents	A-33
2.31	Real Property	A-33
2.32	Information Statement	A-34
2.33	Export Control Laws	A-34
2.34	Bank Accounts	A-35
2.35	No Trading	A-35
2.36	Representations Complete	A-35
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-35
3.1	Organization, Standing and Power	A-35
3.2	Capital Structure	A-35
3.3	Authority	A-36
3.4	SEC Documents; Financial Statements	A-36
3.5	Litigation	A-37
3.6	Broker's and Finders' Fees	A-37
ARTICLE 4 CONDUCT PRIOR TO THE EFFECTIVE TIME		A-37
4.1	Conduct of Business of Company	A-37
4.2	Restriction on Conduct of Business of Company	A-38
4.3	No Solicitation	A-40
ARTICLE 5 ADDITIONAL AGREEMENTS		A-40
5.1	Registration Exemption; Blue Sky	A-40
5.2	Access to Information; Disclosure Schedule Updates	A-40
5.3	Confidentiality	A-41

5.4	Public Disclosure	A-41
5.5	Consents; Cooperation	A-42
5.6	Affiliate Voting Agreement and Proxies; Holder Representation and Lock-Up Agreement	A-42
5.7	Legal Requirements	A-42
5.8	Company Options	A-42
5.9	Employees	A-43
5.10	Termination of Employee Plans	A-43
5.11	Escrow Agreement	A-44
5.12	Form S-8	A-44
5.13	Expenses	A-44
5.14	Treatment as Reorganization	A-44
5.15	Best Efforts and Further Assurances	A-45
5.16	Takeover Statutes	A-45
5.17	Notices	A-45
5.18	Waivers of Rights of First Refusal	A-45
5.19	Listing of Additional Shares	A-45
5.20	Further Assurances	A-45
5.21	FIRPTA Certificate	A-45
5.22	Resignation of Directors and Officers	A-45
5.23	Issuance of Restricted Securities; Shareholders' Consent	A-46
5.24	Registration Rights Agreement	A-47
5.25	Transfer Restrictions; No Trading	A-47
5.26	Spreadsheet	A-47
ARTICLE 6 CONDITIONS TO THE MERGER		A-47
6.1	Conditions to Obligations of Each Party to Effect the Merger	A-47
6.2	Additional Conditions to Obligations of Company	A-48
6.3	Additional Conditions to the Obligations of Parent	A-48
ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER		A-50
7.1	Termination	A-50
7.2	Effect of Termination	A-51
7.3	Amendment	A-51
7.4	Extension; Waiver	A-51
ARTICLE 8 ESCROW AND INDEMNIFICATION		A-52
8.1	Indemnification	A-52

8.2	Limits on Indemnification	A-52
8.3	Escrow Fund	A-52
8.4	Payment for Parent Damages	A-52
8.5	Escrow Period	A-53
8.6	Claims upon Escrow Fund	A-53
8.7	Objections to Claims	A-53
8.8	Resolution of Conflicts; Arbitration	A-54
8.9	Shareholders' Agent	A-54
8.10	Actions of the Shareholders' Agent	A-54
8.11	Third-Party Claims	A-54
8.12	Voting Rights and Cash Distributions With Respect to Escrow Shares	A-55
ARTICLE 9 GENERAL PROVISIONS		A-55
9.1	Non-Survival at Effective Time	A-55
9.2	Notices	A-55
9.3	Interpretation	A-56
9.4	Counterparts; Facsimile Delivery	A-56
9.5	Entire Agreement; Nonassignability; Parties in Interest	A-56
9.6	Severability	A-56
9.7	Remedies Cumulative	A-57
9.8	Governing Law	A-57
9.9	Dispute Resolution	A-57
9.10	Rules of Construction	A-57
APPENDICES AND SCHEDULES
Appendix 1—Index of Certain Definitions
Company Disclosure Schedule
Schedule 2.2—Company Shareholders
Schedule 2.3—Authority
Schedule 2.4—Financial Statements
Schedule 2.5—Absence of Certain Changes
Schedule 2.6—Undisclosed Liabilities
Schedule 2.7—Proceedings; Orders
Schedule 2.9—Governmental Authorizations
Schedule 2.10—Title to Personal Property
Schedule 2.11—Intellectual Property

Schedule 2.13 Tax Returns
Schedule 2.14—Employee Benefit Plans
Schedule 2.16—Employee Matters
Schedule 2.18—Insurance
Schedule 2.22—Named Shareholders
Schedule 2.28—Material Contracts
Schedule 2.30—Material Third Party Consents
Schedule 2.31—Real Property
Schedule 2.34—Bank Accounts
Other Schedules
Schedule 4.2—Restrictions on Conduct of Business of Company
Schedule 5.7(a)—List of Company Affiliates
Schedule 5.8(a)—Holders of Outstanding Company Options
Schedule 5.26—Exchange Ratio Spreadsheet
EXHIBITS
Exhibit A—Agreement of Merger
Exhibit B—Affiliate Voting Agreement
Exhibit C—Confidentiality Agreement
Exhibit D—Holder Representation and Lock-Up Agreement
Exhibit E—Employment and Noncompetition Agreement
Exhibit F—Noncompetition Agreement
Exhibit G—Escrow Agreement
Exhibit H—FIRPTA Notice
Exhibit I—IRS Notice
Exhibit J—Registration Rights Agreement
Exhibit K—Legal Opinion of Morrison & Foerster LLP
Exhibit L—Legal Opinion of Staskus Venture Law

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of March 8, 2004 (the "Execution Date") by and among PLX Technology, Inc., a Delaware corporation ("Parent"), NC Acquisition Sub, Inc., a California corporation and wholly owned subsidiary of Parent ("Merger Sub"), NetChip Technology, Inc., a California corporation ("Company"), and Wei-Ti Liu in his capacity as the shareholders' agent ("Shareholders' Agent"). Certain terms used in this Agreement are defined in Appendix 1.

RECITALS

A. The Boards of Directors of Parent, Merger Sub and Company each have determined that the acquisition of Company by Parent through the merger of Merger Sub with and into Company pursuant to the terms and subject to the conditions set forth herein (the "Merger") is in the best interests of their respective companies and stockholders and shareholders.

B. Merger Sub is a wholly-owned subsidiary of Parent.

C. Pursuant to the Merger, among other things, each outstanding share of capital stock of Company shall be converted into the consideration set forth herein.

D. Company and Parent desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

E. For federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code, with respect to the Merger.

F. The parties intend that for financial accounting purposes, the Merger shall be accounted for as a purchase transaction.

G. As an inducement to Parent to enter into this Agreement, (a) the officers and directors of the Company and certain of the Company Shareholders have concurrently herewith entered into an agreement to vote the shares of Company Capital Stock owned by such Persons to approve the Merger and (b) the Key Shareholders have concurrently herewith entered into the Noncompetition Agreement and the Employment and Noncompetition Agreements, as applicable.

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

1. THE MERGER

  1.
  The Merger.    Subject to and in accordance with the terms and conditions set forth in this Agreement, at the Effective Time, the Merger Sub shall be merged with and into Company, which shall be the surviving corporation (the "Surviving Corporation") in the Merger, and the separate existence of the Merger Sub shall thereupon cease. The name of the Surviving Corporation shall remain "NetChip Technology, Inc." The Merger shall have the effects set forth in the applicable provisions of the CGCL.

  2.
  Closing; Effective Time.    The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article 6 hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Morrison & Foerster, LLP, 755 Page Mill Road, Palo Alto, California, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by duly filing a properly executed Agreement of Merger in the form attached hereto as Exhibit A

    (the "Agreement of Merger"), together with any required officers' certificates, with the Secretary of State of the State of California, in accordance with the relevant provisions of the CGCL (the time of such filing with the Secretary of State of California being the "Effective Time").

  3.
  Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

  4.
  Articles of Incorporation; Bylaws.

  a.
  At the Effective Time, the Articles of Incorporation of Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by the CGCL and such Articles of Incorporation; provided, that as of the Effective Time, the Company's Articles of Incorporation shall be amended as set forth in Annex A to the Agreement of Merger.

  b.
  At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the CGCL and such Bylaws.

  5.
  Directors and Officers.    At the Effective Time, the directors of Merger Sub, as in effect immediately prior to the Effective Time, shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. At the Effective Time, the officers of Merger Sub, as in effect immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

  6.
  Effect on Capital Stock.

  a.
  Conversion of Company Capital Stock.    By virtue of the Merger and without any action on the part of Parent, Company, the Merger Sub or the holders of any of Company's securities, at the Effective Time, subject to Section 1.9(c):

  i.
  each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any shares cancelled pursuant to Section 1.6(b) and excluding any Dissenting Shares (as defined in Section 1.6(f) below)) will be cancelled and extinguished and automatically converted into the right to receive, upon surrender of the certificate representing such shares of Company Series A Preferred Stock:

  A.
  that number of shares (or fraction thereof) of Parent Common Stock equal to the Series A Preferred Share Exchange Ratio; and

  B.
  cash in lieu of fractional shares issuable pursuant to Section 1.6(a)(i)(A) in accordance with Section 1.6(e).

  ii.
  each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any shares cancelled pursuant to Section 1.6(b) and excluding any Dissenting Shares (as defined in Section 1.6(f) below)) will be cancelled and extinguished and automatically converted into the right to receive, upon surrender of the certificate representing such shares of Company Series B Preferred Stock:

        A.
        that number of shares (or fraction thereof) of Parent Common Stock equal to the Series B Preferred Share Exchange Ratio; and

        B.
        cash in lieu of fractional shares issuable pursuant to Section 1.6(a)(ii)(A) in accordance with Section 1.6(e).

      iii.
      each share of Company Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any shares cancelled pursuant to Section 1.6(b) and excluding any Dissenting Shares (as defined in Section 1.6(f) below)) will be cancelled and extinguished and automatically converted into the right to receive, upon surrender of the certificate representing such shares of Company Series C Preferred Stock:

      A.
      that number of shares (or fraction thereof) of Parent Common Stock equal to the Series C Preferred Share Exchange Ratio; and

      B.
      cash in lieu of fractional shares issuable pursuant to Section 1.6(a)(iii)(A) in accordance with Section 1.6(e).

      iv.
      each share of Company Series D Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any shares cancelled pursuant to Section 1.6(b) and excluding any Dissenting Shares (as defined in Section 1.6(f) below)) will be cancelled and extinguished and automatically converted into the right to receive, upon surrender of the certificate representing such shares of Company Series D Preferred Stock:

      A.
      that number of shares (or fraction thereof) of Parent Common Stock equal to the Series D Preferred Share Exchange Ratio; and

      B.
      cash in lieu of fractional shares issuable pursuant to Section 1.6(a)(iv)(A) in accordance with Section 1.6(e).

      v.
      each share of Company Series E Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any shares cancelled pursuant to Section 1.6(b) and excluding any Dissenting Shares (as defined in Section 1.6(f) below)) will be cancelled and extinguished and automatically converted into the right to receive, upon surrender of the certificate representing such shares of Company Series E Preferred Stock:

      A.
      that number of shares (or fraction thereof) of Parent Common Stock equal to the Series E Preferred Share Exchange Ratio; and

      B.
      cash in lieu of fractional shares issuable pursuant to Section 1.6(a)(v)(A) in accordance with Section 1.6(e).

      vi.
      each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares cancelled pursuant to Section 1.6(b) and excluding any Dissenting Shares (as defined in Section 1.6(f) below)) will be cancelled and extinguished and automatically converted into the right to receive, upon surrender of the certificate representing such shares of Company Common Stock:

      A.
      that number of shares (or fraction thereof) of Parent Common Stock equal to the Share Exchange Ratio;

        B.
        cash in lieu of fractional shares issuable pursuant to Section 1.6(a)(vi)(A) in accordance with Section 1.6(e);

        C.
        a right to receive the Earn-Out Share Exchange Ratio; and

        D.
        cash in lieu of fractional shares issuable pursuant to Section 1.6(a)(vi)(C) in accordance with Section 1.6(e).

      vii.
      To the extent that any Company Shareholder holds shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time that are subject to restrictions (with respect to vesting or otherwise) ("Restricted Stock"), the shares of Parent Common Stock issued to such holder in the Merger in exchange for such holder's shares of Restricted Stock shall be subject to the same restrictions, terms and conditions post-Merger.

      viii.
      No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of (A) any increase or decrease in the market price of Parent Common Stock prior to the Effective Time, or (B) any cash proceeds received by Company from the date hereof to the Closing Date pursuant to the exercise of currently outstanding Company Options or Company Warrants.

    b.
    Cancellation of Company Capital Stock Owned by Company.    At the Effective Time, all shares of Company Capital Stock that are owned by Company as treasury stock and each share of Company Capital Stock owned by Parent or any direct or indirect wholly-owned subsidiary of Company or Parent shall be canceled and extinguished without any rights to conversion thereof and no consideration shall be delivered in exchange therefore.

    c.
    Company Options and Company Warrants.    At the Effective Time, all Company Options then outstanding under the Company's 1996 Flexible Stock Incentive Plan (the "Company Stock Option Plan") shall be converted into Parent Options in accordance with Section 5.8(a). At the Effective Time, all Company Warrants then outstanding shall be cancelled in accordance with their terms.

    d.
    Adjustments to Exchange Ratios.    The Series A Preferred Share Exchange Ratio, Series B Preferred Share Exchange Ratio, Series C Preferred Share Exchange Ratio, Series D Preferred Share Exchange Ratio, Series E Preferred Share Exchange Ratio, Share Exchange Ratio, and the Earn-Out Share Exchange Ratio shall only be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reclassification, reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time, so as to provide holders of Company Common Stock and Parent the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reclassification, reorganization, recapitalization, or other like change.

    e.
    Fractional Shares.    No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to which such holder is entitled) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Parent Stock Price (or, in the case of Earn-Out Shares, the Earn-Out Stock Price or, in the case of Escrow Shares, the Escrow Stock Price), less any amount required to be withheld under foreign, federal, state or local tax laws.

    f.
    Dissenters' Rights.    Notwithstanding any provisions of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised such holder's dissenters' rights in accordance with CGCL and who, as of the Effective Time, has not effectively withdrawn or lost (through the failure to perfect or otherwise) such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration described in Section 1.6(a), but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by CGCL. Notwithstanding the above, if any holder of shares of Company Capital Stock who demands dissenters' rights with respect to such shares shall effectively withdraw or lose such holder's dissenters' rights pursuant to CGCL, then, as of the Effective Time or the occurrence of such withdrawal or loss event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration described in Section 1.6(a) hereof upon surrender of the applicable certificates as provided herein. Company agrees that, except with the prior written consent of Parent, or as required under CGCL, it will not voluntarily make any payment with respect to, or settle or offer to settle, any purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of CGCL, becomes entitled to payment of the fair value for shares of Company Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such shareholder of the certificate or certificates representing shares of Company Capital Stock, the consideration to which such shareholder would otherwise be entitled under this Section 1.6, and Agreement of Merger, less the consideration allocable to such shareholder that has been deposited in the Escrow Fund pursuant to Section 1.9(c)(iii) and Article 8 hereof. Notwithstanding the foregoing, to the extent that Parent or the Surviving Corporation (i) makes any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement, such amount in excess of amounts payable in accordance with this Agreement or (ii) incurs any other costs or expenses, (including specifically, but without limitation, attorneys' fees, costs and expenses in connection with any action or proceeding or in connection with any investigation) in respect of any Dissenting Shares (excluding payments for such shares payable in accordance with this Agreement or any amounts already covered by the foregoing clause (i)) (together "Dissenting Share Payments"), Parent shall be entitled to recover, subject to the terms of Article 8 hereof, the amount of such Dissenting Share Payments without regard to the Damage Threshold (as defined in Section 8.2 hereof).

    g.
    Capital Stock of Merger Sub.    Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each share certificate of Merger Sub evidencing ownership of any such shares of common stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

  7.
  Purchase Consideration Adjustment.    The Total Value of Share Consideration shall be subject to adjustment as follows:

  a.
  The Company shall deliver to Parent at least three (3) calendar days prior to the expected Closing Date a statement ("Accounting Statement") setting forth the Company's estimate of the Closing Date Net Assets. The "Closing Date Net Assets" shall mean the remainder, as of the Closing Date, of the Company's current assets less its current liabilities; provided, however, the current liabilities shall only include legal fees in excess of the Legal Fee Cap and provided further, for the avoidance of doubt, the Company's liabilities shall include all unpaid Taxes attributable to the income, business, property, or operations of the Company, or for which the Company may otherwise be liable, for all taxable periods or portions thereof through the Closing Date and with respect to all transactions occurring through Closing Date, whether or not such Taxes are currently due and payable as of the Closing Date. The Closing Date Net Assets as set forth on the Accounting Statement shall be prepared in accordance with GAAP applied on a basis consistent with the application of GAAP to the preparation of the Company Financial Statements. If the Accounting Statement is acceptable to Parent, the Total Value of Share Consideration shall be increased, dollar for dollar, by the amount by which the Closing Date Net Assets is greater than the Baseline Net Assets and shall be decreased, dollar for dollar, by the amount by which the Closing Date Net Assets is less than such amount. If the Closing Date Net Assets as set forth on the Accounting Statement are not acceptable to Parent, Parent shall deliver to the Company, prior to the Effective Time, a certificate containing a statement that: (i) Parent believes that the actual Closing Date Net Assets of the Company are different than the estimated Closing Date Net Assets as set forth on the Accounting Statement; (ii) a brief description of the facts and circumstances supporting such belief; and (iii) Parent's good faith estimate of the actual Closing Date Net Assets of the Company.

    b.
    In the event there is a dispute between Parent and the Company at the Effective Time regarding the Closing Date Net Assets of the Company, such disputed amount shall not be included in any adjustment to the Total Value of Share Consideration at the Closing; provided, however, that the Total Value of Share Consideration shall be adjusted at the Closing to reflect any amount of the Closing Date Net Assets reflected in the Accounting Statement that are not in dispute between Parent and the Company. If Parent determines, in good faith, that the actual Closing Date Net Assets of the Company is less than the estimated Closing Date Net Assets of the Company set forth on the Accounting Statement, to the extent the Company disputes Parent's calculation, such disputed amount shall be placed in the Escrow Fund pending the determination of Closing Date Net Assets as set forth below (the "Escrowed Purchase Price Adjustment").

    c.
    If (i) there is a dispute between Parent and the Company regarding the Closing Date Net Assets of the Company, or (ii) Parent, at its option chooses to prepare an Audited Closing Balance Sheet (as defined below), then Parent shall cause the following to be prepared and delivered to Shareholders' Agent (collectively, no later than sixty (60) days following the Closing Date): (A) an audited balance sheet of the Company as of the Closing Date (the "Audited Closing Balance Sheet"), together with an audit report thereon by a nationally-recognized independent accounting firm hired by Parent ("Parent's Accountant"), prepared in accordance with GAAP on a basis consistent with prior periods; and (B) a statement based on such Audited Closing Balance Sheet which sets forth in detail a calculation of the Closing Date Net Assets. Parent shall, and shall cause the Parent's Accountant to, provide Shareholders' Agent any and all work papers used in the preparation of the Audited Closing Balance Sheet. Except as set forth below, the Audited Closing Balance Sheet and the accompanying Closing Date Net Assets calculation shall be deemed to be and shall be final, binding and conclusive on the parties upon the earlier of (the "Final Resolution Date"): (1) Shareholders' Agent delivery of a written notice to Parent of its approval of the Audited Closing Balance Sheet; (2) the failure of Shareholders' Agent to notify Parent in writing of a dispute with the Audited Closing Balance Sheet within fifteen (15) days of the delivery of such documents to Shareholders' Agent; (3) the resolution of all disputes, pursuant to Section 1.7(d), by

      Parent Accountant and Shareholders' Accountant; and (4) the resolution of all disputes, pursuant to Section 1.7(d), by the Independent Accounting Firm.

    d.
    Shareholders' Agent may dispute any amounts reflected on the Audited Closing Balance Sheet by delivery of a written notice to Parent (the "Audited Closing Balance Sheet Dispute Notice"). If Shareholders' Agent delivers an Audited Closing Balance Sheet Dispute Notice to Parent, Parent's Accountant and an accountant designated by Shareholders' Agent ("Shareholders' Accountant") shall attempt to reconcile the parties' differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties. If Parent's Accountant and Shareholders' Accountant are unable to reach a resolution within fifteen (15) days after the delivery of the Audited Closing Balance Sheet Dispute Notice, Parent's Accountant and Shareholders' Accountant shall submit their respective determinations and calculations and the items remaining in dispute for resolution to an independent accounting firm mutually acceptable to Parent and Shareholders' Agent (the "Independent Accounting Firm"). The parties shall cause the Independent Accounting Firm to submit a report to Parent and Shareholders' Agent with a determination regarding the remaining disputed items, within thirty (30) days after submission of the matter, and such report shall be final, binding and conclusive on Parent and Shareholders' Agent. Parent and the Company Shareholders shall be responsible for the fees, costs and expenses of the Independent Accounting Firm in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party as finally determined by the Independent Accounting Firm bears to the total amount of such remaining disputed items. All such fees shall be paid to such Independent Accounting Firm by Parent; provided, however, that the portion of any such payment that is the responsibility of the Company Shareholder shall constitute "Parent Damages" recoverable from the Escrow Fund pursuant to the Escrow Agreement without regard to the Damage Threshold (as defined in Section 8.2 hereof).

    e.
    If the actual Closing Date Net Assets determined in accordance with this Section 1.7 is less than the estimated Closing Date Net Assets set forth in the Accounting Statement, Parent shall entitled to withdraw the amount by which the estimated Closing Date Net Assets exceeds the actual Closing Date Net Assets from the Escrow Fund (the "Parent's Shortfall") without regard to the Damage Threshold (as defined in Section 8.2). If the Parent's Shortfall is less than the Escrowed Purchase Price Adjustment, Parent shall cause the Escrow Agent to distribute to the Company Shareholders, within fifteen (15) business days of the Final Resolution Date, the difference between the Escrowed Purchase Price Adjustment and the Parent's Shortfall (it being understood that if the actual Closing Date Net Assets determined in accordance with this Section 1.7 are greater than the estimated Closing Date Net Assets set forth on the Accounting Statement, Parent shall distribute to the Company Shareholders, on a pro rata basis, an additional number of shares of Parent Common Stock having a value equal to such excess amount).

  8.
  Earn-Out.

  a.
  Earn-Out Payment.    In addition to the Total Value of Share Consideration, Surviving Corporation or Parent agrees to pay to the holders of Company Common Stock, if earned, an earned payout amount (the "Earn-Out Payment") equal to the sum of (i) the lesser of (A) 2.27 multiplied by the remainder of (1) Surviving Corporation Gross Profit Margin less (2) $3,000,000 and (B) $5,000,000 (the "First Earn-Out Tranche"), and (ii) the lesser of (A) 2.5 multiplied by the remainder of (1) Surviving Corporation Gross Profit Margin less (2) $5,200,000, and (B) $5,000,000 (the "Second Earn-Out Tranche"), provided however, in no event shall the Second Earn-Out Tranche be earned and paid out if the

      First Earn-Out Tranche is less than $5,000,000. For the purposes of the Earn-Out Payment calculation pursuant to this Section 1.8, the "Surviving Corporation Gross Profit Margin" shall mean the net revenues of the Company Products less the cost of goods sold of the Company Products as determined in accordance with GAAP, and consistent with Parent's accounting policies and procedures, for the twelve (12) month period commencing on the Closing Date and ending on the one year anniversary of the Closing Date (the "Earn-Out Period"). Parent and Surviving Corporation shall operate and manage the business and operations of the Surviving Corporation in good faith with prudent business practices.

    b.
    Sale of Business; Change-in-Control of Parent.    In the event that, during the Earn-Out Period, Parent sells or disposes of any portion of its business that sells the Company Products (a "Business Sale"), then, for purposes of calculating the Earn-Out Payment set forth in Section 1.8(a) above, the Surviving Corporation Gross Profit Margin shall be based on the actual Surviving Corporation Gross Profit Margin for the period from the Closing Date, through the closing date of the Business Sale, as annualized for a twelve (12) month period, provided, however, such annualization shall only apply to the calculation of the Surviving Corporation Gross Profit Margin and not to any other factor in determining the Earn-Out Payment pursuant to Section 1.8(a). (For example, if the closing date of the Business Sale was four (4) months after the Closing Date, for purposes of the Earn-Out Payment calculation, the Surviving Corporation Gross Profit Margin would be based on the product obtained by multiplying (i) the actual Surviving Corporation Gross Profit Margin from the Closing Date of this Agreement through the closing date of such Business Sale, by (ii) three (3)). In the event of a Change-in-Control of Parent, the Earn-Out Payment would be based on the actual Surviving Corporation Gross Profit Margin for the period from the Closing Date through the date of such Change-in-Control of Parent, as annualized for a twelve (12) month period, provided, however, such annualization shall only apply to the calculation of the Surviving Corporation Gross Profit Margin and not to any other factor in determining the Earn-Out Payment pursuant to Section 1.8(a).

    c.
    Date and Form of Earn-Out Payment.    A computation of the Surviving Corporation Gross Profit Margin shall be prepared by Parent in the form of a report (the "Earn-Out Report") and delivered to the Shareholders' Agent not less than three (3) weeks following the first anniversary of the Closing Date. Upon the earlier of (i) the failure of Shareholders' Agent to deliver the Earn-Out Payment Disagreement Notice (as defined below) to Parent regarding a dispute with the Earn-Out Payment within three (3) weeks of the delivery of the Earn-Out Report to the Shareholders' Agent, (ii) the resolution of all disputes, pursuant to Section 1.8(d), by Parent and Shareholders' Agent, and (iii) the resolution of all disputes, pursuant to Section 1.8(d), by the Independent Accounting Firm, the Parent shall cause the Earn-Out Payment to be paid in shares of Parent Common Stock valued at the Earn-Out Stock Price (the "Earn-Out Shares"). The Earn-Out Payment shall be based on the internally-generated financial statements of the Surviving Corporation prepared in accordance with GAAP, consistently applied (which have been prepared under the direction of the Parent) for the Earn-Out Period.

    d.
    Resolution of Disputes.    Shareholders' Agent may dispute the Earn-Out Report by delivery of a written notice to Parent (the "Earn-Out Payment Disagreement Notice") within three (3) weeks of receiving the Earn-Out Report. If Shareholders' Agent delivers an Earn-Out Payment Disagreement Notice to Parent, Parent and Shareholders' Agent shall attempt to reconcile the parties' differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties. If Parent and

      Shareholders' Agent are unable to reach a resolution within thirty (30) days after the delivery of the Earn-Out Payment Disagreement Notice, Parent and Shareholders' Agent shall submit their respective determinations and calculations and the items remaining in dispute for resolution to or an Independent Accounting Firm. The parties shall cause the Independent Accounting Firm to submit a report to Parent and Shareholders' Agent with a determination regarding the remaining disputed items, within thirty (30) days after submission of the matter, and such report shall be final, binding and conclusive on Parent and Shareholders' Agent. Parent and the Company Shareholders shall be responsible for the fees, costs and expenses of the Independent Accounting Firm in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party as finally determined by the Independent Accounting Firm bears to the total amount of such remaining disputed items. All such fees shall be paid to such Independent Accounting Firm by Parent; provided, however, that the portion of any such payment that is the responsibility of the Company Shareholders shall constitute "Parent Damages" recoverable from the Escrow Fund pursuant to the Escrow Agreement, without regard to the Damage Threshold (as defined in Section 8.2 hereof).

  9.
  Surrender of Certificates.

  a.
  Exchange Agent.    Parent's transfer agent, EquiServe Trust Company, N.A., shall act as the exchange agent (the "Exchange Agent") in the Merger.

  b.
  Parent to Provide Common Stock.    As soon as practicable after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article 1, through such reasonable procedures as Parent may adopt, (i) the shares of Parent Common Stock issuable pursuant to Section 1.6(a) (provided that delivery of any shares that are subject to vesting shall be in book entry form only until such vesting restrictions have lapsed) in exchange for shares of Company Capital Stock outstanding immediately prior to the Effective Time, less the Escrow Shares (as defined in Section 1.9(c)(iii)), and (ii) cash in an amount sufficient to permit the payment in lieu of fractional shares pursuant to Section 1.6(e).

  c.
  Exchange Procedures.

  i.
  As soon as practicable, after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock, whose shares were converted into the right to receive the consideration set forth in Section 1.6(a) above, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify), and (B) instructions for use in effecting the surrender of the Certificates in exchange for the right to receive the consideration set forth in Section 1.6(a) (or book entries in the case of shares that have not yet vested, if any) above, less the Escrow Shares.

  ii.
  Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with (A) such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, (B) a validly executed Holder Representation and Lock-Up Agreement and (C) a validly executed Registration Rights Agreement, the holder of such Certificate shall be entitled to receive in exchange therefor a right to receive

        (1) the shares of Parent Common Stock to which such holder is entitled to receive pursuant to Section 1.6(a) above (or a book entry in the case of shares that have not yet vested in full, if any) less the Escrow Shares and (2) cash in an amount sufficient to permit the payment in lieu of fractional shares pursuant to Section 1.6(e), and the Certificate so surrendered shall forthwith be cancelled.

      iii.
      As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article 8 hereof, Parent shall withhold on a pro rata basis and cause to be distributed to the Escrow Agent (as defined in Article 8 hereof) a certificate or certificates representing Parent Common Stock (valued at the Parent Stock Price) (the "Escrow Shares") representing an aggregate of $2,000,000 from the Total Value of Share Consideration that is otherwise payable to the Company Shareholders pursuant to Section 1.6(a). The Escrow Shares shall be registered in the name of the Escrow Agent as nominee for each Company Shareholder holding Certificates cancelled pursuant to this Section 1.9. The Escrow Shares shall be vested shares not subject to any repurchase rights. The Escrow Shares shall be held in escrow and shall be available to compensate Parent for certain damages as provided in Article 8. To the extent not used for such purposes, such Escrow Shares shall be released, as provided in Article 8 hereof.

      iv.
      In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue or cause to be issued to such Person in exchange for such lost, stolen or destroyed Certificate, a new certificate into which the shares of such Person's Company Capital Stock are converted at the Effective Time and/or deliver or cause to be delivered to such Person a check in respect of any fractional share interests or dividends or distributions, which such Person shall be entitled to receive pursuant to Section 1.6. When authorizing such issuance in exchange therefor, Parent and/or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give Parent and/or the Exchange Agent a reasonable form of indemnity, as it shall direct, against any claim that may be made against Parent or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

    d.
    Distributions With Respect to Unexchanged Shares.    No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of Parent Common Stock.

    e.
    Transfers of Ownership.    If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to the Exchange Agent, Parent or any other agent designated by Parent, as applicable, any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of the Exchange Agent, Parent or any other agent designated by Parent, as applicable, that such tax has been paid or is not payable.

    f.
    No Liability.    Notwithstanding anything to the contrary in this Section 1.9, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    g.
    Dissenting Shares.    The provisions of this Section 1.9 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 1.9 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the consideration to which such holder is entitled pursuant to Section 1.6 hereof.

    h.
    No Further Ownership Rights in Company Capital Stock.    All shares of Parent Common Stock issued and all cash paid for fractional shares thereof upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 1.

  10.
  Tax and Accounting Consequences.    It is intended by the parties hereto that the Merger shall (a) constitute a "reorganization" within the meaning of Section 368(a) of the Code and (b) qualify for accounting treatment as a purchase transaction. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations, with respect to the Merger.

  11.
  Withholding Rights.    Parent and the Surviving Corporation shall be entitled to deduct and withhold from the number of shares of Parent Common Stock and cash paid for fractional shares thereof otherwise deliverable under this Agreement, and from any other payments made pursuant to this Agreement, such amounts as Parent and the Surviving Corporation are required to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent and the Surviving Corporation.

  12.
  Company Shareholder Loans.    In the event that any Company Shareholder has outstanding loans from the Company as of the Effective Time, the amount of consideration payable to such Company Shareholder pursuant to Section 1.6 shall be reduced by an amount equal to the outstanding principal plus accrued interest of such Company Shareholders' loans as of the Effective Time. Such loans shall be satisfied as to the amount by which the consideration is reduced pursuant to this Section 1.12.

  13.
  Private Placement; Legends.

  a.
  The shares of Parent Common Stock to be issued in the Merger shall be issued in a private placement as "restricted securities" as defined under Rule 144 of the Securities

      Act and will be subject to the following legend, which legend is subject to approval by the Nasdaq Stock Market:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, OR (B) A VALID EXEMPTION THEREFROM AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

      Parent agrees that it will not unreasonably require an opinion of counsel for any transfer made pursuant to Rule 144 under the Securities Act. The legend set forth above shall be removed from the certificate representing shares of Parent Common Stock at the request of the holder thereof at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act, which request shall be accompanied by the favorable opinion of legal counsel, reasonably satisfactory to Parent, concerning compliance with the conditions of Rule 144(k).

    b.
    In addition, Parent may place on the certificates representing shares of Parent Common Stock issued in the Merger other appropriate legends pursuant to applicable law.

  14.
  Taking of Necessary Action; Further Action.    If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company, Parent and the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as disclosed in a document of even date herewith and attached to this Agreement and delivered by the Company to Parent prior to the execution and delivery of this Agreement and referring by Section number to the representations and warranties in this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent as follows:

  1.
  Organization, Standing and Power.    Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Company has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Company Material Adverse Effect. Company has delivered to Parent a true and correct copy of its Articles of Incorporation and Bylaws or other charter documents, as applicable, each as amended to date. Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. The Company has no subsidiaries, and the Company does not currently own, nor has it ever owned, directly or indirectly, any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person.

  2.
  Capital Structure.

  a.
  The authorized capital stock of Company consists of Twenty Three Million Five Hundred Thousand (23,500,000) shares of Company Common Stock, no par value, of which Two Million Four Hundred Sixty Three Thousand Nine Hundred Fifty-Five (2,463,955) shares are issued and outstanding, Four Million (4,000,000) shares of Company Series A Preferred Stock, no par value, of which Four Million (4,000,000) shares are issued and outstanding, Three Million Three Hundred Five Thousand Five Hundred Fifty-Two (3,305,552) shares of Company Series B Preferred Stock, no par value, of which Three Million Three Hundred Five Thousand Five Hundred Fifty-Two (3,305,552) shares are issued and outstanding, Seven Hundred Thousand (700,000) shares of Company Series C Preferred Stock, no par value, of which Seven Hundred Thousand (700,000) shares are issued and outstanding, Two Million Two Hundred Twenty Two Thousand Two Hundred Twenty-Four (2,222,224) shares of Company Series D Preferred Stock, no par value, of which One Million One Hundred Eleven Thousand One Hundred Twelve (1,111,112) shares are issued and outstanding, and Seven Million Five Hundred Thousand (7,500,000) shares of Company Series E Preferred Stock, no par value, of which Seven Million Sixty Five Thousand (7,065,000) shares are issued and outstanding. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities, other than pursuant to (i) the exercise of One Million Four Hundred Eighteen Thousand (1,418,000) Company Options outstanding as of such date under the Company Stock Option Plan and (ii) the exercise of Company Warrants to purchase an aggregate of One Million One Hundred Eleven Thousand One Hundred Twelve (1,111,112) shares of Company Series D Preferred Stock. Set forth in Schedule 2.2(a) to the Company Disclosure Schedule is a true and correct list of Company's shareholders and any Persons with rights to acquire Company securities, which list will be promptly updated from time to time prior to Closing to reflect any changes thereto (which changes are in any event subject to the restrictions imposed under Section 4.2 below).

  b.
  All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof, and, except as disclosed in Schedule 2.2(b) to the Company Disclosure Schedule, are not subject to preemptive rights or rights of first refusal created by statute, Company's Articles of Incorporation or Bylaws or any Contract to which Company is a party or by which it is bound. All outstanding shares of Company Capital Stock were issued in compliance with all applicable federal and state securities laws. Company has reserved Three Million (3,000,000) shares of Common Stock for issuance to employees, directors and consultants pursuant to the Company Stock Option Plan, of which One Million Five Hundred Twenty Four Thousand Three Hundred Seventy-Three (1,524,372) shares have been issued pursuant to option exercises or direct stock purchases, One Million Four Hundred Eighteen Thousand (1,418,000) shares are subject to outstanding, unexercised options, and Fifty Seven Thousand Six Hundred Twenty Eight (57,628) shares are available for issuance thereunder. Except for (i) the rights created pursuant to this Agreement and (ii) Company's right to repurchase any unvested shares under the Company Stock Option Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Company or obligating Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for the agreements contemplated by this Agreement and the Contracts set forth on Schedule 2.2(b) to the Company Disclosure Schedule, there are no outstanding Contracts relating to voting, purchase or sale of Company Capital Stock (i) between or among Company and any of its securityholders and (ii) to Company's Knowledge, between or among any of Company's securityholders.

    c.
    The terms of Company Stock Option Plans permit the assumption of Company Options by Parent and the conversion of such options into Parent Options as provided for in this Agreement, without the consent or approval of the holders of Company Options, Company Shareholders, or otherwise, without any acceleration of the exercise schedule or vesting provisions with respect to those options. None of the outstanding Company Options permit any accelerated vesting or exercisability of those options by reason of the Merger or any other transactions contemplated by this Agreement. True and complete copies of all Contracts and instruments relating to or issued under the Company Stock Option Plan or otherwise relating to the issuance of Company Options have been provided to Parent and such Contracts and instruments have not been amended, modified or supplemented, and, except as otherwise expressly contemplated herein, there are no Contracts to amend, modify or supplement such agreements or instruments in any case from the Contracts and instruments provided to Parent.

  3.
  Authority.

  a.
  Company has all requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements to which it is a party and to consummate the Transactions. The execution and delivery of this Agreement and the other Transaction Agreements to which it is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of Company, other than the approval of the Company Shareholders. This Agreement and the other Transaction Agreements to which it is a party have been (or will be as of the Closing) duly executed and delivered by Company and constitutes (or will constitute as of the Closing) the valid and binding obligation of Company enforceable against Company in accordance with its terms.

  b.
  The execution and delivery of this Agreement by Company does not, and the execution of the Transaction Agreements and the consummation of the Transactions will not, conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Company, as amended, or (ii) any material mortgage, indenture, lease, Contract, Order, or Legal Requirements applicable to Company or any of its properties or assets.

  c.
  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required by or with respect to Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iii) such filings as may be required under HSR or other Antitrust Laws, (iv) any filings as may be required under applicable Legal Requirements; and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Company Material Adverse Effect and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

  4.
  Financial Statements.    Company has delivered to Parent its audited financial statements at and for the twelve-month periods ended December 31, 2001, December 31, 2002, and its unaudited financial statements for the twelve month period ended December 31, 2003 and the one month period ended January 31, 2004 (including a balance sheet (the "Company Balance Sheet"), statement of operations, statement of shareholders' equity and statement of cash flows) (collectively, the "Company Financial Statements"), which Company Financial Statements are attached as Schedule 2.4. Except as otherwise disclosed on Schedule 2.4, the Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other. The Company Financial Statements were complete and correct in all material respects as of their respective dates, and fairly present the financial condition and operating results of Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. All reserves established by the Company and set forth in the Company Financial Statements were, with respect to the purposes for which they were established, reasonable when made and represent reasonable reserves for the circumstance for which they were established. Company maintains and will continue to maintain an adequate system of internal controls established and administered in accordance with GAAP. There has been no change in Company's methods of accounting or accounting policies or practices except as described in the notes to the Company Financial Statements.

  5.
  Absence of Certain Changes.    Since December 31, 2003 (the "Company Balance Sheet Date"), Company has conducted its business in the ordinary course and except as disclosed in Schedule 2.5 of the Company Disclosure Schedule:

  a.
  as of the date of this Agreement, there has not been any material adverse change in Company's business, financial condition, assets, liabilities, operations, or financial performance, and no event has occurred that is reasonably likely to have a Company Material Adverse Effect;

  b.
  as of the date of this Agreement, except as a result of ordinary wear and tear, there has not been any loss, damage or destruction to, or any interruption in the use of, any of Company's assets (whether or not covered by insurance);

  c.
  Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of Company Capital Stock or other securities, except pursuant to Company repurchase rights that arise upon an employee's termination of service with the Company;

  d.
  Company has not sold or otherwise issued (or granted any warrants, options or other rights to purchase) any shares of Company Capital Stock or any other securities, except for the granting since December 31, 2003 of Company Options for the purchase of up to Three Hundred Sixty Thousand (360,000) shares of Company Common Stock and the issuance of shares upon exercise of such Company Options;

  e.
  Company has not amended its Articles of Incorporation or Bylaws and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

  f.
  Company has not purchased, leased, licensed or otherwise acquired any asset from any other Person, except in the ordinary course of business;

    g.
    Company has not made any capital expenditure in excess of $5,000, individually or in the aggregate;

    h.
    Company has not sold, assigned or otherwise transferred, and has not leased or licensed, any asset to any other Person, except for products sold by Company in the ordinary course of business;

    i.
    except in the ordinary course of business, Company has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

    j.
    Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in the amount, individually or in the aggregate, in excess of $10,000;

    k.
    Company has not made any loan or advance to any Person, including Company shareholders, officers, employees and directors;

    l.
    Company has not (i) established or adopted any Employee Benefit Plan or increased, terminated, amended or otherwise modified any Employee Benefit Plan or any Company Stock Option Plan, or (ii) paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

    m.
    except in the ordinary course of business, Company has not entered into, and none of the assets owned or used by Company has become bound by, any material Contract;

    n.
    no material Contract by which Company or any of the assets owned or used by Company is or was bound, or under which Company has or had any rights or interest, has been amended or terminated;

    o.
    except in the ordinary course of business, there has been no borrowing or agreement to borrow by Company or change in the contingent obligations of Company by way of guaranty, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of Company, and Company has not otherwise incurred, assumed or otherwise become subject to any Liability in excess of $10,000, individually or in the aggregate, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by Company in the ordinary course of business;

    p.
    Company has not discharged any Encumbrance or discharged, paid or forgiven any indebtedness or other Liability in excess of $10,000, individually or in the aggregate, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" column of the Company Balance Sheet, and (ii) have been discharged or paid in the ordinary course of business;

    q.
    Company has not released or waived any material right or claim;

    r.
    Company has not changed any of its methods of accounting or accounting practices in any respect;

    s.
    Company has not entered into any transaction or taken any other action outside the ordinary course of business, except for the Transactions; and

    t.
    Company has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses (c) through (s) above, except as described in, and pursuant to, the terms of this Agreement.

  6.
  Absence of Undisclosed Liabilities.    Company has no Liabilities of any nature other than (a) those set forth or adequately provided for in the Company Balance Sheet, (b) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under GAAP, (c) those set forth in the Accounting Statement; (d) those incurred in connection with the execution of this Agreement, and (e) those disclosed on Schedule 2.6.

  7.
  Proceedings; Orders.

  a.
  Except as set forth in Schedule 2.7 of the Company Disclosure Schedule, there are no Orders or Proceedings pending, or, to the Knowledge of Company, threatened against Company or any of its properties or officers or directors (in their capacities as such). There is no Proceeding or Order against Company, or, to the Knowledge of Company, any of its directors or officers (in their capacities as such), that could reasonably be expected to, have a Company Material Adverse Effect. Schedule 2.7 of the Company Disclosure Schedule also lists all Proceedings that Company has pending against other parties.

  b.
  To Company's Knowledge, there are no claims, demands, Damages, causes of action, or Proceedings, fixed or contingent, matured or unmatured, of whatever nature, character, type or description that have been or in the future might be asserted by holders of Company Capital Stock, Company Options, Company Warrants, or other holders of other rights or interests in Company Capital Stock (or by any other Person as successor to such holders) against Company or against Parent or Merger Sub, or any of their respective predecessors, successors or assigns, any past or present, direct or indirect, partner, subsidiary, or affiliated Entity, or any past or present employee, agent, representative, attorney, officer, director or shareholder of any of them acting in its capacity as such an employee, agent, representative, attorney, officer, director or shareholder, arising out of facts or circumstances occurring at any time prior to the date hereof and relating to such Person's ownership of Company Capital Stock or any rights or options (including warrants) to acquire Company Capital Stock (either beneficially or of record), whether based on tort, contract (express or implied), or any federal, state or local law, statute or regulation, at law or in equity, or any act or omission on the part of such parties, other than any matters relating to Dissenting Shares.

  8.
  Restrictions on Business Activities.    Company is not a party to, nor does Company have any Knowledge of, any Contract, Order or Proceeding binding upon Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or currently anticipated future business practice of Company, any acquisition of property by Company or the conduct of business by Company as currently conducted or as currently proposed to be conducted by Company.

  9.
  Governmental Authorization.    Company has obtained each Governmental Authorization (a) pursuant to which Company currently operates or holds any interest in any of its properties; (b) that is required for the operation of Company's business or the holding of any such interest; or (c) to be held by any of Company's employees and that relates to or is reasonably necessary in connection with Company's business, except where the failure to obtain or have any such Governmental Authorizations could not reasonably be expected to have a Company Material Adverse Effect. Each of the above Governmental Authorizations is listed on Schedule 2.9 of the Company Disclosure Schedule. Company has delivered to Parent accurate and complete copies of all such Governmental Authorizations, including all renewals thereof and all amendments thereto. To the Knowledge of Company, each Governmental

    Authorization identified or required to be identified in Schedule 2.9 of the Company Disclosure Schedule is valid and in full force and effect.

  10.
  Title to Personal Property.

  a.
  Company has good and marketable title to all of its personal properties, interests in personal properties and assets reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date, which assets are listed on Schedule 2.10(a) (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests, free and clear of all Encumbrances of any kind or character, except (i) a lien for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) liens securing debt which are reflected on the Company Balance Sheet.

  b.
  The plants, property and equipment of Company that are used in the operations of its business are in good operating condition and repair, subject to normal wear and tear. All personal properties used in the operations of Company are reflected in the Company Balance Sheet to the extent GAAP requires the same to be reflected. Schedule 2.10(b) of the Company Disclosure Schedule lists all Contracts pursuant to which Company leases personal property and, to the Company's Knowledge, all leases pursuant to which Company leases personal property are in good standing and are valid and binding obligations of Company and, except as identified in Schedule 2.10(b) of Company Disclosure Schedule, to the Knowledge of Company, there exists no default thereunder or occurrence or condition that could result in a default thereunder or termination thereof.

  11.
  Intellectual Property.

  a.
  Company owns (free and clear of all Encumbrances), licenses or has valid and marketable title in and rights to all Company Intellectual Property that is used, proposed to be used, or necessary for the conduct of the business of Company as currently conducted or as proposed to be conducted by Company. Company has not (i) licensed any of its Intellectual Property in source code form to any party, (ii) entered into any exclusive agreements relating to its Intellectual Property with any party, or (iii) entered into any source code escrow agreements. The source code and system documentation relating to any software included in the Company Intellectual Property have at all times been maintained in confidence and have been disclosed only to employees and consultants having a "need to know" of the contents thereof in connection with their duties to Company. Such employees and consultants have executed appropriate confidentiality agreements in connection therewith.

  b.
  Schedule 2.11(b) lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Company Intellectual Property, including the jurisdictions in which each such Company Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which any Person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which Company is authorized to use any third party Intellectual Property, other than end-user licenses entered into in the ordinary course of business relating to off-the-shelf "shrink-wrap" software or other software commercially available on reasonable terms to any person with a purchase price per copy of less than $5,000 ("Third Party Intellectual Property Rights").

    c.
    There is no, nor has there been any, unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property rights, or any Third Party Intellectual Property Rights, by any third party, including any employee or former employee of Company. Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business, containing such terms as are typical for the business, services and products of Company.

    d.
    Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement to which it is a party relating to the Company Intellectual Property or Third Party Intellectual Property Rights.

    e.
    All patents and registered trademarks, service marks and copyrights held by Company are valid and subsisting. Company is not infringing and has not at any time infringed (either through the conduct of its business or by the manufacturing, marketing, licensing, use or sale of its products and services) any license, patent, copyright, service mark, trademark, trade name, trade secret or other Intellectual Property or proprietary rights of any other Person or third party. Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of any Intellectual Property or other proprietary right owned or licensed to any other Person or third party. Company has not been sued or, to its Knowledge, threatened to be sued in any Proceeding that involves a claim of infringement or violation of any Intellectual Property or other proprietary right of any third party. Company has not brought any Proceeding for infringement of Company Intellectual Property or breach of any license or agreement involving Company Intellectual Property against any third party.

    f.
    Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Company Intellectual Property of the rights to such contributions that Company does not already own by operation of law.

    g.
    Company has taken necessary and appropriate steps to protect and preserve the confidentiality of all Company Intellectual Property not otherwise protected by patents, patent applications or copyrights that Company intends to maintain as a trade secret ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Company by or to a third party has been pursuant to the terms of a written agreement between Company and such third party. All use, disclosure or appropriation of Confidential Information not owned by Company has been pursuant to the terms of a written agreement between Company and the owner of such Confidential Information, or is otherwise lawful.

    h.
    Except as set forth on Schedule 2.11(h) of the Disclosure Schedule, there are no actions that must be taken by Company within sixty (60) days of the Closing Date that, if not taken, will result in the loss of any Company Intellectual Property, including the payment of any application, registration, issuance, maintenance or renewal fees or the filing of any responses to the United States Patent and Trademark Office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Company Intellectual Property.

  12.
  Environmental Matters.

  a.
  Company represents and warrants as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities, (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws, (iii) Company has received no notice (verbal or written) of any Company noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws, (iv) no notices, administrative actions or suits are pending or threatened against the Company relating to a violation of any Environmental and Safety Laws, (v) Company is not a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date, (vi) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property, (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property, including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells, (viii) there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of fifty (50) parts per million, (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities, (x) the Facilities and Company's uses and activities therein have at all times complied with all Environmental and Safety Laws, and (xi) Company has all the permits and licenses required to be issued under Federal, State or local laws regarding Environmental and Safety Laws and is in full compliance with the terms and conditions of those permits.

  b.
  There have been no environmental audits or assessments or occupational heath studies undertaken by or on behalf of Company or by any Governmental Body with respect to Company or its business, assets, employees, Property or Facilities.

  13.
  Taxes.

  a.
  Company has timely filed all Tax Returns that it was required to file, and such Tax Returns are true, correct and complete in all respects. All Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Company with respect to any period ending prior to the date of this Agreement, whether or not shown due or reportable on such Tax Returns, other than Taxes for which adequate accruals have been provided in the Company Balance Sheet for the period ended January 31, 2004. The Company Balance Sheet for the period ended January 31, 2004 reflects adequate accruals in accordance with GAAP for all unpaid Taxes of Company through January 31, 2004, and the amounts set forth thereon as deferred Tax assets and/or deferred Tax liabilities have been determined in accordance with GAAP. The Accounting Statement shall reflect adequate accruals in accordance with GAAP for all unpaid Taxes of Company through the Closing Date, and the amounts set forth thereon as deferred Tax assets and/or deferred Tax liabilities will have been determined in accordance with GAAP. Company does not have, and at the Closing Date will not have, any liability for unpaid Taxes accruing after January 31, 2004 except for Taxes incurred in the ordinary course of business for which adequate reserves have been established. Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid owing to any employee, creditor, independent contractor, or other third party. There are no liens for Taxes on the properties of Company, other than liens for Taxes not yet due and payable.

    b.
    Schedule 2.13(b) lists all federal, state income or franchise Tax Returns filed by Company for all taxable periods since its inception, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are subject of audit. Company has delivered or made available to Parent correct and complete copies of all Tax Returns filed, examination reports, and statements of deficiencies assessed or agreed to by Company since its inception. Company has never been a member of an affiliated group filing consolidated returns nor is Company liable for the Taxes of any other person either as a transferee or successor of such person or pursuant to any contract. Company has not waived any statute of limitations in respect of any Tax or agreed to an extension of time with respect to any Tax assessment or deficiency.

    c.
    Company's Tax Returns have never been audited by a Governmental Body, nor is any such audit in process, pending or threatened (in writing or, to the Knowledge of the Company, orally). No deficiencies exist or have been asserted (in writing, or, to the Knowledge of the Company, orally) with respect to Taxes of the Company, and Company has not received notice (in writing or, to the Knowledge of the Company, orally) that it has not filed a Tax Return or paid Taxes required to be filed or paid by it. Company is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (in writing, or, to the Knowledge of the Company, orally) against the Company or any of its assets. Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662. Company has not participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (determined without regard to whether such transaction is a "reportable transaction" under such regulation).

    d.
    Company is not (nor has it ever been) a party to or bound by any tax indemnity agreement, tax sharing agreement or similar contract. Company is not (nor has it ever been) a party to any joint venture, partnership, or other arrangement or contract (either in writing or orally, formally or informally), which could be treated as a partnership or "disregarded entity" for United States federal income tax purposes.

    e.
    Company is not obligated under any agreement, contract or arrangement that may result in the payment of any amount that would not be deductible by reason of Section 280G, Section 162(m) or Section 404 of the Code.

    f.
    Company is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Company has not been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 3-year period ending as of the date of this Agreement. Company has not participated in an international boycott as defined in Code Section 999. Company has not agreed, nor is it required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method. Company does not have a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country. Company is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance. All Company Options designated as incentive stock options qualify as incentive stock options pursuant to Section 422 of the Code.

    g.
    Notwithstanding anything to the contrary in this Agreement or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, each party to this Agreement has been and is permitted to disclose the tax treatment and tax structure of the Merger effective no later than the earlier of the date of the public announcement of discussions relating to the Merger, the date of the public announcement of the Merger, or the date of the execution of this Agreement (with or without conditions) to enter into the Merger. This permission to disclose includes the ability of each party to this Agreement to consult, without limitation of any kind, any tax advisor (including a tax advisor independent from all other entities involved in the Merger) regarding the tax treatment or tax structure of the Merger. The parties to this Agreement acknowledge that this written authorization does not constitute a waiver by any party of any privilege held by such party pursuant to the attorney-client privilege or the confidentiality privilege of Internal Revenue Code Section 7525(a).

  14.
  Employee Benefit Plans.

  a.
  Schedule 2.14(a) lists (i) all Company Employee Plans, (ii) all employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former employee or director of Company or a Member of the Controlled Group, and (iii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, which Company or any Member of the Controlled Group maintains, to which any of them contributes, or for which any of them has any obligation or liability (collectively, the "Company Employee Plans").

  b.
  None of the Company Employee Plans is a Pension Plan, and neither Company nor any Member of the Controlled Group has ever sponsored, maintained or contributed to, or ever been obligated to contribute to, a Pension Plan.

  c.
  None of the Company Employee Plans is a Multiemployer Plan, and neither Company nor any Member of the Controlled Group has ever contributed to, or ever been obligated to contribute to, a Multiemployer Plan.

  d.
  Company does not maintain or contribute to any plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA or applicable state or local law.

  e.
  Each Company Employee Plan which is an Employee Benefit Plan complies by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules and regulations currently in effect and applicable to the Company Employee Plan, including but not limited to ERISA and the Code.

  f.
  All reports, forms and other documents required to be filed with any government entity or furnished to employees, former employees or beneficiaries with respect to any Company Employee Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and furnished and are accurate.

    g.
    Each of the Company Employee Plans that is intended to qualify under Section 401(a) of the Code has been timely amended to incorporate the applicable provisions of the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayers' Relief Act of 1997, the IRS Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000 and is the subject of a favorable determination letter issued by the Internal Revenue Service after January 1, 1997 approving such plans as so amended. Each trust maintained pursuant to any such Company Employee Plan has been determined by the Internal Revenue Service to be exempt from taxation under Section 501 of the Code. Nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of the Company Employee Plan and its related trust. Company and each Member of the Controlled Group have timely amended and operated each of the Company Employee Plans to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 and subsequent legislation enacted through the date hereof, and Section 501 of the Code.

    h.
    All contributions for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been timely made prior to the Closing Date by Company.

    i.
    All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the applicable Company Employee Plans for plan years ending on or before the Closing Date.

    j.
    With respect to each Company Employee Plan:

    i.
    no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

    ii.
    no action or claims (other than routine claims for benefits made in the ordinary course of Company Employee Plan administration for which Company Employee Plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to the Company Employee Plan, any employer who is participating (or who has participated) in any Company Employee Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the Company Employee Plan;

    iii.
    Company has no Knowledge of any facts that could give rise to any such action or claim;

    iv.
    it provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated employees or any beneficiary may be amended or terminated by Company at any time without liability (other than ordinary administrative expenses);

    v.
    except as indicated on Schedule 2.14(j), no more than twenty (20%) of the assets of any Company Employee Plan are currently invested in or, within the preceding six (6) years, have been invested in a single security, debt, mortgage, parcel of real estate, partnership or joint venture; and

    vi.
    except as indicated in Schedule 2.14(j), no Company Employee Plan or related trust has been terminated within the current or preceding six (6) years.

    k.
    Neither Company nor any Member of the Controlled Group has any liability or is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) to a fine under Section 502 of ERISA.

    l.
    All of the Company Employee Plans, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996 (including the regulations set forth in Parts 160, 162, and 164 of Title 45 of the Code of Federal Regulations), the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, and any amendment to each such act, or any similar state law requirements.

    m.
    Company has delivered or made available to Parent true, correct and complete copies of: (i) all documents creating or evidencing any Company Employee Plan; (ii) all reports, forms and other documents required to be filed with any governmental entity or furnished to employees, former employees or beneficiaries (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA, but excluding individual account statements and tax forms) for the preceding three (3) years; (iii) all IRS determination, opinion, notification and advisory letters and rulings relating to any Company Employee Plan; (iv) all applications and correspondence to or from the IRS, Department of Labor or any other governmental agency with respect to any Company Employee Plan; and (v) all material written agreements and contracts relating to each Company Employee Plan or its related trust including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements required to be listed in Schedule 2.14(a).

    n.
    All expenses and liabilities relating to all of the Company Employee Plans have been, and will on the Closing Date be fully and properly accrued on Company's books and records and disclosed in accordance with generally accepted accounting principles and in Company Employee Plan financial statements.

  15.
  Certain Agreements Affected by the Merger.    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, agent or employee of Company or any other third party, (b) materially increase any benefits otherwise payable by Company or (c) result in the acceleration of the time of payment or vesting of any such benefits except as required under Code Section 411(d)(3).

  16.
  Employee Matters.

  a.
  Schedule 2.16(a) of Company Disclosure Schedule contains a list of all employees of Company (including any employee on a leave of absence or layoff status), showing for each employee their respective titles and base annualized cash compensation.

  b.
  Schedule 2.16(b) of Company Disclosure Schedule contains a list of individuals who are currently performing services for Company business and are classified as "consultants" or "independent contractors," and the respective cash compensation of each such "consultant" or "independent contractor."

    c.
    Company has no collective bargaining agreements, union Contracts or similar Contracts with any of its employees. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, materially affecting Company or any of its employees. There is not now pending, and to the Knowledge of Company no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute, nor has any event occurred, nor does any condition or circumstance exist, that likely would directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

    d.
    Except as set forth in Schedule 2.16(d) of Company Disclosure Schedule, the employment of each of Company's employees is terminable by Company at will; no employee of Company has been granted the right to continued employment by Company or to any material compensation following termination of employment with Company; and no employee has any agreement or contract, written or verbal, regarding his employment. Company has delivered to Parent accurate and complete copies of all employee manuals and handbooks, policy statements, employment agreements and other materials relating to the employment of the current and former employees of Company.

    e.
    To Company's Knowledge, no employees of Company are in violation of any term of any employment contract, patent disclosure agreement, enforceable noncompetition agreement, or any enforceable restrictive covenant to a former employer relating to the right of any such employee to be employed by Company because of the nature of the business conducted or presently proposed to be conducted by Company or to the use of trade secrets or proprietary information of others and the performance of Company's Contracts with its independent contractors, will not result in any such violation. Company has not received any notice (written or otherwise) alleging that any such violation has occurred. Since January 1, 2003, there has been no resignation or termination of any officer or key employee of Company. To the Knowledge of Company, no officer or key employee, or any group of employees, intends to terminate his, her or their employment with Company.

    f.
    Company is in compliance in all material respects with all currently applicable Legal Requirements respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing.

    g.
    Company is not liable for any payment to any trust or other fund or to any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Company under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the Knowledge of Company, threatened, between Company and any of its employees, which controversies have or could reasonably be expected to result in a Proceeding, claim, arbitration or investigation before any Governmental Body.

  17.
  Interested Party Transactions.    Company is not indebted to any director, officer, employee or agent of Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to Company.

  18.
  Insurance.    Company has policies of insurance and bonds of the type and in amounts customarily carried by Persons conducting businesses or owning assets similar to those of Company, which policies are listed on Schedule 2.18. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Company is otherwise in compliance with the terms of such policies and bonds. Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

  19.
  Compliance With Laws.    Company has complied with, is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership of its assets or operation of its business, except for such violations or failures to comply as, individually or in the aggregate, could not be reasonably expected to have a Company Material Adverse Effect. Company has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement by Company, or (ii) any actual, alleged, possible or potential obligation on the part of Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

  20.
  Minute Books.    All minute books of Company have been made available to Parent and the minute books contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects. There are no material actions taken by Company or its board of directors (or any committee thereof) or shareholders which are not summarized or described in the minutes of Company provided to Parent.

  21.
  Brokers' and Finders' Fees.    Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  22.
  Voting Agreements; Irrevocable Proxies.    Certain officers, directors and/or affiliates of Company listed on Schedule 2.22 (collectively the "Named Shareholders") have executed concurrently with the execution of this Agreement, an Affiliate Voting Agreement substantially in the form attached hereto as Exhibit B ("Affiliate Voting Agreement"), and an Irrevocable Proxy attached thereto as Attachment A ("Irrevocable Proxies") pursuant to which each such Company Shareholder have agreed in writing to vote for approval of the Merger.

  23.
  Vote Required.    The affirmative vote of the holders of Company Capital Stock who collectively hold (i) more than fifty percent (50%) of the outstanding Company Series D Preferred Stock and Company Series E Preferred Stock, voting together as a single class, (ii) more than fifty percent (50%) of the outstanding Company Preferred Stock; and (iii) more than fifty percent (50%) of the outstanding Company Common Stock on the record date set for the Company Shareholders Meeting is the only vote of the holders of any of Company's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

  24.
  Board Approval.    The Board of Directors of Company has (a) approved this Agreement and the Merger, (b) determined that the Merger is in the best interests of the shareholders of

    Company and is on terms that are fair to such shareholders, and (c) recommended that the shareholders of Company approve this Agreement and the Merger.

  25.
  Inventory.    The inventories shown on the Company Financial Statements or thereafter acquired by Company consist of items of a quantity and quality useable or salable in the ordinary course of business. Since the Company Balance Sheet Date, Company has continued to replenish inventories in a normal and customary manner consistent with past practices. Company has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of Company, which is consistent with its past practice and in accordance with GAAP applied on a consistent basis. Since the Company Balance Sheet Date, due provision was made on the books of Company in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. As of the date hereof, Company has no inventory in the distribution channel and Company has no commitments to purchase inventory.

  26.
  Accounts Receivable.    Subject to any reserves set forth in the Company Financial Statements, the accounts receivable shown on the Company Financial Statements represent, to the Knowledge of Company, bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Company Financial Statements was calculated in accordance with GAAP and, in a manner consistent with prior periods, is sufficient to provide for any losses which may be sustained on realization of the receivables.

  27.
  Customers and Suppliers.    No customer which individually accounted for more than five percent (5%) of Company's gross revenues during the twelve (12) months prior to the Execution Date, and no material supplier of Company, has cancelled or otherwise terminated or made any written threat to Company to cancel or otherwise terminate its relationship with Company, or has materially decreased its services or supplies to Company below historical levels, in the case of any such supplier, or its usage of the services or products of Company below historical levels, in the case of any such customer, and to Company's Knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Company or to materially decrease its services or supplies to Company or its usage of the services or products of Company below historical levels, as the case may be. Company has not knowingly breached, so as to provide a benefit to such customer or supplier that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Company.

  28.
  Material Contracts.    Except for the Contracts described in Schedule 2.28 (collectively, the "Material Contracts"), Company is not a party to or bound by any material Contract, including without limitation:

  a.
  any distributor, sales, advertising, agency or manufacturer's representative Contract;

  b.
  any continuing Contract for the purchase of materials, supplies, equipment or services involving in the case of any such Contract more than $15,000 over the life of the Contract;

  c.
  any Contract that expires or may be renewed at the option of any Person other than Company so as to expire more than one (1) year after the date of this Agreement;

    d.
    any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

    e.
    any Contract for capital expenditures in excess of $15,000 in the aggregate;

    f.
    any Contract limiting the freedom of Company to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act, as defined herein, or any confidentiality, secrecy or non- disclosure Contract;

    g.
    any confidentiality, secrecy or non-disclosure Contract, which individually or in the aggregate, materially affects or could be reasonably anticipated to materially affect the business or operations of Company;

    h.
    any Contract pursuant to which Company is a lessor of real property or any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

    i.
    any Contract with any Person with whom Company does not deal at arm's length;

    j.
    any Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; or

    k.
    any Contract that cannot be terminated by the Company (or Parent or Surviving Corporation after the Closing) within thirty (30) days or less prior notice without a fee in excess of $5,000.

  29.
  No Breach of Material Contracts.    All Material Contracts are in written form. Company has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Company or, to Company's Knowledge, with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts (as amended) have been delivered to Parent.

  30.
  Material Third Party Consents.    Schedule 2.30 lists all Contracts that require a novation or consent to the Merger or change of control, as the case may be, prior to the Effective Time so that such Contracts may remain in full force and effect after the Closing (the "Contracts Requiring Novation or Consent to Change of Control") and sets forth every Contract Requiring Novation or Consent to Change of Control which, if no novation occurs or if no consent to the Merger or change of control is obtained, would have a Company Material Adverse Effect on Parent's ability to operate the business in the same manner as the business was operated by Company prior to the Effective Time.

  31.
  Real Property.

  a.
  Company currently does not and has never owned any real property.

  b.
  Schedule 2.31(b) sets forth a list of all leases, licenses or similar agreements to which Company is a party, that are for the use or occupancy of real estate owned by a third party ("Leases") (copies of which have previously been furnished to Parent), in each case, setting forth the street address of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect in all material respects and have not been amended except as disclosed in Schedule 2.31(b), and Company is not and, to the

      Knowledge of Company, no other party thereto is in default or breach under any such Lease. To the Knowledge of Company, no event has occurred that, with the passage of time or the giving of notice or both, would cause a breach of or default under any of such Leases. Company has valid leasehold interests in each of the Leased Premises, which leasehold interest is free and clear of any Encumbrances of any nature whatsoever other than Permitted Liens.

    c.
    With respect to the Leased Premises, (i) there are no pending or, to the Knowledge of Company, threatened condemnation proceedings, suits or administrative actions relating to any such parcel or other matters affecting adversely the current use, occupancy or value thereof, (ii) all improvements, buildings and systems on any such parcel are in good repair and safe for their current occupancy and use, (iii) there are no Contracts granting to any party or parties the right of use or occupancy of any such parcel, and there are no parties (other than Company) in possession of any such parcel, (iv) the Company has obtained all material licenses, permits, variances, approvals and authorizations required from all governmental authorities or private parties having jurisdiction over the Leased Premises for Company's use, operation and occupancy of the Leased Premises, (v) there are no outstanding options or rights of first refusal or similar rights to purchase any such parcel or any portion thereof or interest therein, (vi) all facilities located on each such parcel are supplied with utilities and other services necessary for their ownership, operation or use, currently or as currently proposed by Company, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and (vii) each such parcel abuts on and has adequate direct vehicular access to a public road and there is no pending or, to the Knowledge of Company, threatened termination of such access.

  32.
  Information Statement.    The information relating to Company included in the Rule 506 Documents shall not, at the time the Rule 506 Information Statement is mailed to the Company Shareholders and at all times subsequent thereto (through and including the Effective Time), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or information should be discovered by Company which should be set forth in an amendment to the Rule 506 Documents, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent and relating to Parent which is contained in the Rule 506 Documents.

  33.
  Export Control Laws.    The Company has conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations. Without limiting the foregoing, the Company represents and warrants that:

  a.
  The Company has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States;

  b.
  The Company is in compliance with the terms of all applicable export licenses or other approvals;

  c.
  There are no pending or, to the Company's Knowledge, threatened claims against Company with respect to such export licenses or other approvals;

  d.
  To the Company's Knowledge there are no actions, conditions or circumstances pertaining to the Company's export transactions that may give rise to any future claims; and

    e.
    No consents or approvals for the transfer of export licenses to Parent are required, or such consents and approvals can be obtained expeditiously without material cost.

  34.
  Bank Accounts.    Schedule 2.34 accurately sets forth, with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution:

  a.
  the name and location of the institution at which such account is maintained;

  b.
  the name in which such account is maintained and the account number of such account;

  c.
  a description of such account and the purpose for which such account is used;

  d.
  the balance in such account as of December 31, 2003 and March 8, 2004; and

  e.
  the names of all individuals authorized to draw on or make withdrawals from such account.

    There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Company.

  35.
  No Trading.    Since February 1, 2004 through and including the date hereof (excluding any shares of Parent Common Stock issued to the Company Shareholders pursuant to this Agreement), neither the Company, nor, to the Company's Knowledge, the Company Shareholders or any of their respective beneficiaries, subsidiaries or affiliates have purchased, sold (including any short sale) or otherwise traded any securities of the Parent, other than as contemplated by this Agreement.

  36.
  Representations Complete.    None of the representations or warranties made by the Company herein or in any Exhibit or Schedule hereto, including the Company Disclosure Schedule, or in any certificate furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

  1.
  Organization, Standing and Power.    Parent and Merger Sub are both corporations, each duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization. Parent and Merger Sub each have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted and as proposed to be conducted and are each duly qualified to do business and are in good standing in each jurisdiction in which the failure to be so qualified and in good standing would be considered a Parent Material Adverse Effect on Parent. Neither Parent nor Merger Sub is in violation of any of the provisions of its respective Certificate of Incorporation, Articles of Incorporation, Bylaws or equivalent organizational documents.

  2.
  Capital Structure.    The authorized capital stock of Parent consists of 5,000,000 shares of preferred stock, $.001 par value per share, of which none are issued and outstanding, and 30,000,000 shares of common stock, $0.001 par value per share, of which 23,907,012 shares were issued and outstanding as of the close of business on February 24, 2004. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable.

  3.
  Authority.

  a.
  Parent and Merger Sub each have all requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements to which it is a party and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the other Transaction Agreements to which it is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of each of Parent, other than the approval of the Merger by the Parent Stockholders, and Merger Sub. This Agreement and the other Transaction Agreements to which it is a party have been (or will be as of the Closing) duly executed and delivered by each of Parent and Merger Sub and constitutes (or will constitute as of the Closing) the valid and binding obligations of Parent and Merger Sub enforceable against each in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity.

  b.
  The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation of the Transactions will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent (other than the limitation on the amount of authorized Parent Common Stock set forth in Parent's Certificate of Incorporation) or Articles of Incorporation or Bylaws of Merger Sub, as amended, or (ii) any material mortgage, indenture, lease, Contract, Order, or Legal Requirements applicable to Parent, Merger Sub or their respective properties or assets.

  c.
  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) the filing of a Form 8-K with the SEC, (iii) any filings as may be required under applicable Legal Requirements, (iv) such filings as may be required under HSR or other Antitrust Laws, (v) the filing with the Nasdaq Stock Market of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the options formerly under the Company Stock Option Plan and converted into Parent Options, (vi) the filing of a registration statement on Form S-8 with the SEC, or other applicable form covering the shares of Parent Common Stock issuable pursuant to outstanding options formerly under the Company Stock Option Plan and converted into Parent Options, (vii) the filing of a registration statement on Form S-3 with the SEC, and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

  4.
  SEC Documents; Financial Statements.    Parent has made available to Company each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Parent since December 31, 2003 (collectively, the "Parent SEC Documents") and will promptly make available to Company all Parent SEC documents filed prior to the Effective Time. In addition, Parent has made available to Company all exhibits to the Parent SEC Documents filed prior to the date hereof, and will promptly make available to Company all exhibits to any additional Parent SEC Documents filed prior to the Effective Time. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent as of the dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

  5.
  Litigation.    Except as set forth in the Parent SEC Documents, there is no Proceeding pending before any Governmental Body against Parent or any of its properties or officers or directors (in their capacities as such), that could reasonably be expected to have a Parent Material Adverse Effect.

  6.
  Broker's and Finders' Fees.    Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4. CONDUCT PRIOR TO THE EFFECTIVE TIME

  1.
  Conduct of Business of Company.    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Parent), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Company further agrees to pay all debts and Taxes when due, subject (a) to good faith disputes over such debts or Taxes and (b) to Parent's consent to the filing of material Tax Returns (which consent shall not be unreasonably withheld or delayed), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Company agrees to promptly notify Parent of any event or occurrence not in the ordinary course of its business, and of any event which could have a Company Material Adverse Effect.

  2.
  Restriction on Conduct of Business of Company.    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in Schedule 4.2 to the Company Disclosure Schedule or as expressly contemplated by this Agreement, Company shall not do, cause or permit any of the following, without the prior written consent of Parent:

  a.
  Charter Documents.    Cause or permit any amendments to its Articles of Incorporation, Bylaws or other charter documents, except for any such amendments necessitated by the terms of the transactions contemplated by this Agreement;

  b.
  Dividends; Changes in Capital Stock.    Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock; or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

  c.
  Stock Option Plans.    Accelerate, amend or change the period of exercisability or vesting of Company Options or other rights granted under the Company Stock Option Plan or authorize cash payments in exchange for any Company Options or other rights granted under any plan;

  d.
  Material Contracts.    Enter into any Material Contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts; provided however, that Company shall not enter into any new Contract or commitment for the purchase of products or supplies in an amount in excess of $10,000, in any one case, or $25,000 in the aggregate; provided further that Company shall not, under any currently existing Contract or commitment for the purchase of products or supplies, purchase or commit to purchase products or supplies in an amount in excess of $25,000 in the aggregate; and, provided, further, that Company shall not enter into any Contract or commitment (i) which grants any third party exclusive rights, (ii) which provides any third party with equity, as compensation or otherwise, or (iii) with any third party which could reasonably be deemed to be a competitor of Parent;

  e.
  Issuance of Securities.    Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Company Common Stock pursuant to the exercise of Company Stock Options, Company Warrants or other rights therefor outstanding as of the date of this Agreement or (ii) the issuance of Company Options to new employees in connection with such employment and in amounts consistent with past practices;

  f.
  Intellectual Property.    Transfer to any Person any rights to Company Intellectual Property other than in the ordinary course of business consistent with past practice; provided that Company will promptly disclose any such transfer to Parent;

  g.
  Exclusive Rights.    Enter into or amend any Contracts pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

    h.
    Dispositions.    Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole except for sales of products in the ordinary course and consistent with past practices;

    i.
    Indebtedness.    Incur any indebtedness for borrowed money under existing credit lines or otherwise or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except ordinary trade payables incurred in the ordinary course and consistent with past practices;

    j.
    Leases.    Enter into any operating lease;

    k.
    Payment of Obligations.    Pay, discharge or satisfy in an amount in excess of $5,000 in any one case or $10,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements;

    l.
    Capital Expenditures.    Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice and in an amount which does not exceed $5,000 in the aggregate;

    m.
    Insurance.    Materially reduce the amount of any insurance coverage provided by existing insurance policies;

    n.
    Termination or Waiver.    Terminate or waive any right of substantial value;

    o.
    Employee Benefit Plans; New Hires; Pay Increases.    Except as otherwise contemplated by this Agreement, (i) adopt or amend any Company Employee Benefit Plan, Company Stock Option Plan or other such plan, except as required under ERISA or except as necessary to maintain the qualified status of such plan under the Code, (ii) hire any new director level or officer level employee, or increase the annual level of compensation of any director, officer or employee, or (iii) grant any bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant except in the ordinary course of business and in amounts consistent with past practices;

    p.
    Severance Arrangements.    Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof;

    q.
    Lawsuits.    Commence a Proceeding other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (iii) for a breach of this Agreement;

    r.
    Acquisitions.    Engage in any Acquisition Transaction;

    s.
    Taxes.    Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

    t.
    Revaluation.    Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

    u.
    Other.    Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (t) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

  3.
  No Solicitation.    Company and its subsidiaries and the officers, directors, employees or other agents of Company and its subsidiaries will not, directly or indirectly, (a) take any action to solicit, initiate or encourage any Takeover Proposal or (b) engage in negotiations with, or disclose any nonpublic information relating to Company or any of it subsidiaries to, or afford access to the properties, books or records of Company or any of its subsidiaries to, any person that has advised Company that it may be considering making, or that has made, a Takeover Proposal. Company shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse any Takeover Proposal. Company will promptly notify Parent after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Company or any of its subsidiaries or for access to the properties, books or records of Company or any of its subsidiaries by any person that has advised Company that it may be considering making, or that has made, a Takeover Proposal and will keep Parent fully informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide Parent with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a written summary thereof, if it is not in writing.

5. ADDITIONAL AGREEMENTS

  1.
  Registration Exemption; Blue Sky.    Company shall cooperate with Parent with respect to any qualification for exemption from registration under federal securities laws, or for qualification or exemption under state securities or "blue sky" laws, pursued by Parent with respect to the shares of Parent Common Stock to be issued pursuant to this Agreement. Without limiting the generality of the foregoing, the Company shall promptly: (a) provide to Parent all pertinent information concerning the Company, the Company Capital Stock and the Company Shareholders; and (b) promptly review and comment on any documents or drafts supplied by Parent.

  2.
  Access to Information; Disclosure Schedule Updates.

  a.
  Upon reasonable notice, Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the earlier termination of this Agreement in accordance with its terms, provided that such access does not cause disruption to the day-to-day operation of Company, to (i) all of Company's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Company as Parent may reasonably request. Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

  b.
  Subject to compliance with applicable law, from the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with its terms, Company and Parent shall confer on a regular and frequent basis to report operational matters of materiality and the general status of ongoing operations of Company.

  c.
  No information or knowledge obtained in any investigation after the Execution Date pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger; provided, however that Company shall promptly inform Parent of any such information or knowledge obtained in its investigation which would reasonably be likely to have a Company Material Adverse Effect. Additionally, during the period from the date hereof and prior to the Effective Time or the earlier termination of this Agreement in accordance with its terms, Company shall promptly notify Parent in writing of:

      i.
      the discovery of any event, condition, fact or circumstance which causes, caused, constitutes or constituted a breach of any representation or warranty made by Company in this Agreement or any other agreement contemplated hereby to the extent that such event, condition, fact or circumstance would cause the condition in Section 6.3(a) of this Agreement not to be satisfied;

      ii.
      any material breach of any covenant or obligation by Company; and

      iii.
      any event, condition, fact or circumstance that may make the timely satisfaction of any of the covenants or conditions set forth in this Article 5 or Article 6 impossible or unlikely.

    d.
    If any event, condition, fact or circumstances that is required to be disclosed pursuant to Section 5.2(c) requires any material change in Company's Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming Company's Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstances, then Company shall promptly deliver to Parent an update to its Disclosure Schedule specifying such change (a "Disclosure Schedule Update"). Notwithstanding anything therein to the contrary, no such update shall be deemed to supplement or amend Company's Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by such party in this Agreement, or (ii) determining whether any of the conditions set forth in Article 6 has been satisfied.

    e.
    Company shall provide Parent and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of Company's Tax Returns and other records and workpapers relating to Taxes, provided that such access does not cause disruption to the day-to-day operation of Company, and shall provide to Parent and its representatives the following information promptly upon the request of Parent: (i) the types of Tax Returns being filed by Company in each taxing jurisdiction, (ii) the year of the commencement of the filing of each such type of Tax Return, (iii) all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iv) all material Tax elections filed in each jurisdiction by Company, (v) any deferred intercompany gain with respect to transactions to which Company has been a party, and (vi) receipts for any Taxes paid to foreign Tax authorities.

  3.
  Confidentiality.    The parties acknowledge that Parent and Company have previously executed a non-disclosure agreement dated April 1, 2003 (the "Confidentiality Agreement"), a copy of which is attached hereto as Exhibit C, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

  4.
  Public Disclosure.    Company and Parent will consult with each other before issuing any press releases or other public statements and neither party, without the other party's prior consent, may issue press releases or otherwise make any public statements or make any other public (or non-confidential) disclosures (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby (which consent shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the Nasdaq Stock Market.

  5.
  Consents; Cooperation.    Company shall use reasonable best efforts to furnish Parent, on or prior to the Closing Date, with evidence satisfactory to it of the consent or approval of those Persons whose consent or approval shall be required in connection with the Merger under the contracts of Company set forth, or required to be set forth, on Schedule 2.30.

  6.
  Affiliate Voting Agreement and Proxies; Holder Representation and Lock-Up Agreement.

  a.
  Company shall use its reasonable best efforts, on behalf of Parent, and pursuant to the request of Parent, to cause all Named Shareholders to execute and deliver to Parent an Affiliate Voting Agreement substantially in the form of Exhibit B and an Irrevocable Proxy (the "Affiliate Voting Agreement") substantially in the form of Attachment A attached thereto concurrently with the execution of this Agreement.

  b.
  Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent no later than five (5) days prior to the Closing from each Company Shareholder, and from each holder of a vested Company Option (or a Company Option which will vest on or prior to the Closing Date), an executed Holder Representation and Lock-Up Agreement (the "Holder Representation and Lock-Up Agreement") substantially in the form attached hereto as Exhibit D.

  7.
  Legal Requirements.    Each of Parent and Company shall take all reasonable actions necessary to comply promptly with all Legal Requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Body or other Person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

  8.
  Company Options.

  a.
  Company Options.    At the Effective Time, the Company Stock Option Plan, and each outstanding Company Option under the Company Stock Option Plan, whether vested or unvested, will be assumed by Parent and each such Company Option will be converted into an option to purchase shares of Parent Common Stock (each a "Parent Option"), provided the holders of such Company Options have entered into an agreement and/or consent in a form reasonably acceptable to Parent. Schedule 5.8(a) hereto sets forth a true and complete list as of the date hereof of all holders of outstanding Company Options under the Company Stock Option Plan, including the number of shares of Company Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Company shall deliver to Parent an updated Schedule 5.8(a) hereto current as of such date. Each such Company Option so converted into a Parent Option under this Agreement shall be subject to the terms and conditions set forth in the Company Stock Option Plan and the agreement relating to such option except that (i) such option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Share Exchange Ratio and rounded down to the nearest whole number of shares of Parent

      Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Parent Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Share Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the Company Stock Option Plan and the documents governing the outstanding Company Options under such plan, the Merger will not terminate any of the outstanding Company Options under the Company Stock Option Plan or accelerate the exercisability or vesting of such options or the shares of Parent Common Stock which will be subject to those options upon the conversion of the Company Options in connection with the Merger. It is the intention of the parties that the assumed Company Options qualify, to the maximum extent permissible, following the Effective Time, as incentive stock options, as defined in Section 422 of the Code, to the extent the Company Options so assumed qualified as incentive stock options prior to the Effective Time.

    b.
    Assignment of Repurchase Options.    Any outstanding rights of Company held immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock (the "Repurchase Options") shall be assigned to Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per shall be adjusted to reflect the Share Exchange Ratio.

  9.
  Employees

  a.
  Employment Offers.    Parent shall offer employment, to be effective as of the Closing Date and contingent upon the Closing to all employees of the Company by Surviving Corporation. The Company shall use reasonable best efforts to (i) encourage the Company's employees to continue their employment with the Company until Closing and thereupon to accept employment with the Surviving Corporation and (ii) assist Surviving Corporation in employing such Company employees. Subject to Section 5.10 below, nothing in this Section shall be construed to entitle any Company employee to continue his or her employment with Surviving Corporation for any period of time, nor to interfere with the rights of Parent, Surviving Corporation or the Company to discharge or discipline any Company employee, to change the terms of any Company's employment, or to amend or terminate any employee benefit plans at any time.

  b.
  Employment and Noncompetition Agreements.    Concurrently herewith, each of Reid Augustin and David L. Raaum shall execute and deliver to Parent an Employment Agreement in the form attached hereto as Exhibit E (the "Employment and Noncompetition Agreement"). Wei-Ti Liu (together with Reid Augustin and David L. Raaum, the "Key Shareholders") shall execute and deliver to Parent a Noncompetition and Nonsolicitation Agreement in the form attached hereto as Exhibit F (the "Noncompetition Agreement").

  c.
  Director Nomination.    Parent shall take such actions as required to appoint Wei-Ti Liu, who is currently President and a member of the Board of Directors of Company, to Parent's Board of Directors effective upon the Closing.

  10.
  Termination of Employee Plans.

  a.
  If requested by Parent, Company shall, immediately prior to the Closing Date, terminate any one or more of the Company Employee Plans.

  b.
  In the event Parent requests that any of the Company Employee Plans be terminated, Company shall adopt resolutions and shall take all other actions necessary to effect the termination of any such plans, to be effective no later than the Closing Date and shall provide to Parent executed resolutions by the Board of Directors of Company authorizing the termination of any such plans.

  11.
  Escrow Agreement.    On or before the Effective Time, the Escrow Agent, the Shareholders' Agent (as defined in Article 8 hereto), Company and Parent will execute the Escrow Agreement contemplated by Article 8 in substantially the form attached hereto as Exhibit G ("Escrow Agreement").

  12.
  Form S-8.    Parent agrees to use commercially reasonable efforts to file, no later than thirty (30) days after the Closing (provided that Parent has received within five (5) days after the Closing all option documentation relating to the assumed Company Options), a registration statement on Form S-8 under the Securities Act covering the shares of Parent Common Stock issuable pursuant to assumed Company Options (or any successor or other appropriate forms) or on another appropriate form of registration statement for any such shares of Parent Common Stock which are not registrable on Form S-8 and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. Company will cooperate and assist Parent in the preparation of such registration statement(s).

  13.
  Expenses.    All costs and expenses incurred in connection with this Agreement, the Agreement of Merger, the other Transaction Agreements and the Transactions shall be paid by the party incurring such expense; provided, however, (a) the Company shall pay the fees and expenses of the outside accountants and auditors for the audit and preparation of the Company Financial Statements (the "Accountant Fees") (b) if the Merger is consummated, the Company shall not incur more than $100,000 ("Legal Fee Cap") in legal fees and expenses related to the Transactions (the "Legal Fees"). Any Legal Fees incurred by Company in excess of the Legal Fee Cap or any transaction fees accruing or payable following Closing that were not included in the Accounting Statement and the calculation of the Closing Date Net Assets shall be the obligation of the Company Shareholders. Company shall present to Parent at the Closing a certificate ("Legal Fee Certificate"), duly executed by the President of Company setting forth the final amount of all legal fees and expenses incurred by the Company in connection with this Agreement, the Agreement of Merger, the other Transaction Agreements and the Transactions. After the Closing, if Company or Surviving Corporation receives any invoices for (i) the amount of the Legal Fees in excess of the Legal Fee Cap (which were not set forth in the Legal Fee Certificate), (ii) and Accountant Fees, or (iii) any fees or expenses, payable to third parties, relating to services performed in connection with the Transactions that are accrued by the Company prior to Closing, either the Parent or it may, with Parent's written approval, pay such fees; provided, however, that the amount of any such payment (whether paid by Surviving Corporation, Company or Parent) shall constitute "Parent Damages" recoverable from the Escrow Fund pursuant to the Escrow Agreement.

  14.
  Treatment as Reorganization.    Prior to the Effective Time, each party shall use its best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and will not take any action that could cause the Merger not to so qualify. Each party shall not take any action after the Effective Time that could cause the Merger not to qualify as a reorganization under Section 368(a) of the Code; provided, that it is specifically acknowledged and agreed that Parent may cause the Surviving Corporation to be merged with and into Parent or with and into an entity disregarded for federal income tax purposes that is wholly-owned by Parent. Following the Merger, Parent will comply with the record-keeping and information filing requirements of Section 1.368-3 of the Treasury Regulations with respect to the Merger.

  15.
  Best Efforts and Further Assurances.    Each of the parties to this Agreement shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

  16.
  Takeover Statutes.    If any Takeover Statute shall become applicable to the transaction contemplated hereby, Company and the members of the Board of Directors of Company shall grant such approvals and take such actions as are necessary so that the Merger and the transactions contemplated hereby may be commenced as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation in the transaction contemplated hereby, except, in each such case, to the extent required in the exercise of the fiduciary duties of the Board of Directors of Company under applicable law as advised by independent counsel.

  17.
  Notices.    Company shall give all notices and other information required to be given to the employees of Company, any collective bargaining unit representing any group of employees of Company, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement.

  18.
  Waivers of Rights of First Refusal.    Company shall cause any Company Shareholders or other parties with rights of first refusal, preemptive rights, rights of first offer, co-sale rights, or other similar rights with respect to the Company Capital Stock, to waive such rights prior to the Closing.

  19.
  Listing of Additional Shares.    Parent shall, prior to the Effective Time, cause all shares of Parent Common Stock to be issued pursuant to the terms of this Agreement to be approved for listing on the Nasdaq National Market.

  20.
  Further Assurances.    Parent, Merger Sub and Company shall use commercially reasonable best efforts to effectuate the Transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby

  21.
  FIRPTA Certificate.    Company shall, prior to the Closing Date, provide Parent with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit H attached hereto, which states that shares of capital stock of Company do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445- 2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Company shall have provided to Parent, as agent for Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of Exhibit I attached hereto, along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of Company upon the Closing of the Merger.

  22.
  Resignation of Directors and Officers.    The directors and officers of Company in office immediately prior to the Effective Time shall have resigned as directors and officers, as applicable, of Company effective as of the Effective Time.

  23.
  Issuance of Restricted Securities; Shareholders' Consent.

  a.
  The Company shall take all action necessary in accordance with the CGCL and its Articles of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of the Company's Shareholders (the "Company Shareholders Meeting") or, if requested by Parent, to secure the written consent of its Company Shareholders as soon as possible but no later than forty-five (45) days following the date of this agreement. The Company shall consult with Parent regarding the date of the Company Shareholders Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Company Shareholders Meeting without the consent of Parent. The Company shall use its reasonable best efforts to solicit from the Company Shareholders proxies or consents in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of Shareholders required to effect the Merger.

  b.
  The Parent, in consultation with the Company, will prepare an Information Statement in compliance with the requirements under the CGCL and Rule 506 under the Securities Act (the "Rule 506 Information Statement"), which shall also include an offering circular prepared by Parent, which shall comply as to form and substance in all material respects with the applicable provisions of the Securities Act, the Blue Sky Laws and all rules and regulations promulgated thereunder (the "Offering Circular," and, collectively with the Rule 506 Information Statement, the "Rule 506 Documents") to be used in connection with obtaining the approval by the Company Shareholders of this Agreement. The Company shall not distribute the Rule 506 Documents without Parent's approval; provided, that Parent shall in no way be responsible for any of the content of the Rule 506 Documents except for the Offering Circular and content in the Rule 506 Information Statement as it pertains to and is supplied by Parent. Each of the Company and Parent shall ensure that the Rule 506 Documents do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or Parent, as the case may be. For these purposes, the Company may, in consultation with Parent, amend or supplement the Rule 506 Documents, to the extent necessary, to incorporate all information and disclosures required by Rule 506 promulgated under the Securities Act. Whenever either of Company or Parent, as the case may be, obtains any knowledge of any event that should be set forth in an amendment or a supplement to the Rule 506 Documents or Parent disclosure documents, the Company or Parent, as the case may be, will promptly inform Parent or the Company, as the case may be, and will cooperate in mailing to the Company Shareholders as requested by Parent such amendment or supplement.

  c.
  Company, acting through its Board of Directors, shall, in accordance with its fiduciary duties and all applicable legal requirements and Company's charter and bylaws:

  i.
  cause the Rule 506 Information Statement, the Offering Circular, and any other disclosure documents deemed appropriate by Parent to be mailed to the Company Shareholders promptly upon completion thereof and duly call, give notice of, convene and hold as soon as practicable a meeting (or, if requested by Parent, solicit an action by written consent in lieu thereof) of such Company Shareholders for the purpose of voting to approve and adopt this Agreement to the extent required in accordance with legal requirements, and use its best efforts to obtain such Company Shareholder approval;

        A.
        recommend approval and adoption of this Agreement and the other transaction agreements to which Company is a party by the Company Shareholders and include in the Rule 506 Information Statement such recommendation, and take all lawful action to solicit such approval.

    d.
    Parent may at its discretion request Company to pursue either a Company Shareholders Meeting or a solicitation of written consents, and Parent' requesting of either such method shall not preclude a request for the other. The timing and procedures of such meeting (or consent solicitation) shall be subject to the reasonable approval of Parent and, shall be completed as promptly as practicable.

  24.
  Registration Rights Agreement.    Parent and each Company Shareholder shall execute and deliver a Registration Rights and Investment Representations Agreement in the form of Exhibit J attached hereto ("Registration Rights Agreement").

  25.
  Transfer Restrictions; No Trading.    Each share of Parent Common Stock issued at the Closing to any Company Shareholder shall be subject to the transfer restrictions described, and all other provisions set forth, in the form of the Holder Representation and Lock-Up Agreement as if all such restrictions and provisions were set forth in full in the body of this Agreement, whether or not the Company Shareholder executes and delivers the Holder Representation and Lock-Up Agreement.

  26.
  Spreadsheet.    The Company shall deliver a spreadsheet, (the "Exchange Ratio Spreadsheet") substantially in the form attached hereto as Schedule 5.26, which spreadsheet shall be certified as complete and correct by the Chief Executive Officer and Chief Financial Officer of the Company as of the Closing and which shall separately list, as of the Closing, all Company Shareholders and their respective addresses, the number of shares of Company Stock held by such persons (including whether such shares are Company Common Stock or Company Preferred Stock) and the respective certificate numbers, the date of acquisition of such shares, the number of shares of Parent Common Stock to be issued to each holder, the number of shares, if any, to be paid by the Company Shareholder in settlement of outstanding Company Shareholder loans, the number of shares of Parent Common Stock to be deposited into the Escrow Fund on behalf of each holder, and such other information relevant thereto or which the Exchange Agent may reasonably request. The Company shall deliver to Parent the Spreadsheet three (3) business days prior to the Closing Date.

6. CONDITIONS TO THE MERGER

  1.
  Conditions to Obligations of Each Party to Effect the Merger.    The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

  a.
  Shareholder Approval.    This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company Shareholders and the Parent Stockholders. The Parent Stockholders shall have approved an amendment to the Parent's Certificate of Incorporation increasing the amount of authorized Parent Common Stock to an amount sufficient for the issuance of Parent Common Stock pursuant to this Agreement.

  b.
  No Injunctions or Restraints; Illegality.    No Order issued by any Governmental Body or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any Proceeding brought by any Governmental Body seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other Order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other Order lifted.

    c.
    Governmental Approval.    Parent and Company shall have timely obtained from each Governmental Body all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state blue sky laws, and under HSR.

    d.
    Escrow Agreement.    Parent, Company, Escrow Agent and the Shareholders' Agent (as defined in Article 8 hereto) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit G.

  2.
  Additional Conditions to Obligations of Company.    The obligations of Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

  a.
  Representations, Warranties and Covenants.    Except as disclosed in the Parent Disclosure Schedule dated the date of this Agreement, Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent as of the Effective Time.

  b.
  Certificate of Parent.    Company shall have been provided with a certificate executed on behalf of Parent by an authorized officer to the effect set forth in Section 6.2(a).

  c.
  Registration Rights Agreement.    Parent shall have executed and delivered to the Shareholders the Registration Rights Agreement.

  d.
  Opinion.    Company shall have received a legal opinion from Morrison & Foerster LLP, Parent's legal counsel, dated the Closing Date, in substantially the form of Exhibit K.

  e.
  No Material Adverse Changes.    There shall not have occurred any Parent Material Adverse Effect, nor any event, occurrence or circumstance that could reasonably result in a Parent Material Adverse Effect

  3.
  Additional Conditions to the Obligations of Parent.    The obligations of Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

  a.
  Representations, Warranties and Covenants.    Except as disclosed in the Company Disclosure Schedule dated the date of this Agreement, the Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

  b.
  Certificates of Company.    Parent shall have been provided with (i) a certificate executed on behalf of Company by its President to the effect set forth in Section 6.3(a) and (ii) the Legal Fee Certificate.

  c.
  Third Party Consents and Waivers and Terminations.    Parent shall have been furnished with evidence satisfactory to it of (i) the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the Contracts of Company set forth, or required to be set forth, on Schedule 2.30 hereto and (ii) the waiver of rights under and the termination of agreements pursuant to Section 5.18 hereof.

    d.
    Injunctions or Restraints on Conduct of Business.    No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent's conduct or operation of the business of Company, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Body, seeking the foregoing be pending.

    e.
    Opinion.    Parent shall have received a legal opinion from Staskus Venture Law, Company's legal counsel, dated the Closing Date, in substantially the form of Exhibit L.

    f.
    Tax Opinion.    Parent shall have received a written opinion of Morrison & Foerster LLP, Parent's legal counsel, dated on or about the Closing Date to the effect that on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing on the Closing Date, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that each of Parent and Merger Sub will be treated as a "party to the reorganization" within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn. The parties to this Agreement agree to make such reasonable representations as requested by Morrison & Foerster LLP for the purpose of rendering such opinion.

    g.
    [Intentionally Omitted].

    h.
    No Material Adverse Changes.    There shall not have occurred any Company Material Adverse Effect, nor any event, occurrence or circumstance that could reasonably result in a Company Material Adverse Effect.

    i.
    Issuance of Parent Common Stock.    Prior to the issuance of the Parent Common Stock in the Merger:

    i.
    Parent Stockholders holding not less than 50% of the Parent Common Stock have approved the Merger, the issuance of the Parent Common Stock in the Merger, and an amendment to the Parent's Certificate of Incorporation increasing the amount of authorized Parent Common Stock to an amount sufficient for the issuance of Parent Common Stock pursuant to this Agreement.

    ii.
    Company Shareholders holding not less than 90% of the Company Capital Stock shall have executed and delivered to Parent a Registration Rights Agreement;

    iii.
    The Rule 506 Documents shall have been sent to the Company Shareholders in accordance with Section 5.23(a) via mail, courier service, facsimile, electronic mail or in person; and

    iv.
    Parent shall reasonably be satisfied that there are no more than 35 Company Shareholders who are not "accredited investors," and that each Company Shareholder who is not an "accredited investor" shall, either alone or through appropriate representation by a "purchaser representative" (as such terms used in the Securities Act and the rules promulgated thereunder), have such knowledge and experience in financial and business matters that such Company Shareholder is capable of evaluating the merits and risks of the prospective investment in the Parent Common Stock; provided that the execution and delivery of the Registration Rights Agreement with no exceptions to the representations and warranties and a customary investor questionnaire, with reasonably acceptable answers thereon, shall be deemed to satisfy this condition; but provided further, that notwithstanding the above, in the event Parent has a reasonable belief that any relevant representation or the questionnaire is materially untrue or contains a material misstatement of fact, Parent may demand additional reasonable evidence from such Company Shareholder as to such Company Shareholder's investor status.

    j.
    Certificates of Good Standing.    Company shall, prior to the Closing Date, provide Parent a certificate from the Secretary of State of California and from the Secretary of State of each other state in which Company is qualified to do business as a foreign corporation as to Company's good standing and payment of all applicable taxes in each such state.

    k.
    Dissenters.    The holders of no more than five percent (5%) of the outstanding shares of Company Capital Stock shall have elected to, or otherwise be entitled to, exercise their rights to dissent from the Merger.

    l.
    Holder Representation and Lock-Up Agreements.    Company Shareholders holding not less than 90% of the Company Capital Stock shall have delivered a Holder Representation and Lock-Up Agreement, as provided in Section 5.25 hereof and all other documents required to be delivered thereunder, including, without limitation, evidence, reasonably satisfactory to Parent that (i) each Company Shareholder who is not an individual shall have the authority and power to execute each Transaction Agreement to which it is or is to become a party and the individual executing Transaction Agreements has the authority to do so on the Company Shareholder's behalf; provided that the execution and delivery of a Certificate of Trust by a Company Shareholder which is a trust, and an Incumbency Certificate by a Company Shareholder which is a corporate entity or partnership (in the forms attached as exhibits to the Holder Representation and Lock-Up Agreements) shall be deemed to satisfy this condition; but provided further, that notwithstanding the above, in the event Parent has a reasonable belief that such certificate is materially untrue or contains a material misstatement of fact, Parent may demand additional reasonable evidence from such Company Shareholder as to such authority; and (ii) any lienholder over shares of Company Capital Stock shall have agreed to be subject to the transfer restrictions set forth in Section 5.25 hereof or Company Shareholder shall have discharged any such lien.

    m.
    Exchange Ratio Spreadsheet.    Parent shall have received the Exchange Ratio Spreadsheet in a form reasonably acceptable to Parent.

7. TERMINATION, AMENDMENT AND WAIVER

  1.
  Termination.    At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the Company Shareholders, this Agreement may be terminated:

  a.
  by mutual consent duly authorized by each party's Board of Directors in accordance with this Agreement;

  b.
  by either Parent or Company, if the Closing shall not have occurred on or before September 1, 2004 (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

  c.
  by Parent, if (i) Company shall materially breach any obligation or agreement hereunder and such breach shall not have been cured within fifteen (15) days of receipt by Company of written notice of such breach provided that the right to terminate this Agreement by

      Parent under this Section 7.1(c) shall not be available to Parent where Parent is at that time in breach of this Agreement, (ii) the Board of Directors of Company shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Parent or recommended, endorsed, accepted or agreed to a Takeover Proposal or shall have resolved to do any of the foregoing, (iii) Company or any of its officers, directors or other agents shall have failed to comply with Section 4.3, or (iv) for any reason Company fails to call and hold the Company Shareholders Meeting as required by Section 5.23 hereof;

    d.
    by Company, if (i) Parent shall materially breach any obligation or agreement hereunder and such breach shall not have been cured within fifteen (15) days following receipt by Parent of written notice of such breach, provided that the right to terminate this Agreement by Company under this Section 7.1(d) shall not be available to Company where Company is at that time in breach of this Agreement or (ii) the Board of Directors of the Parent shall have withdrawn or modified its recommendation that its stockholders approve, as required, the Merger, the issuance of shares of Parent Common Stock pursuant to the Merger and/or the amendment to the Parent's Certificate of Incorporation, increasing the amount of authorized Parent Common Stock; or

    e.
    by Parent or Company if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the Company Shareholders shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held Company Shareholders Meeting or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(e)(ii) shall not be available to Company where the failure to obtain Company Shareholder approval shall have been caused by the action or failure to act of Company and such action or failure to act constitutes a breach by Company of this Agreement).

  2.
  Effect of Termination.    In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or Company or their respective officers, directors, stockholders, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its covenants set forth in this Agreement; provided that the provisions of Section 5.3 (Confidentiality), Section 5.13 (Expenses), this Section 7.2 and Article 9 shall remain in full force and effect and survive any termination of this Agreement.

  3.
  Amendment.    The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the Company Shareholders shall not (a) alter or change the amount or kind of consideration to be received on conversion of the Company Capital Stock, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of the Agreement, if such alteration or change would materially adversely affect the holders of Company Capital Stock.

  4.
  Extension; Waiver.    At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

8. ESCROW AND INDEMNIFICATION

  1.
  Indemnification.

  a.
  Subject to the limitations set forth in this Article 8, the Company Shareholders shall indemnify and hold harmless Parent and its officers, directors, agents and employees, and each Person, if any, who controls or may control Parent within the meaning of the Securities Act (hereinafter referred to individually as a "Parent Indemnified Person" and collectively as "Parent Indemnified Persons") from and against any and all Damages (collectively, "Parent Damages") arising out of (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Company in this Agreement, the Company Disclosure Schedules or any exhibit or schedule to this Agreement; (ii) any Dissenting Share Payments; (iii) any Parent's Shortfall as calculated by Section 1.7 above, (iv) any Legal Fees in excess of the Legal Fee Cap that has not otherwise been subtracted from the Total Value of Share Consideration pursuant to Section 1.7(a), (v) any Accountant Fees, or (vi) any fees or expenses, payable to third parties, relating to services performed in connection with the Transactions that are accrued by the Company prior to Closing. Subject to Section 8.1(b), the Escrow Fund shall be the sole and exclusive security for this indemnity obligation of the Company Shareholders.

  b.
  Notwithstanding anything herein to the contrary, nothing in this Agreement shall limit the liability (i) of Company for any breach of any covenant if the Merger does not close, or (ii) of any Company Shareholder (or holder of Company Options or Company Warrants) in connection with any breach by such Person of such Person's Affiliate Voting Agreement or the Holder Representation and Lock-Up Agreement. Additionally, notwithstanding anything herein to the contrary, the limitations of the Company Shareholders provided in this Article 8 shall not apply in the event of a claim based upon fraud or willful or criminal misconduct.

  2.
  Limits on Indemnification.    Notwithstanding the foregoing, the Company Shareholders shall have no liability under Section 8.1(a) and Parent may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates for an aggregate amount of Parent Damages in excess of $50,000 (the "Damage Threshold") has been delivered to the Shareholders' Agent and to the Escrow Agent; provided, however, that after an Officer's Certificate or Certificates for an aggregate of $50,000 in Parent Damages has been delivered, Parent shall be entitled to receive Escrow Shares equal in value to the full amount of Parent Damages identified in such Officer's Certificate or Certificates; provided, further that the indemnification obligations of the Company Shareholders set forth in Section 8.1(a)(ii), (iii), (iv), (v) and (vi) above shall be deducted from the Escrow Fund without regard to the Damage Threshold in this Section 8.2.

  3.
  Escrow Fund.    As soon as practicable after the Effective Time, the Escrow Shares shall be registered in the name of, and the Escrow Shares shall be deposited with the Escrow Agent; such deposit to constitute the "Escrow Fund" and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit G. The Escrow Fund shall be the sole and exclusive remedy available to compensate Parent pursuant to the indemnification obligations of the Company Shareholders.

  4.
  Payment for Parent Damages.    Upon Parent's delivery of an Officer's Certificate identifying Parent Damages to the Escrow Agent, as provided in Section 8.6 below, and the determination that such amount is payable pursuant to this Article 8, Parent shall receive shares from the Escrow Fund equal in value to the full amount of Parent Damages; provided, however, that in no event shall Parent receive more than the number of shares of Parent Common Stock originally placed in the Escrow Fund. For purposes of determining the amount of Parent Damages pursuant to this Section 8.4, representations, warranties or covenants shall be interpreted without giving effect to any limitations or qualifications as to "materiality," such that such limitations or qualifications shall not affect the dollar amount measure of any Parent Damages.

  5.
  Escrow Period.    The Escrow Period shall terminate for all matters on the one (1) year anniversary of the Effective Time; provided, that a portion of the Escrow Shares, which is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

  6.
  Claims upon Escrow Fund.

  a.
  Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate") stating, that Parent Damages exist and specifying in reasonable detail the individual items of such Parent Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.7 and 8.8 below, deliver to Parent out of the Escrow Fund, as promptly as practicable, Parent Common Stock held in the Escrow Fund having a value equal to such Parent Damages.

  b.
  For the purpose of compensating Parent for its Parent Damages pursuant to this Agreement, the Parent Common Stock in the Escrow Fund shall be valued at the price per share equal to the average of the closing prices for a share of Parent Common Stock as quoted on the Nasdaq Stock Market for the ten (10) trading days immediately preceding and ending on the trading day that is one (1) trading day prior to the date the claim is resolved (the "Escrow Stock Price").

  c.
  If the value to be distributed to Parent with respect to each Company Shareholder is not evenly divisible by the Escrow Stock Price, the number of Escrow Shares to be delivered to Parent will be rounded down to the next highest number of shares. The fractional interests remaining will be aggregated with future claims against the Escrow Fund, and will be delivered to Parent when any fractional shares in the aggregate are equal to a whole number of shares. Upon the release of the Escrow Fund, Parent shall monetize any remaining fractional interests in exchange for a pro rata payment of the Escrow Stock Price, to be paid as provided with respect to fractional shares in the manner set for in Section 1.6.

  7.
  Objections to Claims.    At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (defined in Section 8.9 below) and for a period of forty-five (45) days after such delivery to the Escrow Agent of such Officer's Certificate, the Escrow Agent shall make no delivery of Parent Common Stock or other property pursuant to Section 8.6 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of the Parent Common Stock in the Escrow Fund in accordance with Section 8.6 hereof, provided that no such payment or delivery may be made if the

    Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such forty-five (45) day period.

  8.
  Resolution of Conflicts; Arbitration.

  a.
  In case the Shareholders' Agent shall so object in writing to any claim or claims by Parent made in any Officer's Certificate, Parent shall have forty-five (45) days after receipt by the Escrow Agent of an objection by the Shareholders' Agent to respond in a written statement to the objection of the Shareholders' Agent. If after such forty-five (45) day period there remains a dispute as to any claims, the Shareholders' Agent and a representative of Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

  b.
  If no such agreement can be reached after good faith negotiation, either Parent or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter pursuant to Section 9.9 hereto, unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration. In the event the arbitrators appointed hereunder have not rendered a decision with forty-five (45) days after the conclusion of hearings, either party may have the matter determined by equitable proceedings or an action for declaratory relief in any court of competent jurisdiction. Notwithstanding anything to the contrary contained herein, the arbitrators shall apply and follow all applicable Legal Requirements in making his or her decision. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.7 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

  c.
  Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. For purposes of this Section 8.8(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the "Non-Prevailing Party," unless the arbitrators award Parent more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Company Shareholders for whom shares of Company Common Stock otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the "Non-Prevailing Party." The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of Judicial Arbitration and Mediation Services, Inc. ("JAMS") and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration. If the Company Shareholders are deemed to be the Non-Prevailing Party, such expenses and fees shall be paid first from the Escrow Fund, without regard to the Damage Threshold (as defined in Section 8.2 hereof), and second, by Parent.

  9.
  Shareholders' Agent.

  a.
  Wei-Ti Liu shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Company Shareholders to give and receive notices and communications, to authorize delivery to Parent of the Parent Common Stock or other property from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days' prior written notice to Parent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Company Shareholders.

  b.
  The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

  c.
  The Shareholders' Agent shall have reasonable access to information about Company and the reasonable assistance of Company's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

  d.
  Wei-Ti Liu hereby agrees to act as the Shareholders' Agent pursuant to the terms hereof.

  10.
  Actions of the Shareholders' Agent.    A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Company Shareholders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Company Shareholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Company Shareholder. To the extent that either the Escrow Agent or Parent acts in accordance with a decision, act, consent or instruction of the Shareholders' Agent, Escrow Agent and Parent are hereby relieved from any liability with respect to such act, to any Person, including the Company Shareholders.

  11.
  Third-Party Claims.    In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Company Shareholders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right, in its sole discretion, to settle any such claim; provided, however, that Parent may not effect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders'

    Agent shall have no power or authority to object under Section 8.7 or any other provision of this Article 8 to the amount of any claim by Parent against the Escrow Fund for indemnity with respect to such settlement.

  12.
  Voting Rights and Cash Distributions With Respect to Escrow Shares.    The Company Shareholders shall retain full voting power over all Escrow Shares. Any cash dividends, dividends payable in securities or other distributions of any kind (but excluding any shares of Parent capital stock received upon a stock split or stock dividend), shall be promptly distributed by the Escrow Agent to the beneficial holder of the Escrow Shares to which such distribution relates, by check mailed via first class mail, to the Company Shareholders at their addresses, and in the percentage interests set forth in the Escrow Agreement. Any shares of Parent Common Stock received by the Escrow Agent upon a stock split made in respect of any securities in the Escrow Fund shall be added to the Escrow Fund and become a part thereof. The provisions of Article 8 shall be adjusted to appropriately reflect any stock split or reverse stock split.

9. GENERAL PROVISIONS

  1.
  Non-Survival at Effective Time.    The representations and warranties set forth in Article 2 will survive until the first anniversary of the Closing. The representations and warranties set forth in Article 3 will survive until the Effective Time. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article 1, Section 5.3 (Confidentiality), 5.6 (Affiliate Voting Agreement and Proxies; Holder Representation and Lock-Up Agreement), 5.10 (Termination of Employee Plans), 5.12 (Form S-8), 5.13 (Expenses) 5.20 (Further Assurances), 5.25 (Transfer Restrictions), 7.4 (Amendment), Article 8 and this Article 9 shall survive the Effective Time and the Closing.

  2.
  Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  a.
  if to Parent, to:

      PLX Technology, Inc.
      870 Maude Avenue
      Sunnyvale, CA 94085
      Attention: Michael J. Salameh
      Facsimile No.: (408) 328-3598
      Telephone No.: (408) 774-9060

      with a copy to:

      Morrison & Foerster LLP
      755 Page Mill Road
      Palo Alto, CA 94304-1018
      Attention: Stephen J. Schrader, Esq.
      Facsimile No.: (650) 494-0792
      Telephone No.: (650) 813-5642

    b.
    if to Company, or to the Shareholders' Agent:

      Wei-Ti Liu
      c/o Mark Tanoury
      3175 Hanover Street
      Palo Alto, CA 94304-1130
      Facsimile No.: (650) 849-7400
      Telephone No.: (650) 843-5000

      with copies to:

      Staskus Venture Law
      50 Airport Parkway
      San Jose, CA 95110
      Attn: Kim Staskus
      Facsimile No.: (408) 274-5115
      Telephone No.: (408) 487-3226

  3.
  Interpretation.    When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the Execution Date. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  4.
  Counterparts; Facsimile Delivery.    This Agreement may be executed in one or more counterparts and delivered by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

  5.
  Entire Agreement; Nonassignability; Parties in Interest.    This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms, (b) are not intended to confer upon any other Person any rights or remedies hereunder, except as set forth in Sections 1.6, 1.7, 1.8, 1.9, 5.8, 5.9, and 5.10 and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

  6.
  Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

  7.
  Remedies Cumulative.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

  8.
  Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of California without reference to such state's principles of conflicts of law, except with respect to the Merger and its effects which shall be governed by the laws of California.

  9.
  Dispute Resolution.

  a.
  Other than as set forth elsewhere in this Agreement, any dispute, controversy or claim between the parties relating to, or arising out of or in connection with, this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance, breach or damages, including claims in tort, whether arising before or after the termination of this Agreement, shall be settled only by binding arbitration pursuant to the administered by and in accordance with the then-existing JAMS Arbitration Rules and Procedures (the "Rules"), subject to the following:

  i.
  The arbitration shall take place in Sunnyvale, California.

  ii.
  There shall be three (3) arbitrators, who shall be selected under the normal procedures prescribed in the Rules, except that one such arbitrator shall be a certified public accountant and one (1) such arbitrator (who shall chair the arbitration panel) shall be a member of the American Board of Trial Advocates or the American College of Trial Lawyers.

  iii.
  Subject to legal privileges, each party shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure.

  iv.
  At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses.

  v.
  The arbitrators' decision shall be in writing, shall be binding and final and may be entered and enforced in any court of competent jurisdiction.

  vi.
  No party shall be eligible to receive, and the arbitrators shall not have the authority to award, exemplary or punitive damages.

  vii.
  Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrators and JAMS.

  viii.
  The arbitrators shall not have the power to amend this Agreement.

  b.
  Notwithstanding the foregoing, the parties agree that the dispute resolution provisions of this Section 9.9 shall not apply to the following agreements, each of which shall be subject to the dispute resolution procedures, if any, set forth in each such agreement: Affiliate Voting Agreement, Confidentiality Agreement, Holder Representation and Lock-Up Agreement, and Registration Rights Agreement.

  10.
  Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub, Company, and Shareholders' Agent have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

PARENT:
PLX Technology, Inc.
By:	/s/ MICHAEL J. SALAMEH
Name: Michael J. Salameh Title: President
COMPANY
NetChip Technology, Inc.
By:	/s/ WEI-TI LIU
Name: Wei-Ti Liu Title: President
MERGER SUB:
NC Acquisition Sub, Inc.
By:	/s/ MICHAEL J. SALAMEH
Name: Michael J. Salameh Title: President
SHAREHOLDERS' AGENT
Wei-Ti Liu
/s/ WEI-TI LIU

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

APPENDIX 1

For the purposes of this Agreement (including this Appendix 1):

"Accountant Fees" shall have the meaning specified in Section 5.13.

"Accounting Statement" shall have the meaning specified in Section 1.7(a).

"Acquisition Transaction" shall mean any transaction (other than the transactions contemplated by this Agreement) involving: (a) the sale or other disposition of all or any portion of Company's business or assets (other than in the ordinary course of business); (b) the issuance, sale or other disposition, by Company or any shareholder of Company, of (i) any capital stock of Company (beneficially or of record), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any Company Capital Stock of Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any Company Capital Stock; (c) any acquisition, merger, consolidation, business combination, share exchange or similar transaction, or any other acquisition involving Company; or (d) any dissolution of Company.

"Affiliate Voting Agreement" shall have the meaning specified in Section 2.22.

"Agreement" shall mean the Agreement and Plan of Reorganization to which this Appendix 1 is attached (including the Company Disclosure Schedule and all other Schedules and Exhibits thereto), as may be amended by the parties from time to time.

"Agreement of Merger" shall have the meaning specified in Section 1.2.

"Antitrust Laws" shall mean the HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Legal Requirements or Orders that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

"Baseline Net Assets" shall mean $1,870,699. (Calculated as the sum of (i) the remainder, as of December 31, 2003, of the Company's current assets less its current liabilities, plus (ii) the sum of any payments of bonuses or other payments not made in the ordinary course of business to officers or other individuals during the quarter ending December 31, 2003).

"Business Sale" shall have the meaning specified in Section 1.8(b).

"Certificates" shall have the meaning specified in Section 1.9(c)(i).

"CGCL" shall mean the California General Corporations Law, as amended.

"Change-in-Control of Parent" shall mean (a) the acquisition of Parent by another entity or any transaction or series of related transactions in which the Parent's stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued in such transaction or series of related transactions) fail to hold at least 50% of the voting power of the resulting or surviving corporation following such transaction or series of related transactions; or (b) a sale of all or substantially all of the assets of Parent.

"Closing" shall have the meaning specified in Section 1.2.

"Closing Date" shall have the meaning specified in Section 1.2.

"Closing Date Net Assets" shall have the meaning specified in 1.7(a).

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Company" shall mean NetChip Technology, Inc., a California corporation.

"Company Balance Sheet" shall have the meaning specified in Section 2.4.

"Company Balance Sheet Date" shall have the meaning specified in Section 2.5.

"Company Capital Stock" shall mean all outstanding shares of Company Common Stock, Company Preferred Stock and all outstanding shares of any other capital stock of Company.

"Company Common Stock" shall mean shares of the common stock of Company, no par value.

"Company Disclosure Schedule" shall have the meaning specified in the preamble to Article 2.

"Company Employee Plans" shall have the meaning specified in Section 2.14(a).

"Company Financial Statements" shall have the meaning specified in Section 2.4.

"Company Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Company and its subsidiaries, taken as a whole or any material adverse effect on Company's ability to comply with or perform any covenant or obligation under this Agreement and the other Transaction Agreements, or have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions generally affecting the industries as a whole in which Company participates, the U.S. economy as a whole or the foreign economies as a whole in any locations where Company has material operations or sales; or (b) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to the public announcement of, pendency or consummation of the transactions contemplated hereby or compliance with the terms of, or the taking of any action required by, this Agreement.

"Company Options" shall mean all issued and outstanding options (including commitments to grant options, but excluding Company Warrants) to purchase or otherwise acquire Company Stock (whether or not vested) held by any person or entity.

"Company Preferred Stock" shall mean the shares of the Company Series A Preferred Stock, Company Series B Preferred Stock, Company Series C Preferred Stock, Company Series D Preferred Stock and Company Series E Preferred Stock.

"Company Products" shall mean (a) the products that the Company currently manufactures, markets, sells or licenses as of the Closing Date, (b) such other products that are currently in development as of the Closing Date, and (c) subsequent versions (including any upgrades or updates) of the products covered by the foregoing clauses (a) and (c).

"Company Series A Preferred Stock" shall mean the shares of the Series A preferred stock of the Company, no par value.

"Company Series B Preferred Stock" shall mean the shares of the Series B preferred stock of the Company, no par value.

"Company Series C Preferred Stock" shall mean the shares of the Series C preferred stock of the Company, no par value.

"Company Series D Preferred Stock" shall mean the shares of the Series D preferred stock of the Company, no par value.

"Company Series E Preferred Stock" shall mean the shares of the Series E preferred stock of the Company, no par value.

"Company Shareholder" shall mean all holders or owners (beneficial or otherwise) of Company Capital Stock as of the Closing Date.

"Company Shareholder Meeting" shall have the meaning specified in Section 5.23(a).

"Company Stock Option Plan" shall have the meaning specified in Section 1.6(c).

"Company Warrants" shall mean any issued and outstanding warrants to purchase Company Stock that are not exercised or cancelled prior to the Effective Time.

"Confidential Information" shall have the meaning specified in Section 2.11(g)

"Confidentiality Agreement" shall have the meaning specified in Section 5.3.

"Contract" shall mean, with respect to any Person, any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance, obligation, promise or undertaking of any nature to which such Person is a party or by which its properties or assets maybe bound or affected or under which it or its business, properties or assets receive benefits.

"Contracts Requiring Novation or Consent to Change of Control" shall have the meaning specified in Section 2.30.

"Damage Threshold" shall have the meaning specified in Section 8.2.

"Damages" shall mean the amount of any loss, damage, injury, decline in value, Liability, claim, fee (including any legal fee, expert fee, accounting fee or advisory fee), demand, settlement, judgment, award, fine, penalty, Tax, charge, cost (including any cost of investigation) or expense of any nature whatsoever. Damages related to a breach of the representations relating to Company Financial Statements (other than with respect to nonrecurring penalties or fines that are liabilities of Company) or a failure to receive accounts receivables shall take into account the revenue reflected by that receivable as it was taken into account by Buyer in valuing Company.

"Disclosure Schedule Update" shall have the meaning specified in Section 5.2(d).

"Dissenting Share Payments" shall have the meaning specified in Section 1.6(f).

"Dissenting Shareholder" shall have the meaning specified in Section 1.6(f).

"Dissenting Shares" shall have the meaning specified in Section 1.6(f).

"Earn-Out Payment" shall have the meaning specified in Section 1.8(a).

"Earn-Out Payment Disagreement Notice" shall have the meaning specified in Section 1.8(d).

"Earn-Out Period" shall have the meaning specified in Section 1.8(a).

"Earn-Out Report" shall have the meaning specified in Section 1.8(c).

"Earn-Out Share Exchange Ratio" shall mean a number equal to the quotient obtained by dividing (i) the Earn-Out Shares by (ii) the Total Outstanding Common Stock.

"Earn-Out Shares" shall have the meaning specified in Section 1.8(c).

"Earn-Out Stock Price" shall mean the average of the closing prices for a share of Parent Common Stock as quoted on the Nasdaq Stock Market for the ten (10) trading days immediately preceding and ending on the trading day that is one (1) trading day prior to the one year anniversary of the Closing Date; provided, however, that if such average reported closing price is less than $7.00, then the Earn-Out Stock Price shall be $7.00.

"Effective Time" shall have the meaning specified in Section 1.2.

"Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

"Employment and Noncompetition Agreement" shall have the meaning specified in Section 5.9(b).

"Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, licensee, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

"Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

"Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Escrow Agent" shall mean US Bank Trust, National Association (or another institution selected by Parent with the reasonable consent of Company) and its successors and assigns.

"Escrow Agreement" shall have the meaning specified in Section 5.11.

"Escrow Shares" shall have the meaning specified in Section 1.9(c)(iii).

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Exchange Agent" shall have the meaning specified in Section 1.9(a).

"Exchange Ratio Spreadsheet" shall have the meaning specified in Section 5.26.

"Execution Date" shall have the meaning specified in the first paragraph of the Agreement.

"Facilities" shall mean all buildings and improvements on the Property.

"First Earn-Out Tranche" shall have the meaning specified in Section 1.8.

"GAAP" shall mean United States generally accepted accounting principals, consistently applied.

"Governmental Authorization" shall mean any: permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or right under any Contract with any Governmental Body.

"Governmental Body" shall mean any: nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; federal, state, local, municipal, foreign or other government; governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); multinational organization or body; or individual, Entity or body exercising, or entitled to exercise, any executive, legislative, Judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

"Hazardous Materials" shall be broadly construed to mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

"Holder Representation and Lock-Up Agreement" shall have the meaning specified in Section 5.6(b).

"HSR" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Intellectual Property" shall mean any U.S. or foreign patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, domain name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered and whether or not relating to a published work), copyright registration application, maskwork, maskwork registration application, trade secret, know how, rights in data or databases, invention, or other proprietary right, all licenses, sublicenses and agreements related to the foregoing, and any other intellectual property right or intangible asset.

"Irrevocable Proxies" shall have the meaning specified in Section 2.22.

"JAMS" shall have the meaning specified in Section 8.8(c).

"Key Shareholders" shall have the meaning specified in Section 5.9(b).

"Knowledge" An individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

  (a)
  such individual is actually aware of such fact or other matter; or

  (b)
  a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A corporation shall be deemed to have "Knowledge" of a particular fact or matter only if a director, officer or key employee of such corporation has or had Knowledge of such fact or matter.

"Leased Premises" shall have the meaning specified in Section 2.31(b).

"Leases" shall have the meaning specified in Section 2.31(b).

"Legal Fee Cap" shall have the meaning specified in Section 5.13.

"Legal Fees" shall have the meaning specified in Section 5.13.

"Legal Fee Certificate" shall have the meaning specified in Section 5.13.

"Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, Order, requirement, specification, determination, decision, opinion or interpretation that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body or any arbitrator or arbitration panel.

"Liability" shall mean any debt, obligation, duty or liability of any nature including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious,

derivative, joint, several or secondary liability, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

"Liquidation Preference" shall mean a number equal to the sum of (i) the product of the Series A Preferred Share Liquidation Preference multiplied by the aggregate number of shares of Company Series A Preferred Stock outstanding immediately prior to the Effective Time, (ii) the product of the Series B Preferred Share Liquidation Preference multiplied by the aggregate number of shares of Company Series B Preferred Stock outstanding immediately prior to the Effective Time, (iii) the product of the Series C Preferred Share Liquidation Preference multiplied by the aggregate number of shares of Company Series C Preferred Stock outstanding immediately prior to the Effective Time, (iv) the product of the Series D Preferred Share Liquidation Preference multiplied by the aggregate number of shares of Company Series D Preferred Stock outstanding immediately prior to the Effective Time, and (v) the product of the Series E Preferred Share Liquidation Preference multiplied by the aggregate number of shares of Company Series E Preferred Stock outstanding immediately prior to the Effective Time.

"Material" (with respect to any Person) shall mean any event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of such Person which could reasonably be deemed to be material to such Person either taken alone or in combination with other such events, changes, conditions or effects.

"Material Contracts" shall have the meaning specified in Section 2.28.

"Member of the Controlled Group" shall mean each trade or business, whether or not incorporated, that would be treated as a single employer with Company under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

"Merger" shall have the meaning specified in Recital A.

"Merger Sub" shall mean NC Acquisition Sub, Inc., a newly formed California corporation and wholly-owned subsidiary of Parent.

"Multiemployer Plan" shall mean a plan described in Section 3(37) of ERISA.

"Named Shareholders" shall have the meaning specified in Section 2.22.

"Noncompetition Agreement" shall have the meaning specified in Section 5.9(b).

"Offering Circular" shall have the meaning specified in Section 5.23(b).

"Officer's Certificate" shall have the meaning specified in Section 8.6.

"Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body that is entered into in connection with any Proceeding.

"ordinary course of business" shall mean, with respect to any reference in the Agreement to a Person conducting its business or other affairs or taking any action, that such conduct or action taken by or on behalf of such Person shall not be deemed to have been taken in the "ordinary course of business" unless such action is such action is recurring in nature, consistent (in amount and otherwise) with the Person's past practices and taken in the Person's normal day to day operations; and such action is not required to be authorized by the Person's securityholders, the Person's board of directors or any committee of the Person's board of directors and does not require any other separate or special authorization of any nature.

"Parent" shall mean PLX Technology, Inc., a Delaware corporation.

"Parent Common Stock" shall mean shares of the common stock of Parent, par value $0.001 per share.

"Parent Damages" shall have the meaning specified in Section 8.1(a).

"Parent Financial Statements" shall have the meaning specified in Section 3.4.

"Parent Indemnified Person" and "Parent Indemnified Persons" shall have the meanings specified in Section 8.1(a).

"Parent Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Parent and its subsidiaries, taken as a whole or any material adverse effect on Parent's ability to comply with or perform any covenant or obligation under this Agreement and the other Transaction Agreements, or have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect: (a) any change in the market price or trading volume of Parent's stock after the date hereof; (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions generally affecting the industries as a whole in which Parent participates, the U.S. economy as a whole or the foreign economies as a whole in any locations where Parent has material operations or sales; or (c) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to the public announcement of, pendency or consummation of the transactions contemplated hereby or compliance with the terms of, or the taking of any action required by, this Agreement.

"Parent Option" shall have the meaning specified in Section 5.8(a).

"Parent SEC Documents" shall have the meaning specified in Section 3.4.

"Parent Stockholders" shall mean the holders of the outstanding Parent Common Stock.

"Parent Stock Option Plan" shall mean the Parent's 1999 Stock Incentive Plan.

"Parent Stock Price" shall mean $9.78.

"Pension Plan" shall mean an employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

"Permitted Liens" shall mean a lien for current taxes and assessments not delinquent and minor Encumbrances that have arisen in the ordinary course of business that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

"Person" shall mean any individual, Entity or Governmental Body.

"Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

"Property" shall mean all real property leased or owned by Company currently, including the Leased Premises.

"Registration Rights Agreement" shall have the meaning specified in Section 5.24.

"Repurchase Options" shall have the meaning specified in Section 5.8(b).

"Restricted Stock" shall have the meaning specified in Section 1.6(a)(vii).

"Rule 506 Documents" shall have the meaning specified in Section 5.23(b).

"Rule 506 Information Statement" shall have the meaning specified in Section 5.23(b).

"Rules" shall have the meaning specified in Section 9.9(a).

"Second Earn-Out Tranche" shall have the meaning specified in Section 1.8.

"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Series A Preferred Share Exchange Ratio" shall mean a number equal to the quotient obtained by dividing the Series A Preferred Share Liquidation Preference by the Parent Stock Price.

"Series A Preferred Share Liquidation Preference" shall mean the liquidation preference of the Company Series A Preferred Stock as set forth in the Company's Articles of Incorporation immediately prior to the Effective Time.

"Series B Preferred Share Exchange Ratio" shall mean a number equal to the quotient obtained by dividing the Series B Preferred Share Liquidation Preference by the Parent Stock Price.

"Series B Preferred Share Liquidation Preference" shall mean the liquidation preference of the Company Series B Preferred Stock as set forth in the Company's Articles of Incorporation immediately prior to the Effective Time.

"Series C Preferred Share Exchange Ratio" shall mean a number equal to the quotient obtained by dividing the Series C Preferred Share Liquidation Preference by the Parent Stock Price.

"Series C Preferred Share Liquidation Preference" shall mean the liquidation preference of the Company Series C Preferred Stock as set forth in the Company's Articles of Incorporation immediately prior to the Effective Time.

"Series D Preferred Share Exchange Ratio" shall mean a number equal to the quotient obtained by dividing the Series D Preferred Share Liquidation Preference by the Parent Stock Price.

"Series D Preferred Share Liquidation Preference" shall mean the liquidation preference of the Company Series D Preferred Stock as set forth in the Company's Articles of Incorporation immediately prior to the Effective Time.

"Series E Preferred Share Exchange Ratio" shall mean a number equal to the quotient obtained by dividing the Series E Preferred Share Liquidation Preference by the Parent Stock Price.

"Series E Preferred Share Liquidation Preference" shall mean the liquidation preference of the Company Series E Preferred Stock as set forth in the Company's Articles of Incorporation immediately prior to the Effective Time.

"Share Exchange Ratio" shall mean a number equal to the quotient obtained by dividing (i) the quotient obtained by dividing (x) the remainder of (A) Total Value of Share Consideration less (B) Liquidation Preference by (y) the Parent Stock Price by (ii) Total Outstanding Common Stock on a Fully Diluted Basis.

"Shareholders' Agent" shall have the meaning specified in Section 8.9.

"Surviving Corporation" shall have the meaning specified in Section 1.1.

"Surviving Corporation Gross Profit Margin" shall have the meaning specified in Section 1.8(a).

"Takeover Proposal" means any offer or proposal for, or any indication of interest in (whether written or oral), a merger or other business combination involving Company or any of its subsidiaries or the acquisition of any significant equity interest (10%) in, or a significant portion of the assets (10% or more on a consolidated basis) of, Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

"Takeover Statute" shall mean any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute under the CGCL or otherwise applicable to Company.

"Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty, addition to tax or interest), (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to (i) any tax sharing agreement or similar Contract, (ii) Treasury Regulation Section 1.1502-6 or any similar or corresponding provision of applicable state or foreign law, or (iii) as a transferee or successor of any person.

"Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Third Party Intellectual Property Rights" shall have the meaning specified in Section 2.11(b).

"Total Outstanding Common Stock" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to Effective Time.

"Total Outstanding Common Stock on a Fully Diluted Basis" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to Effective Time, assuming exercise or conversion of all Company Options.

"Total Value of Share Consideration" shall mean $20,000,000, as adjusted pursuant to Section 1.7.

"Transaction Agreements" shall mean (a) the Agreement, (b) the Affiliate Voting Agreements, (c) the Agreement of Merger, (d) the Registration Rights Agreement, (e) the Holder Representation and Lock-Up Agreements and (f) the Escrow Agreement.

"Transactions" shall mean (a) the execution and delivery of each party's respective Transaction Agreements, and (b) all of the transactions contemplated by the respective Transaction Agreements, including the Merger and the performance by Company and Parent and the other parties to the Transaction Agreements of their respective obligations under the Transaction Agreements.

ANNEX B

AUDIT COMMITTEE CHARTER

OF

PLX TECHNOLOGY, INC.

Purposes, Authority & Funding

        The audit committee (the "Committee") of the Board of Directors (the "Board") of PLX Technology, Inc., a Delaware corporation (the "Company"), is appointed by the Board for the purpose of overseeing the Company's accounting and financial reporting processes and the audits of the Company's financial statements. In so doing, the Committee shall endeavor to maintain free and open communication between the Company's directors, independent auditor and financial management.

        The Committee shall have the authority to retain independent legal, accounting or other advisers as it determines necessary to carry out its duties and, if necessary, to institute special investigations. The Committee may request any officer or employee of the Company, or the Company's outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Further, the Committee may request any such officer, employee, outside counsel or independent auditor to provide any pertinent information to the Committee or to any other person or entity designated by the Committee.

        The Company shall provide the Committee with appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for the payments of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any independent advisers retained by the Committee in carrying out its duties; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Committee Membership

        The members of the Committee (the "Members") shall be appointed by the Board and shall serve at the discretion of the Board. The Committee shall consist of at least three (3) Members, each of which shall be a member of the Board. The following membership requirements shall also apply:

          (i)    each Member must be "independent" as defined in the National Association of Securities Dealers ("NASD") Marketplace Rule 4200(a)(15);

          (ii)   each Member must meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the "Act"), subject to the exemptions provided in Rule 10A-3(c) under the Act;

          (iii)  each Member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years;

          (iv)  each Member must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement; and

          (v)   at least one (1) Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such Member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        If a current Member of the Committee ceases to be independent under the requirements of subparagraphs (i) and (ii) above for reasons outside the Member's reasonable control, the affected Member may remain on the Committee until the earlier of the Company's next annual stockholders meeting or one year from the occurrence of the event that caused the failure to comply with those requirements; provided, however, that when relying on the exception set forth in this sentence the Committee shall cause the Company to provide notice to Nasdaq immediately upon learning of the event or circumstance that caused the non-compliance. Further, if the Committee fails to comply with the requirements set forth in this "Committee Membership" section of this Charter due to one vacancy on the Committee, and the cure period set forth in the preceding sentence is not otherwise being relied upon for another Member, the Company will have until the earlier of its next annual stockholders meeting or one year from the occurrence of the event that caused the failure to comply with the requirements to rectify such non-compliance; provided, however, that when relying on the exception set forth in this sentence the Committee shall cause the Company to provide notice to Nasdaq immediately upon learning of the event or circumstance that caused the non-compliance.

Duties & Responsibilities

        In fulfilling its purposes as stated in this Charter, the Committee shall undertake the specific duties and responsibilities listed below and such other duties and responsibilities as the Board shall from time to time prescribe, and shall have all powers necessary and proper to fulfill all such duties and responsibilities. Subject to applicable Board and stockholder approvals, the Committee shall:

Financial Statement & Disclosure Matters

  1.
  Review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission ("SEC") and the NASD applicable to Nasdaq-listed issuers;

  2.
  Oversee the Company's accounting and financial reporting processes;

  3.
  Oversee audits of the Company's financial statements;

  4.
  Review with the Company's independent auditor, management and internal auditors any information regarding "second" opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

  5.
  Review and discuss reports from the Company's independent auditor regarding: (i) all critical accounting policies and practices to be used by the Company; (ii) all alternative treatments of financial information within generally accepted accounting principals ("GAAP") that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

  6.
  Review and discuss with management the Company's audited financial statements and review with management and the Company's independent auditor the Company's financial statements (including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations") prior to the filing with the SEC of any report containing such financial statements;

  7.
  If deemed appropriate, recommend to the Board that the Company's audited financial statements be included in its annual report on Form 10-K for the last fiscal year;

  8.
  Prepare and approve the report required by the rules of the SEC to be included in the Company's annual proxy statement in accordance with the requirements of Item 7(d)(3)(i) of Schedule 14A and Item 306 of Regulation S-K;

Matters Regarding Oversight of the Company's Independent Auditor

  9.
  Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; provided also that each such registered public accounting firm shall report directly to the Committee;

  10.
  Receive and review a formal written statement and letter from the Company's independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, as may be modified or supplemented;

  11.
  Actively engage in a dialogue with the Company's independent auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor;

  12.
  Take, or recommend that the Board take, appropriate action to oversee and ensure the independence of the Company's independent auditor;

  13.
  Establish policies and procedures for review and pre-approval by the Committee of all audit services (including the fees and terms thereof) to be performed by the Company's independent auditor, with exceptions provided for de minimis amounts under certain circumstances as permitted by law; provided, however, that: the Committee may delegate to one (1) or more Members the authority to grant such pre-approvals if the pre-approval decisions of any such delegate Member(s) are presented to the Committee at its next-scheduled meeting and provided, further, that the Company's independent auditor may not perform any non-audit related services;

  14.
  Ensure that the Company's independent auditor: (i) has received an external quality control review by an independent public accountant ("peer review") that determines whether the independent auditor's system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or (ii) is enrolled in a peer review program and within 18 months receives a peer review that meets acceptable guidelines in accordance with Nasdaq requirements;

  15.
  Discuss with the Company's independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, relating to the conduct of the audit;

  16.
  Review with the Company's independent auditor any audit problems, difficulties or disagreements with management that the independent auditor may have encountered, as well as any management letter provided by the independent auditor and the Company's response to that letter, including a review of: (i) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; (ii) any changes required in the planned scope of the internal audit; and (iii) the Company's internal audit department's responsibilities, budget and staffing;

  17.
  Oversee the rotation of the lead (or coordinating) audit partner of the Company's independent auditor having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least every five (5) years;

Matters Regarding Oversight of Compliance Responsibilities

  18.
  Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

  19.
  Review all related party transactions for potential conflict of interest situations on an ongoing basis and approve all such transactions (if such transactions are not approved by another independent body of the Board);

  20.
  Review and address any concerns regarding potentially illegal actions raised by the Company's independent auditor pursuant to Section 10A(b) of the Act, and cause the Company to inform the SEC of any report issued by the Company's independent auditor to the Board regarding such conduct pursuant to Rule 10A-1 under the Act;

  21.
  Obtain from the Company's independent auditor assurance that it has complied with Section 10A of the Act;

Additional Duties & Responsibilities

  22.
  Review and reassess the adequacy of this Charter annually;

  23.
  Report regularly to the Board with respect to the Committee's activities and make recommendations as appropriate;

  24.
  Review with the Company's outside counsel any legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies; and

  25.
  Take any other actions that the Committee deems necessary or proper to fulfill the purposes and intent of this Charter.

        While the Committee has the responsibilities, duties and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Rather, those duties are the responsibility of management and the independent auditor.

        Nothing contained in this Charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this Charter is intended to alter or impair the right of the Members to rely, in discharging their duties and responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts and advisers such as the Company's independent auditor.

Structure & Meetings

        The Committee shall conduct its business and meetings in accordance with this Charter, the Company's bylaws and any direction set forth by the Board. The chairperson of the Committee shall be designated by the Board or, in the absence of such a designation, by a majority of the Members. The designated chairperson shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. In the absence of the designated chairperson at any meeting of the Committee, the Members present at such meeting shall designate a chairperson pro tem to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote. The chairperson (other than a chairperson pro tem) shall ensure that the agenda for each meeting is distributed to each Member in advance of the applicable meeting.

        The Committee shall meet as often as it determines to be necessary and appropriate, but not less than quarterly each year. The Committee may establish its own schedule, provided that it shall provide such schedule to the Board in advance. The chairperson of the Committee or a majority of the Members may call special meetings of the Committee upon notice as is required for special meetings of the Board in accordance with the Company's bylaws. A majority of the appointed Members, but not less than two (2) Members, shall constitute a quorum for the transaction of business. Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

        The Committee may meet with any person or entity in executive session as desired by the Committee. The Committee shall meet with the Company's independent auditors, at such times as the Committee deems appropriate, to review the independent auditor's examination and management report.

        Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee. The Committee may form and delegate authority to subcommittees when appropriate.

Minutes

        The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

ANNEX C

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
NetChip Technology, Inc.

        We have audited the accompanying balance sheets of NetChip Technology, Inc. as of December 31, 2003 and 2002, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NetChip Technology, Inc. at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/  ERNST & YOUNG LLP

San Francisco, California
March 5, 2004

NetChip Technology, Inc.

Balance Sheets
(In thousands, except share data)

	December 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$993	$789
Accounts receivable	2,461	290
Inventories	548	72
Prepaid expenses and other current assets	49	29

Total current assets	4,051	1,180
Equipment, furniture, and fixtures, net	122	168

Total assets	$4,173	$1,348

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$1,275	$97
Accrued expenses and other current liabilities	913	176

Total current liabilities	2,188	273
Commitments and contingencies
Shareholders' equity:
Convertible preferred stock: 17,727,776 shares authorized in 2003 and 2002:
Series A convertible preferred stock: 4,000,000 shares designated, issued, and outstanding in 2003 and 2002 (liquidation preference of $2,000)	1,990	1,990
Series B convertible preferred stock: 3,305,552 shares designated, issued, and outstanding in 2003 and 2002 (liquidation preference of $2,975)	2,967	2,967
Series C convertible preferred stock: 700,000 shares designated, issued, and outstanding in 2003 and 2003 (liquidation preference of $1,540)	1,540	1,540
Series D convertible preferred stock: 2,222,224 shares designated, 1,111,112 shares issued and outstanding in 2003 and 2002 (liquidation preference of $1,000)	994	994
Series E convertible preferred stock: 7,500,000 shares designated, 7,065,000 shares issued and outstanding in 2003 and 2002 (liquidation preference of $1,413)	1,398	1,398
Common stock: no par value, 23,500,000 shares authorized in 2003 and 2002, 1,715,622 and 1,236,039 shares issued and outstanding in 2003 and 2002, respectively	60	43
Accumulated deficit	(6,964)	(7,857)

Total shareholders' equity	1,985	1,075

Total liabilities and shareholders' equity	$4,173	$1,348

See accompanying notes.

NetChip Technology, Inc.

Statements of Operations
(In thousands)

	Year ended December 31,
	2003	2002
Revenues	$9,618	$1,948
Cost of revenues	5,678	846

Gross margin	3,940	1,102
Operating expenses:
Research and development	1,818	1,404
Selling and marketing	675	470
General and administrative	531	485

Total operating expenses	3,024	2,359

Operating income (loss)	916	(1,257)
Other expenses	(5)	(7)

Income (loss) before income taxes	911	(1,264)
Provision for income taxes	18	—

Net income (loss)	$893	$(1,264)

See accompanying notes.

NetChip Technology, Inc.

Statements of Shareholders' Equity
(In thousands, except share data)

	Convertible Preferred Stock		Common Stock
					Accumulated Deficit	Total Shareholders' Equity
	Shares	Amount	Shares	Amount
Balance at December 31, 2001	9,116,664	$7,491	1,086,039	$29	$(6,593)	$927
Issuance of common stock upon exercise of stock options	—	—	150,000	14	—	14
Issuance of Series E convertible preferred stock to investors	7,065,000	1,398	—	—	—	1,398
Net and comprehensive loss	—	—	—	—	(1,264)	(1,264)

Balance at December 31, 2002	16,181,664	8,889	1,236,039	43	(7,857)	1,075
Issuance of common stock upon exercise of stock options	—	—	479,583	17	—	17
Net income and comprehensive income	—	—	—	—	893	893

Balance at December 31, 2003	16,181,664	$8,889	1,715,622	$60	$(6,964)	$1,985

See accompanying notes.

NetChip Technology, Inc.

Statements of Cash Flows
(In thousands)

	Year ended December 31,
	2003	2002
Operating activities
Net income (loss)	$893	$(1,264)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	92	120
Changes in operating assets and liabilities:
Accounts receivable	(2,171)	(7)
Inventories	(476)	12
Prepaid expenses and other current assets	(20)	4
Accounts payable	1,178	(45)
Accrued expenses and other current liabilities	737	30

Net cash provided by (used in) operating activities	233	(1,150)
Investing activity
Purchases of equipment, furniture and fixtures	(46)	(24)

Cash used in investing activity	(46)	(24)
Financing activities
Issuance of convertible preferred stock	—	1,398
Proceeds from exercise of common stock options	17	14
Payments on notes payable to shareholders	—	(75)

Net cash provided by financing activities	17	1,337

Increase in cash and cash equivalents	204	163
Cash and cash equivalents at beginning of year	789	626

Cash and cash equivalents at end of year	$993	$789

Supplemental schedule of cash flow information
Interest paid	$—	$2

See accompanying notes.

NetChip Technology, Inc.

Notes to Financial Statements
December 31, 2003

1. Organization and Summary of Significant Accounting Policies

        NetChip Technology, Inc. (the "Company") was incorporated in the state of California in June 1996. The Company designs, develops, and markets semiconductor chips that conform to the Universal Serial Bus Standard.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents. At December 31, 2003 and 2002, the Company's cash equivalents consisted of deposits with commercial banks in checking, interest-bearing, and demand money market accounts. Cash equivalents are carried at cost, which approximates fair value.

Inventories

        Inventories consist of finished goods and are valued at the lower of cost (determined on a first-in, first-out basis) or market, net of an allowance for excess inventory.

Equipment, Furniture, and Fixtures

        Equipment, furniture, and fixtures are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method, and the cost is amortized over the estimated useful lives of the respective assets, which range from two to five years. Leasehold improvements are amortized using the straight-line method over the estimated useful life of the assets or the term of the lease, whichever is shorter.

Impairment of Long-Lived Assets

        Long-lived assets are reviewed for impairment whenever events or a change in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets is measured by comparison of the carrying amount of the asset to net future cash flows expected to be generated from the asset.

Revenue Recognition

        The Company recognizes revenue on sales to original equipment manufacturers and end users when there is evidence of an arrangement, delivery and transfer of title has occurred, the price is fixed and determinable, and collectibility is reasonably assured, generally upon shipment. The Company recognizes revenue on sales to distributors when these criteria have been met and the distributor has received a purchase commitment from an end user. In all cases, if collectibility is not reasonably assured, revenue is recognized upon cash receipt assuming all other criteria for revenue recognition have been met.

Research and Development

        Research and development costs, including nonrecurring engineering costs, are charged to operations as incurred.

Stock-Based Compensation

        As permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), the Company has elected to account for stock options granted to employees and directors using the intrinsic-value method and, accordingly, does not recognize compensation expense for stock options granted to employees when exercise prices are equal to the fair value of the underlying common shares.

Pro Forma Information

        SFAS 123 requires pro forma information regarding net income (loss), which has been determined as if the Company accounted for its employee stock options under the fair value method of SFAS 123. The Company estimates the fair value of these options at the date of grant using the minimum-value method with the following weighted-average assumptions: a risk-free interest rate of 3% and 4.5% in 2003 and 2002, respectively, a weighted-average expected life of the option from the date of grant of five years, and a dividend yield of zero.

        For pro forma purposes, the estimated fair value of the Company's stock-based awards to its employees is amortized using the graded method over the options' vesting period. The effect of applying SFAS 123 to the Company's reported net income (loss) in 2003 and 2002 did not result in pro forma net income (loss) amounts that are materially different from the historical amounts reported. Therefore, such pro forma information is not presented herein.

        The weighted-average fair value of options granted was $0.03 and $0 per share during the years ended December 31, 2003 and 2002, respectively.

        Options granted to nonemployees have been accounted for in accordance with SFAS 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ("EITF 96-18"). Nonemployee awards with future performance requirements that are subject to vesting are periodically remeasured to their current fair value, with the resulting value charged to expense over the period the related services are rendered. Nonemployee awards with no future performance requirements and that are fully vested are valued at the date of grant and are expensed in the period of grant. There were no option grants to nonemployees in 2003 and 2002.

Comprehensive Income (Loss)

        Comprehensive income (loss) is composed of net income (loss) and other comprehensive income. Other comprehensive income includes certain changes in equity that are excluded from net income. To date, the Company has not had any significant transactions that are required to be reported in comprehensive income (loss) other than the Company's net income (loss).

Advertising Expense

        The Company expenses the costs of advertising as incurred. The Company incurred $24,375 and $31,443 of advertising expenses for the years ended December 31, 2003 and 2002, respectively.

Warranty

        Due to effective product testing and the short time between product shipment and the detection and correction of product failures, the warranty accrual based on historical activity and the related expense was not significant as of and for the fiscal years presented.

Recent Accounting Pronouncements

        Financial Accounting Standards Board ("FASB") Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, was issued in January 2003, and a revised interpretation of FIN 46 ("FIN 46-R") was issued in December 2003. FIN 46 applies to any business enterprise that has a controlling interest, contractual relationship, or business relationship with a variable interest entity ("VIE") and establishes guidance for the consolidation of VIEs that function to support the activities of the primary beneficiary. FIN 46 was effective immediately for enterprises with VIEs created after January 31, 2003, and will be effective January 1, 2005 for enterprises with VIEs created before February 1, 2003. The Company believes it has no investments in, or contractual or other business relationships with, VIEs. Therefore, the Company expects that the adoption of FIN 46 will not have any effect on its financial position or the results of its operations.

        In November 2002, the FASB's EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF 00-21 were effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company expects that the adoption of EITF 00-21 on January 1, 2004 will not have material impact on its financial position and results of operations.

        On January 1, 2003, the Company adopted SFAS 146, Accounting for Costs Associated with an Exit or Disposal Activity. SFAS 146 revised the accounting for exit and disposal activities under EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring), by extending the period in which expenses related to restructuring activities are reported. A commitment to a plan to exit an activity or dispose of long-lived assets is no longer sufficient to record a one-time charge for most restructuring activities. Instead, companies record exit or disposal costs when they are incurred and can be measured at fair value. In addition, the resultant liabilities are subsequently adjusted for changes in estimated cash flows. SFAS 146 was effective prospectively for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 had no effect on the Company's financial position and results of operations.

        In May 2003, the FASB, issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards for the classification and measurement of financial instruments with characteristics of both liabilities and equity. SFAS 150 became effective for three types of financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 did not have any impact on the Company's results of operations or financial condition.

2. Equipment, Furniture, and Fixtures

        Equipment, furniture, and fixtures consist of the following:

	December 31,
	2003	2002
	(in thousands)
Software and computer equipment	$684	$638
Office furniture and equipment	65	65
Leasehold improvements	4	4

	753	707
Less accumulated depreciation and amortization	(631)	(539)

	$122	$168

3. Significant Concentrations

        Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of cash equivalents and receivables. The Company invests cash that is not required for immediate operating needs, primarily in highly liquid investment-grade money market funds and deposits with major banks that bear minimal risk. The Company is exposed to credit risk in the event of default by the financial institutions or issuers of investments to the extent of amounts recorded on the balance sheets.

        The Company is exposed to credit risk in the event of nonpayment by customers to the extent of amounts recorded on the balance sheets. The Company limits its exposure to credit risk by performing ongoing credit evaluations of its customers' financial condition, but generally requires no collateral. The Company is exposed to credit risk in the event of insolvency by its customers and limits such exposure to accounting losses by limiting the amount of credit extended whenever deemed necessary. Two of the Company's customers located in the United States accounted for approximately 53% (41% and 12%) of revenues for the year ended December 31, 2003. Three of the Company's customers accounted for approximately 48% (20%, 18%, and 10%) of revenues for the year ended December 31, 2002. Outstanding accounts receivable from these customers at December 31, 2003 and 2002, totaled $2,047,780 and $154,454, respectively. One customer had an accounts receivable balance of approximately $1,908,000 which represented more than 77% of the total outstanding receivable balance at December 31, 2003. One customer had an accounts receivable balance of approximately $60,000, which represented more than 20% of the total outstanding receivable at December 31, 2002. These customers are each large original equipment manufacturers and distributors. The loss of any one of these customers could have a materially adverse effect on the Company's results of operations and financial position.

        The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance for doubtful accounts is based on past payment history with the customer, analysis of the customer's current financial condition, and other known factors. At December 31, 2003 and 2002, the allowance for doubtful accounts was $0. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

        Through December 31, 2003, the Company used two suppliers located in Japan for the manufacturing of its products. Should alternative sources of products not be available, the Company believes that this would have a significant adverse impact on its operations and financial condition.

        Sales are attributed to geographic areas based on the location of the customers. The following is a summary of net sales by geographic area (in thousands):

	Year Ended December 31,
	2003	2002
North America	$4,969	$505
Asia	4,457	1,278
Europe	185	137
Others	7	28

Total	$9,618	$1,948

4. Operating Leases

        The Company leases its operating facilities under two noncancelable operating lease agreements, both expiring in 2004.

        Total rent expense for the years ended December 31, 2003 and 2002, was $173,848 and $192,583, respectively.

        Future minimum payments, by year and in the aggregate, under the noncancelable operating leases consisted of the following at December 31, 2003:

Operating Leases
(in thousands)
2004	$81

Total minimum lease payments	$81

5. Shareholders' Equity

Authorized Stock

        Under the Company's Amended and Restated Certificate of Incorporation registered with the State of California Secretary of State in October 2002, the Company is authorized to issue 23,500,000 shares of common stock and 17,727,776 shares of convertible preferred stocks, of which 4,000,000, 3,305,552, 700,000, 2,222,224, and 7,500,000 shares are designated as Series A, B, C, D, and E convertible preferred stock, respectively.

Convertible Preferred Stock

        In November 2002, the Company issued 7,065,000 shares of Series E convertible preferred stock for $0.20 per share, aggregating net proceeds of approximately $1,398,000, net of $15,000 in issuance costs.

        In November 2001, the Company issued 1,111,112 shares of Series D convertible preferred stock for $0.90 per share, aggregating approximately $994,000. In connection with the issuance of the Series D convertible preferred stock, the Company issued warrants to purchase 1,111,112 shares of Series D convertible preferred stock, with an exercise price of $0.90 per share. The warrants are fully vested and immediately exercisable any time up to November 2006, when they expire. The warrants were valued as of the date of grant using the Black-Scholes pricing model with the following assumptions: a 60% volatility, a five-year contractual life, a $0.90 per share exercise price, no dividend yield, a 6.0% risk-free rate, and a Series D convertible preferred stock fair value of $0.90. The Company recorded the fair value of the warrants ($362,000) as a component of equity.

        Shares of Series A, B, C, D, and E convertible preferred stock are convertible at the option of the shareholders into an equal number of shares of common stock as determined by dividing $0.50, $0.90, $2.20, $0.90, and $0.20, respectively, by a conversion price as determined by the provisions in the convertible preferred stock agreements. At December 31, 2003, conversion would be on a one-for-one basis. The convertible preferred shareholders have voting rights equal to the voting rights of the common shareholders on an as-if-converted basis.

        Shareholders of Series A, B, C, D, and E convertible preferred stock are entitled to noncumulative dividends, when and if declared by the Board of Directors, at the rate of $0.04, $0.072, $0.176, $0.072, and $0.016 per share, respectively, per annum. Such dividends have a preference over the payment of dividends on common stock. No dividends have been declared to date.

        Each holder of Series D and E convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of Series A, B, C, and common stock, the liquidation preference amount of $0.90 and $0.20, respectively, for each share of Series D and E, respectively, plus an amount equal to all declared but unpaid dividends on such shares. After payment has been made to the Series D and E preferred shareholders, the remaining assets of the Company available for distribution shall be distributed prior and in preference to any distribution of any assets of the Company to the holders of common stock, the liquidation preference amount of $0.50, $0.90, and $2.20 for each share of Series A, B, and C, respectively, plus an amount equal to all declared but unpaid dividends on such shares. After the preferred shareholders receive their full liquidation preferences, the holders of common stock will be entitled to share in the remaining proceeds based upon the number of shares held.

        All convertible preferred shares outstanding are convertible immediately upon the earlier of the sale of the Company's common stock in a firm commitment underwritten public offering, the public offering price of which is not less than $2.00 per share and $5 million in the aggregate, or the date specified by written consent or agreement of the majority shareholders of the then-outstanding shares of convertible preferred stock.

Stock Option Plan

        In October 1996, the Company adopted a stock option plan (the "Plan") that provides for the granting of options to purchase shares of the Company's common stock to key employees (including officers), consultants, and others who may be expected to contribute to the success of the Company. Under the Plan, options to purchase shares of the Company's common stock may be granted at no less than 100% of the fair value as determined by the Board of Directors at the date of grant. All options expire no more than 10 years from the date of grant. Options generally vest over a period of four years from the date of grant, with 25% vesting after one year and 1/48 vesting each month thereafter. The Plan does not allow for early exercise of option grants. The Board of Directors has reserved 3 million shares of common stock for issuance under the Plan.

        A summary of the Company's Plan activity through December 31, 2003, is summarized as follows:

		Options Outstanding
	Shares Available for Grant	Number of Shares	Weighted- Average Exercise Price
Balance at December 31, 2001	833,960	2,019,584	$0.09
Exercised	—	(150,000)	$0.09

Balance at December 31, 2002	833,960	1,869,584	$0.09
Granted	(443,000)	443,000	$0.21
Exercised	—	(479,583)	$0.04
Cancelled	26,668	(26,668)	$0.08

Balance at December 31, 2003	417,628	1,806,333	$0.13

        The options outstanding and exercisable under the Plan at December 31, 2003, are as follows:

Options Outstanding
		Weighted- Average Remaining Contractual Life
Exercise Price	Number Outstanding		Exercisable Options
(in years)
$0.03	100,000	2.58	100,000
$0.09	1,038,333	4.27	1,038,333
$0.21	668,000	8.49	208,583

	1,806,333	6.74	1,346,916

Reserved Shares

        At December 31, 2003, the Company had reserved shares of common stock for future issuances as follows:

Convertible preferred stock outstanding	16,181,664
Convertible preferred stock authorized and not issued	435,000
Stock options	2,223,961
Warrants to purchase convertible preferred stock	1,111,112

19,951,737

6. Income Taxes

        The provision for (benefit from) income taxes consisted of the following:

December 31,
	2003	2002
Current:
Federal	$18,000	$—
State	—	—

	18,000	—
Deferred:
Federal	—	—
State	—	—

	—	—

	$18,000	$—

        Deferred income taxes reflect the net tax effects of net operating loss and tax credit carryovers and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	December 31,
	2003	2002
Deferred tax assets:
NOLs	$2,623,000	$2,357,000
Research credits	309,000	229,000
Capitalized research expenses	144,000	154,000
Other	42,000	35,000

Gross deferred tax assets	3,118,000	2,775,000
Less valuation allowance	(3,118,000)	(2,775,000)

	$—	$—

        Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The net valuation allowance increased by approximately $343,000 and $400,000 during the years ended December 31, 2003 and 2002, respectively.

        As of December 31, 2003, the Company had federal net operating loss carryforwards of approximately $7,000,000. The Company also had federal research and development tax credit carryforwards of approximately $200,000. The federal net operating loss and tax credit carryforwards will expire at various dates beginning in 2011, if not utilized.

        Utilization of the net operating loss and credits carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

        The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before income taxes. The sources and tax effects of the differences are as follows (in thousands):

	December 31,
	2003	2002
Income tax expense (benefit) at U.S. statutory rate	$325,950	$—
Alternative minimum tax	18,000	—
Losses benefited	(325,950)	—

Provision for income taxes	$18,000	$—

7. Tax-Deferred Savings Plan

        The Company has a tax-deferred savings plan, commonly known as a 401(k) plan, that allows all full-time employees to contribute from 1% to 25% of their pretax salary, subject to IRS limits. For the years ended December 31, 2003 and 2002, the Company made no contributions to the 401(k) plan.

8. Subsequent Event

        On March 8, 2004, the Company entered into a merger agreement with PLX Technology, Inc. ("PLXT"), subject to certain closing conditions. Under the terms of the agreement, PLXT will issue common stock with an aggregate value of approximately $20 million, subject to potential adjustment, in exchange for all of the outstanding shares of the Company's common and preferred stock. Additional shares of PLXT common stock with a maximum aggregate value of approximately $10 million may be paid out under certain provisions approximately one year following the date of the consummation of the merger.

        Each share of the Company's preferred stock issued and outstanding immediately prior to the consummation of the merger will be automatically converted into PLXT common stock at a ratio equal to the amount of the preferred stock liquidation preference divided by $9.78.

        After satisfaction of the preferred stock liquidation preferences, the remaining PLXT common shares to be issued upon consummation of the merger shall be distributed to holders of the Company's common stock based on the number of shares held.

        Options to purchase the Company's common stock outstanding under the Company's stock option plan on the date of the consummation of the merger shall be converted into options to purchase PLXT common shares. At the consummation of the merger, all of the outstanding warrants to purchase the Company's preferred stock shall be cancelled in accordance with their terms.

ANNEX D

Report of Independent Auditors

The Board of Directors
NetChip Technology, Inc.

        We have audited the accompanying balance sheets of NetChip Technology, Inc. as of December 31, 2002 and 2001, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NetChip Technology, Inc. at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

        The accompanying financial statements have been prepared assuming that NetChip Technology, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring operating losses, negative cash flows from operating activities, and an accumulated deficit at December 31, 2002, of $7,857,000. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ ERNST & YOUNG LLP

San Francisco, California
May 30, 2003

NetChip Technology, Inc.

Balance Sheets

(In thousands, except share and per share data)

	December 31,
	2002	2001
Assets
Current assets:
Cash and cash equivalents	$789	$626
Accounts receivable, net of allowance of $0 and $29 in 2002 and 2001, respectively	290	283
Inventories	72	84
Prepaid expenses and other current assets	29	33

Total current assets	1,180	1,026
Equipment, furniture, and fixtures, net	168	264

Total assets	$1,348	$1,290

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$97	$142
Accrued expenses and other current liabilities	176	146
Notes payable to shareholders	—	75

Total current liabilities	273	363
Commitments and contingencies
Shareholders' equity:
Convertible preferred stock: 17,727,776 and 10,227,776 shares authorized in 2002 and 2001, respectively:
Series A convertible preferred stock: 4,000,000 shares designated, issued, and outstanding in 2002 and 2001 (liquidation preference of $2,000)	1,990	1,990
Series B convertible preferred stock: 3,305,552 shares designated, issued, and outstanding in 2002 and 2001 (liquidation preference of $2,975)	2,967	2,967
Series C convertible preferred stock: 700,000 shares designated, issued, and outstanding in 2002 and 2001 (liquidation preference of $1,540)	1,540	1,540
Series D convertible preferred stock: 2,222,224 shares designated, 1,111,112 shares issued and outstanding in 2002 and 2001, respectively (liquidation preference of $1,000)	994	994
Series E convertible preferred stock: 7,500,000 shares designated, 7,065,000 shares issued and outstanding in 2002 (liquidation preference of $1,413)	1,398	—
Common stock: no par value, 23,500,000 and 16,000,000 shares authorized in 2002 and 2001, respectively, 1,236,039 and 1,086,039 shares issued and outstanding in 2002 and 2001, respectively	43	29
Accumulated deficit	(7,857)	(6,593)

Total shareholders' equity	1,075	927

Total liabilities and shareholders' equity	$1,348	$1,290

See accompanying notes.

NetChip Technology, Inc.

Statements of Operations

(In thousands)

	Years ended December 31,
	2002	2001
Revenues	$1,948	$2,128
Cost of revenues	846	1,241

Gross margin	1,102	887
Operating expenses:
Research and development	1,404	1,717
Selling and marketing	470	554
General and administrative	485	523

Total operating expenses	2,359	2,794

Operating loss	(1,257)	(1,907)
Interest and other income (expense)	(7)	14

Net loss	$(1,264)	$(1,893)

See accompanying notes.

NetChip Technology, Inc.
Statements of Shareholders' Equity
(In thousands, except share data)

	Convertible Preferred Stock
			Common Stock
					Accumulated Deficit	Total Shareholders' Equity
	Shares	Amount	Shares	Amount
Balance at December 31, 2000	8,005,552	$6,497	1,047,290	$26	$(4,700)	$1,823
Issuance of common stock upon exercise of stock options	—	—	38,749	3	—	3
Issuance of Series D convertible preferred stock to investors	1,111,112	632	—	—	—	632
Fair value of Series D preferred stock warrants issued to Series D preferred shareholders	—	362	—	—	—	362
Net and comprehensive loss	—	—	—	—	(1,893)	(1,893)

Balance at December 31, 2001	9,116,664	7,491	1,086,039	29	(6,593)	927
Issuance of common stock upon exercise of stock options	—	—	150,000	14	—	14
Issuance of Series E convertible preferred stock to investors	7,065,000	1,398	—	—	—	1,398
Net and comprehensive loss	—	—	—	—	(1,264)	(1,264)

Balance at December 31, 2002	16,181,664	$8,889	1,236,039	$43	$(7,857)	$1,075

See accompanying notes.

NetChip Technology, Inc.
Statements of Cash Flows
(In thousands)

	Years ended December 31,
	2002	2001
Operating activities
Net loss	$(1,264)	$(1,893)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	120	125
Changes in operating assets and liabilities:
Accounts receivable	(7)	23
Accounts receivable from related party	—	66
Inventories	12	589
Prepaid expenses and other current assets	4	(8)
Accounts payable	(45)	(173)
Accrued expenses and other current liabilities	30	(191)

Net cash used in operating activities	(1,150)	(1,462)
Investing activity
Purchases of equipment, furniture and fixtures	(24)	(29)

Cash used in investing activity	(24)	(29)
Financing activities
Issuance of convertible preferred stock	1,398	994
Proceeds from exercise of common stock options	14	3
Proceeds from issuance of notes payable to shareholders	—	150
Payments on notes payable to shareholders	(75)	(75)

Net cash provided by financing activities	1,337	1,072

Increase (decrease) in cash and cash equivalents	163	(419)
Cash and cash equivalents at beginning of year	626	1,045

Cash and cash equivalents at end of year	$789	$626

Supplemental schedule of cash flow information
Interest paid	$2	$3

See accompanying notes.

NetChip Technology, Inc.

Notes to Financial Statements

December 31, 2002

1. Organization and Summary of Significant Accounting Policies

        NetChip Technology, Inc. (the "Company") was incorporated in the state of California in June 1996. The Company designs, develops, and markets semiconductor chips that conform to the Universal Serial Bus Standard.

Basis of Presentation

        The Company has incurred net losses, negative cash flows from operations, and an accumulated deficit of $7,857,000. The Company's ability to meet obligations in the ordinary course of business is dependent on its ability to establish profitable operations and raise additional funds through public or private equity financings, collaborative or other arrangements with corporate sources, or other sources of financing. The Company has received financing of approximately $8.9 million to date through the issuances of common stock and Series A through Series E convertible preferred stock. Management believes that its existing funds will be sufficient to enable the Company to meet its planned expenditures through December 31, 2003. If anticipated operating results are not achieved, management has the ability and intends to delay or reduce expenditures so as not to require additional financial resources if those resources are not available on terms acceptable to the Company. However, there can be no assurance that the Company will be able to execute its business plan. This condition raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from this uncertainty.

Reclassification

        Certain amounts in the prior year financial statements have been reclassified to conform with the current year presentation.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents. At December 31, 2002 and 2001, the Company's cash equivalents consisted of deposits with commercial banks in checking, interest-bearing, and demand money market accounts. Cash equivalents are carried at cost, which approximates fair value.

Inventories

        Inventories consist of finished goods and are valued at the lower of cost (determined on a first-in, first-out basis) or market, net of an allowance for excess inventory. As of December 31, 2002 and 2001, the allowance for excess inventory amounted to $0 and $236,000, respectively.

Equipment, Furniture, and Fixtures

        Equipment, furniture, and fixtures are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method, and the cost is amortized over the estimated useful lives of the respective assets, which range from two to five years. Leasehold improvements are amortized using the straight-line method over the estimated useful life of the assets or the term of the lease, whichever is shorter.

Impairment of Long-Lived Assets

        On January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"), which addresses how and when to measure impairment on long-lived assets. Under SFAS 144, the Company identifies and records impairment losses, as circumstances dictate, on long-lived assets used in operations when events and circumstances indicate that assets might be impaired and when projected undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of the assets. If these conditions are present, the impairment loss is measured as the amount by which the carrying amount of the asset exceeds the fair value. Management believes that no such impairment has occurred through the date of these financial statements under the newly adopted accounting standard.

Revenue Recognition

        The Company recognizes revenue on sales to original equipment manufacturers and end users when there is evidence of an arrangement, delivery and transfer of title has occurred, the price is fixed and determinable, and collectibility is reasonably assured, generally upon shipment. The Company recognizes revenue on sales to distributors when these criteria have been met and the distributor has received a purchase commitment from an end user. In all cases, if collectibility is not reasonably assured, revenue is recognized on a cash basis.

Research and Development

        Research and development costs, including nonrecurring engineering costs, are charged to operations as incurred.

Stock-Based Compensation

        In December 2002, the Financial Accounting Standards Board (the "FASB") issued SFAS 148, Accounting for Stock-Based Compensation—Transition and Disclosure. SFAS 148 amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transitioning for a voluntary change to the fair-value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002, with the disclosure provisions being effective for financial reports issued subsequent to December 15, 2002.

        As permitted by SFAS 123, Accounting for Stock-Based Compensation ("SFAS 123"), the Company has elected to account for stock options granted to employees and directors using the intrinsic-value method and, accordingly, does not recognize compensation expense for stock options granted to employees when exercise prices are equal to the fair value of the underlying common shares.

        Options granted to nonemployees have been accounted for in accordance with SFAS 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ("EITF 96-18"). Nonemployee awards with future performance requirements that are subject to vesting are periodically remeasured to their current fair value, with the resulting value charged to expense over the period the related services are rendered. Nonemployee awards with no future performance requirements and that are fully vested are valued at the date of grant and are expensed in the period of grant. There were no option grants to nonemployees in 2002 and 2001. Pro forma information required by SFAS 123 is also included in Note 5.

Comprehensive Loss

        Comprehensive loss is composed of net loss and other comprehensive income. Other comprehensive income includes certain changes in equity that are excluded from net income. To date, the Company has not had any significant transactions that are required to be reported in comprehensive loss other than the Company's net loss.

Advertising Expense

        The Company expenses the costs of advertising as incurred. The Company incurred $31,443 and $40,970 of advertising expenses for the years ended December 31, 2002 and 2001, respectively.

Recent Accounting Pronouncements

        In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146"). SFAS 146 addresses the timing and amount of costs recognized as a result of restructuring and similar activities. The Company will apply SFAS 146 prospectively to any such activities initiated after December 31, 2002. SFAS 146 had no significant impact at the point of adoption on the Company's results of operations or financial position.

        In November 2002, the FASB issued Interpretation 45, Guarantor's Accounting and Disclosure Requirements for Guarantees ("FIN 45"). FIN 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation it has undertaken in issuing the guarantee. The Company will apply FIN 45 to guarantees, if any, issued after December 31, 2002. At adoption, FIN 45 did not have a significant impact on the Company's consolidated statements of operations or financial position. FIN 45 also requires guarantors to disclose certain information for guarantees, including product warranties, outstanding at December 31, 2002.

        Due to effective product testing and the short time between product shipment and the detection and correction of product failures, the warranty accrual based on historical activity and the related expense were not significant as of and for the fiscal years presented.

        In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities ("FIN 46"). FIN No. 46 requires a variable interest entity ("VIE") to be consolidated by a company if that company is considered to be the primary beneficiary in a VIE. Primary beneficiary is the part subject to a majority of the risk of loss from the VIE's activities or entitled to receive a majority of the entity's residual returns or both. The requirements of FIN No. 46 apply immediately to VIEs created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period ending after December 15, 2003. The adoption of FIN 46 is not expected to have a material impact on the Company's financial position or results of operations.

        In November 2002, the EITF reached a consensus on Issue 00-21, addressing how to account for arrangements that involve the delivery or performance of multiple products, services, and/or rights to use assets. Revenue arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (1) the delivered item has value to the customer on a stand-alone basis; (2) there is objective and reliable evidence of the fair value of undelivered items; and (3) delivery of any undelivered item is probable. Arrangement consideration should be allocated among the separate units of accounting based on their relative fair values, with the amount allocated to the delivered item being limited to the amount that is not contingent on the delivery of additional items or meeting other specified performance conditions. The final consensus will be applicable to agreements entered into by the Company for transactions entered into after December 31, 2003.

2. Equipment, Furniture, and Fixtures

        Equipment, furniture, and fixtures consist of the following:

	December 31,
	2002	2001
	(in thousands)
Software and computer equipment	$638	$626
Office furniture and equipment	66	54
Leasehold improvements	3	3

	707	683
Less accumulated depreciation and amortization	(539)	(419)

	$168	$264

3. Significant Concentrations

        Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of cash equivalents and receivables. The Company invests cash that is not required for immediate operating needs, primarily in highly liquid investment-grade money market funds and deposits with major banks that bear minimal risk. The Company is exposed to credit risk in the event of default by the financial institutions or issuers of investments to the extent of amounts recorded on the balance sheets.

        The Company is exposed to credit risk in the event of nonpayment by customers to the extent of amounts recorded on the balance sheets. The Company limits its exposure to credit risk by performing ongoing credit evaluations of its customers' financial condition, but generally requires no collateral. The Company is exposed to credit risks in the event of insolvency by its customers and limits such exposure to accounting losses by limiting the amount of credit extended whenever deemed necessary. Three of the Company's customers accounted for approximately 48% (20%, 18%, and 10%) of revenues for the year ended December 31, 2002. Two of the Company's customers accounted for approximately 35% (18% and 17%) of revenues for the year ended December 31, 2001. Outstanding accounts receivable from these customers at December 31, 2002 and 2001, totaled $154,454 and $276,000, respectively. One additional customer had an accounts receivable balance of approximately $60,000, which represented more than 10% of the total outstanding receivable balance at December 31, 2002. These customers are each large original engineering manufacturers and distributors. The loss of any one of these customers could have a materially adverse effect on the Company's results of operations and financial position.

        The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance for doubtful accounts is based on past payment history with the customer, analysis of the customer's current financial condition, and other known factors. At December 31, 2002 and 2001, the allowance for doubtful accounts was $0 and $29,000, respectively. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

        Through December 31, 2002, the Company used two suppliers located in Japan for the manufacturing of its products. Should alternative sources of products not be available, the Company believes that this would have a significant adverse impact on its operations and financial condition.

4. Operating Leases

        The Company leases its operating facilities under two noncancelable operating lease agreements. In March 2002, the Company extended the term of its lease of its Mountain View facility commencing on June 15, 2000, and ending on June 15, 2004.

        Total rent expense for the years ended December 31, 2002 and 2001, was $192,583 and $175,000, respectively.

        Future minimum payments, by year and in the aggregate, under the noncancelable operating leases consisted of the following at December 31, 2002:

Operating Leases
(In thousands)
2003	$176
2004	78

Total minimum lease payments	$254

5. Shareholders' Equity

Authorized Stock

        Under the Company's Amended and Restated Certificate of Incorporation registered with the State of California Secretary of State in October 2002, the Company is authorized to issue 23,500,000 shares of common stock and 17,727,776 shares of convertible preferred stocks, of which 4,000,000, 3,305,552, 700,000, 2,222,224, and 7,500,000 shares are designated as Series A, B, C, D, and E convertible preferred stock, respectively.

Convertible Preferred Stock

        In November 2002, the Company issued 7,065,000 shares of Series E convertible preferred stock for $0.20 per share, aggregating net proceeds of approximately $1,398,000, net of $15,000 in issuance costs.

        In November 2001, the Company issued 1,111,112 shares of Series D convertible preferred stock for $0.90 per share, aggregating approximately $994,000. In connection with the issuance of the Series D convertible preferred stock, the Company issued warrants to purchase 1,111,112 shares of Series D convertible preferred stock, with an exercise price of $0.90 per share. The warrants are fully vested and immediately exercisable any time up to November 2006, when they expire. The warrants were valued as of the date of grant using the Black-Scholes pricing model with the following assumptions: a 60% volatility, a five-year contractual life, a $0.90 per share exercise price, no dividend yield, a 6.0% risk-free rate, and a Series D convertible preferred stock fair value of $0.90. The Company recorded the fair value of the warrants ($362,000) as a component of equity.

        Shares of Series A, B, C, D, and E convertible preferred stock are convertible at the option of the shareholders into an equal number of shares of common stock as determined by dividing $0.50, $0.90, $2.20, $0.90, and $0.20, respectively, by a conversion price as determined by the provisions in the convertible preferred stock agreements. At December 31, 2002, conversion would be on a one-for-one basis. The convertible preferred shareholders have voting rights equal to the voting rights of the common shareholders on an as-if-converted basis.

        Shareholders of Series A, B, C, D, and E convertible preferred stock are entitled to noncumulative dividends, when and if declared by the Board of Directors, at the rate of $0.04, $0.072, $0.176, $0.072, and $0.016 per share, respectively, per annum. Such dividends have a preference over the payment of dividends on common stock. No dividends have been declared to date.

        Each holder of Series D and E convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of Series A, B, C, and common stock, the liquidation preference amount of $0.90 and $0.20, respectively, for each share of Series D and E, plus an amount equal to all declared but unpaid dividends on such shares. After payment has been made to the Series D and E preferred shareholders, the remaining assets of the Company available for distribution shall be distributed prior and in preference to any distribution of any assets of the Company to the holders of common stock, the liquidation preference amount of $0.50, $0.90, and $2.20, for each share of Series A, B, and C, respectively, plus an amount equal to all declared but unpaid dividends on such shares. After the preferred shareholders receive their full liquidation preferences, the holders of common stock will be entitled to share in the remaining proceeds based upon the number of shares held.

        All convertible preferred shares outstanding are convertible immediately upon the earlier of the sale of the Company's common stock in a firm commitment underwritten public offering, the public offering price of which is not less than $2.00 per share and $5 million in the aggregate, or the date specified by written consent or agreement of the majority shareholders of the then-outstanding shares of convertible preferred stock.

Stock Option Plan

        In October 1996, the Company adopted a stock option plan (the "Plan") that provides for the granting of options to purchase shares of the Company's common stock to key employees (including officers), consultants, and others who may be expected to contribute to the success of the Company. Under the Plan, options to purchase shares of the Company's common stock may be granted at no less than 100% of the fair value as determined by the Board of Directors at the date of grant. All options expire no more than 10 years from the date of grant. Options generally vest over a period of four years from the date of grant, with 25% vesting after one year and 1/48 vesting each month thereafter. The Plan does not allow for early exercise of option grants. The Board of Directors has reserved 3 million shares of common stock for issuance under the Plan.

        A summary of the Company's Plan activity through December 31, 2002, is summarized as follows:

		Options Outstanding
	Shares Available for Grant	Number of Shares	Weighted- Average Exercise Price
Balance at December 31, 2000	428,960	1,963,333	$0.08
Authorized	500,000	—	—
Granted	(155,000)	155,000	$0.21
Exercised	—	(38,749)	$0.07
Canceled	60,000	(60,000)	$0.21

Balance at December 31, 2001	833,960	2,019,584	$0.09
Exercised	—	(150,000)	$0.09

Balance at December 31, 2002	833,960	1,869,584	$0.09

        The options outstanding and exercisable under the Plan at December 31, 2002, are as follows:

Options Outstanding
		Weighted- Average Remaining Contractual Life
Exercise Price	Number Outstanding		Exercisable Options
(In years)
$0.03	565,000	3.5	565,000
$0.05	1,563	4.6	1,563
$0.09	1,058,021	5.2	1,038,073
$0.21	245,000	8.1	113,958

	1,869,584		1,718,594

Reserved Shares

        At December 31, 2002, the Company had reserved shares of common stock for future issuances as follows:

Convertible preferred stock outstanding	16,181,664
Convertible preferred stock authorized and not issued	435,000
Stock options	2,703,544
Warrants to purchase convertible preferred stock	1,111,112

20,431,320

Pro Forma Information

        SFAS 123 requires pro forma information regarding net loss, which has been determined as if the Company accounted for its employee stock options under the fair value method of SFAS 123. The Company estimates the fair value of these options at the date of grant using the minimum-value method with the following weighted-average assumptions: a risk-free interest rate of 4.5% and 6% in 2002 and 2001, respectively, a weighted-average expected life of the option from the date of grant of five years, and a dividend yield of zero.

        For pro forma purposes, the estimated fair value of the Company's stock-based awards to its employees is amortized using the graded method over the options' vesting period. The effect of applying SFAS 123 to the Company's reported net loss in 2002 and 2001 did not result in pro forma net loss amounts that are materially different from the historical amounts reported. Therefore, such pro forma information is not presented herein.

        The weighted-average fair value of options granted was $0 and $0.05 per share during the years ended December 31, 2002 and 2001, respectively.

6. Income Taxes

        As of December 31, 2002 and 2001, the Company had deferred tax assets of approximately $2,800,000 and $2,500,000, respectively. Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which is uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The net valuation allowance increased by approximately $300,000 and $400,000 during the years ended December 31, 2002 and 2001, respectively. Deferred tax assets primarily relate to net operating loss and tax credit carryforwards.

        As of December 31, 2002, the Company had federal net operating loss carryforwards of approximately $7,000,000. The Company also had federal research and development tax credit carryforwards of approximately $100,000. The federal net operating loss and tax credit carryforwards will expire at various dates beginning in 2011 if not utilized.

        Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

7. Tax-Deferred Savings Plan

        The Company has a tax-deferred savings plan, commonly known as a 401(k) plan, that allows all full-time employees to contribute from 1% to 25% of their pretax salary, subject to IRS limits. For the years ended December 31, 2002 and 2001, the Company made no contributions to the 401(k) plan.

8. Related-Party Transactions

        The Company recognized revenue of approximately $26,000 and $192,000 from the sale of its products to a shareholder during the years ended December 31, 2002 and 2001, respectively. As of December 31, 2002 and 2001, a total of $0 was due from this shareholder.

        In August 2001, the Company received a loan for $150,000 from a shareholder, with a stated interest rate of 8%. In November 2001, the Company made a principal payment of $75,000. In January 2002, the Company made the final principal and interest payment on the note. At December 31, 2002 and 2001, the outstanding balance on the note was $0 and $75,000, respectively.

ANNEX E

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

        The following unaudited pro forma combined financial statements give effect to the merger of NetChip Technology, Inc. ("NetChip") with and into PLX Technology, Inc ("PLX").

        The unaudited pro forma combined statements of operations for the year ended December 31, 2003 give effect to the acquisition of NetChip as if it had occurred as of the beginning of the period presented. The unuadited pro forma combined balance sheet presents the financial position of PLX at December 31, 2003 giving effect to the acquisition of NetChip as if it had occurred on such date.

        The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results.

        The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements, including the related notes thereto, of (i) PLX, included in its Form 10-K for the year ended December 31, 2003 and (ii) NetChip, which are contained elsewhere in this document.

PLX TECHNOLOGY, INC. AND NETCHIP TECHNOLOGY, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2003

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	PLX YEAR ENDED DECEMBER 31, 2003	NETCHIP YEAR ENDED DECEMBER 31, 2003	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
Net revenues	$38,038	$9,618	$—		$47,656
Cost of revenues	10,867	5,678	—		16,545

Gross profit	27,171	3,940	—		31,111

Operating expenses:
Research and development	15,048	1,818	153	A	17,019
Selling, marketing and administrative	13,114	1,206	47	A	14,367
In-process research and development	875	—	—		875
Amortization of other intangibles	931	—	1,454	B	2,385

Total operating expenses	29,968	3,024	1,654		34,646

Income (loss) from operations	(2,797)	916	(1,654)		(3,535)
Interest income (expense) and other, net	567	(5)	—		562

Income (loss) before provision for income taxes	(2,230)	911	(1,654)		(2,973)
Provision (benefit) for income taxes	29	18			47

Net income (loss)	$(2,259)	$893	$(1,654)		$(3,020)

Basic and diluted net loss per share	$(0.10)				$(0.12)

Shares used to compute basic and diluted per share amounts	22,755				24,662

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

PLX TECHNOLOGY, INC. AND NETCHIP TECHNOLOGY, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
DECEMBER 31, 2003

(IN THOUSANDS)

	PLX DECEMBER 31, 2003	NETCHIP DECEMBER 31, 2003	COMBINED PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
ASSETS
Current assets:
Cash and cash equivalents	$10,955	$993	$—		$11,948
Short term investments	10,052	—	—		10,052
Accounts receivable, net	4,998	2,461	—		7,459
Inventories	1,893	548	—		2,441
Other current assets	1,730	49	—		1,779

Total current assets	29,628	4,051	—		33,679
Property and equipment, net	31,068	122	—		31,190
Other assets	330	—	—		330
Long term investments	2,049	—	—		2,049
Goodwill	15,998	—	12,081	C	28,079
Other intangible assets	2,730	—	6,157	D	8,887

Total assets	$81,803	$4,173	$18,238		$104,214

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,768	$1,275	$350	E	$3,393
Accrued compensation and benefits	1,427	—	—		1,427
Deferred revenue	991	—	—		991
Accrued commissions	368	—	—		368
Other accrued expenses	1,228	913	—		2,141

Total current liabilities	5,782	2,188	350		8,320
Stockholders' equity:
Convertible preferred stock	—	8,889	(8,889)	F	—
Common stock	24	—	2	G	26
Additional paid-in capital	84,508	60	21,292	H	105,860
Deferred compensation	(44)	—	(556)	I	(600)
Notes receivable from stockholders	(70)	—	—		(70)
Accumulated other comprehensive loss	(49)	—	—		(49)
Retained deficit	(8,348)	(6,964)	6,039	J	(9,273)

Total stockholders' equity	76,021	1,985	17,888		95,894

Total liabilities and stockholders' equity	$81,803	$4,173	$18,238		$104,214

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

PLX TECHNOLOGY, INC. AND NETCHIP TECHNOLOGY, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

        The unaudited pro forma combined statement of operations for the year ended December 31, 2003, assumes the business combination took place as of the beginning of the period presented. The unaudited pro forma combined balance sheet presents the financial position of PLX Technology, Inc. (PLX) at December 31, 2003 giving effect to the acquisition of NetChip Technology, Inc. (NetChip) as if it had occurred on such date.

        On a combined basis, there were no material transactions between NetChip and PLX during the periods presented. There are no material differences between the accounting policies of NetChip and PLX. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had NetChip and PLX filed consolidated income tax returns during the periods presented.

NOTE 2. ACQUISITION ACCOUNTING

        On March 8, 2004, PLX announced a definitive agreement to acquire NetChip. Had the acquisition occurred on December 31, 2003, the pro forma purchase price of NetChip is summarized below (in thousands):

Fair value of common stock issued	$20,060
Fair value of options assumed	738
Acquisition costs	350

Pro forma purchase price	$21,148

        PLX accounted for the acquisition of NetChip using the purchase method of accounting. The allocation of PLX's purchase price to the net tangible assets and identifiable intangible assets acquired and liabilities assumed was based on an independent appraisal and estimate of fair value. Had the acquisition occurred on December 31, 2003, the allocation of PLX's pro forma purchase price to net tangible assets and identifiable assets acquired is summarized below (in thousands):

Net tangible assets	$1,985
In-process technology	925
Goodwill and other intangible assets:
Goodwill	12,081
Developed/Core Technology	3,592
Customer Base	2,565

18,238

Pro forma net assets acquired	$21,148

        The allocation of purchase price is subject to change pending completion of the final analysis of the total purchase price and fair value of the assets acquired and the liabilities assumed.

NOTE 3. PRO FORMA NET LOSS PER SHARE

        Basic and diluted pro forma net loss per share for the periods presented was calculated based on the issuance of 1,907,186 shares of PLX's common stock in exchange for the capital stock of NetChip. The basic and diluted net loss per share for the pro forma combined year ending December 31, 2003 did not include common stock equivalents from the PLX and NetChip option plans because they were antidilutive.

NOTE 4. PRO FORMA ADJUSTMENTS

        The unaudited pro forma adjustments to the combined statement of operations give effect to the acquisition of NetChip as if it had occurred as of the beginning of the period presented. The unaudited pro forma adjustments to the combined balance sheet give effect to the acquisition of NetChip as if it had occurred on December 31, 2003.

(A)
To record amortization of deferred stock compensation expense on unvested options assumed in connection with the acquisition of NetChip.

(B)
To record amortization of other intangible assets related to the acquisition of NetChip.

(C)
To record goodwill in connection with the acquisition of NetChip.

(D)
To record developed/core technology of $3.6M and customer base of $2.6M in connection with the acquisition of NetChip.

(E)
To record unaccrued acquisition costs of $0.4M in connection with the acquisition transaction.

(F)
To eliminate NetChip's convertible preferred stock.

(G)
To record the par value of 1,907,186 shares of PLX to be issued in connection with the acquisition of NetChip.

(H)
To record the additional paid in capital from the issuance of PLX shares and assumption of NetChip's options ($21.4M) offset by the elimination in NetChip's additional paid in capital balance ($60k).

(I)
To record deferred compensation on the unvested options assumed by PLX in connection with the acquisition of NetChip.

(J)
To (1) eliminate NetChip's retained deficit balance of $7.0M, and (2) record the in-process research and development charge of $0.9M in connection with the acquisition of NetChip.

ANNEX F

PLX TECHNOLOGY, INC. 1999 STOCK INCENTIVE PLAN

AMENDED ON MAY 24, 2000
AMENDED ON MAY 22, 2001
AMENDED ON MAY 22, 2002
AMENDED ON                        , 2004

PLX TECHNOLOGY, INC.

1999 STOCK INCENTIVE PLAN

        1.     Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

        2.     Definitions. As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of the Committees appointed to administer the Plan.

          (b)   "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          (c)   "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

          (d)   "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

          (e)   "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

          (f)    "Board" means the Board of Directors of the Company.

          (g)   "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Grantee's Continuous Service pursuant to (i) or (ii) above, the Administrator shall provide the Grantee with notice of the Company's or such Related Entity's intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company's or such Related Entity's satisfaction. During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

          (h)   "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

            (i)    the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

            (ii)   a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

          (i)    "Code" means the Internal Revenue Code of 1986, as amended.

          (j)    "Committee" means any committee appointed by the Board to administer the Plan.

          (k)   "Common Stock" means the common stock of the Company.

          (l)    "Company" means PLX Technology, Inc., a Delaware corporation.

          (m)  "Consultant" means any person (other than an Employee or, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

          (n)   "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

          (o)   "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

          (p)   "Corporate Transaction" means any of the following transactions:

            (i)    a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

            (ii)   the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

            (iii)  any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

            (iv)  an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

          (q)   "Director" means a member of the Board or the board of directors of any Related Entity.

          (r)   "Disability" means that a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.

          (s)   "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

          (t)    "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

          (u)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (v)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i)    Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (ii)   In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

          (w)  "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

          (x)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (y)   "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (z)   "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (aa) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

          (bb) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (cc) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

          (dd) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

          (ee) "Plan" means this 1999 Stock Incentive Plan.

          (ff)  "Registration Date" means the first to occur of (i) the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by, on or prior to the date of consummation of such Corporate Transaction, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          (gg) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

          (hh) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

          (ii)   "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

          (jj)   "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

          (kk) "Share" means a share of the Common Stock.

          (ll)   "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (mm) "Related Entity Disposition" means the sale, distribution or other disposition by the Company of all or substantially all of the Company's interests in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity.

        3.     Stock Subject to the Plan.

          (a)   Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 5,000,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

          (b)   Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

        4.     Administration of the Plan.

          (a)   Plan Administrator.

            (i)    Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

            (ii)   Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

            (iii)  Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

          (b)   Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

            (i)    to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

            (ii)   to determine whether and to what extent Awards are granted hereunder;

            (iii)  to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

            (iv)  to approve forms of Award Agreements for use under the Plan;

            (v)   to determine the terms and conditions of any Award granted hereunder;

            (vi)  to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

            (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

            (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

            (ix)  to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

          (c)   Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

        5.     Eligibility.Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

        6.     Terms and Conditions of Awards.

          (a)   Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

          (b)   Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

          (c)   Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

          (d)   Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

          (e)   Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

          (f)    Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

          (g)   Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

          (h)   Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

          (i)    Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

          (j)    Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

          (k)   Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

        7.     Award Exercise or Purchase Price, Consideration, Taxes and Reload Options.

          (a)   Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

            (i)    In the case of an Incentive Stock Option:

              (A)  granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

              (B)  granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

            (ii)   In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

            (iii)  In the case of other Awards, such price as is determined by the Administrator.

            (iv)  Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

          (b)   Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

            (i)    cash;

            (ii)   check;

            (iii)  delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

            (iv)  surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

            (v)   with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

            (vi)  any combination of the foregoing methods of payment.

          (c)   Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

          (d)   Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

        8.     Exercise of Award.

          (a)   Procedure for Exercise; Rights as a Stockholder.

            (i)    Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

            (ii)   An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

          (b)   Exercise of Award Following Termination of Continuous Service.

            (i)    An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

            (ii)   Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

            (iii)  Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

          (c)   Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

        9.     Conditions Upon Issuance of Shares.

          (a)   Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

        10.   Adjustments Upon Changes in Capitalization.Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

        11.   Corporate Transactions/Changes in Control/Related Entity Dispositions.Except as may be provided in an Award Agreement:

          (a)   Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate if they are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

          (b)   Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall terminate and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall be not to deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its parent.

        12.   Effective Date and Term of Plan.The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 16, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

        13.   Amendment, Suspension or Termination of the Plan.

          (a)   The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)   No Award may be granted during any suspension of the Plan or after termination of the Plan.

          (c)   Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

        14.   Reservation of Shares.

          (a)   The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          (b)   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        15.   No Effect on Terms of Employment/Consulting Relationship.The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

        16.   No Effect on Retirement and Other Benefit Plans.Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement-Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        17.   Stockholder Approval.The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

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PLX TECHNOLOGY, INC. Notice of Annual Meeting of Stockholders To Be Held on , 2004
TABLE OF CONTENTS
PROXY STATEMENT
SUMMARY OF THE ACQUISITION
A WARNING ABOUT FORWARD-LOOKING INFORMATION
GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE AND DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL NO. 3: APPROVAL OF THE ISSUANCE OF COMMON STOCK IN THE NETCHIP TECHNOLOGY, INC. ACQUISITION
MATERIAL TERMS OF THE MERGER
SELECTED FINANCIAL DATA
HISTORICAL AND PRO FORMA PER SHARE DATA
SUPPLEMENTARY FINANCIAL INFORMATION FOR NETCHIP
INFORMATION ABOUT NETCHIP
PROPOSAL NO. 4: APPROVAL OF AN AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN
PROPOSAL NO. 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
CODE OF ETHICS
STOCKHOLDER PROPOSALS
FORM 10-K ANNUAL REPORT
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
OTHER MATTERS
  ANNEX A
AGREEMENT AND PLAN OF REORGANIZATION
RECITALS
  ANNEX B
AUDIT COMMITTEE CHARTER OF PLX TECHNOLOGY, INC.
  ANNEX C
REPORT OF INDEPENDENT AUDITORS
NetChip Technology, Inc. Balance Sheets (In thousands, except share data)
NetChip Technology, Inc. Statements of Operations (In thousands)
NetChip Technology, Inc. Statements of Shareholders' Equity (In thousands, except share data)
NetChip Technology, Inc. Statements of Cash Flows (In thousands)
NetChip Technology, Inc. Notes to Financial Statements December 31, 2003
  ANNEX D
Report of Independent Auditors
NetChip Technology, Inc. Balance Sheets (In thousands, except share and per share data)
NetChip Technology, Inc. Statements of Operations (In thousands)
NetChip Technology, Inc. Statements of Shareholders' Equity (In thousands, except share data)
NetChip Technology, Inc. Statements of Cash Flows (In thousands)
NetChip Technology, Inc. Notes to Financial Statements December 31, 2002
  ANNEX E
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
PLX TECHNOLOGY, INC. AND NETCHIP TECHNOLOGY, INC. UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2003 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
PLX TECHNOLOGY, INC. AND NETCHIP TECHNOLOGY, INC. UNAUDITED PRO FORMA COMBINED BALANCE SHEETS DECEMBER 31, 2003 (IN THOUSANDS)
PLX TECHNOLOGY, INC. AND NETCHIP TECHNOLOGY, INC. NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
  ANNEX F